Exhibit 10.1

Execution Version

SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
AND
FIRST AMENDMENT TO GUARANTY AND COLLATERAL AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND FIRST AMENDMENT TO GUARANTY AND COLLATERAL AGREEMENT (this “Second Amendment”), dated as of April 17, 2018 (the “Second Amendment Effective Date”), is by and among WPX ENERGY, INC., a Delaware corporation (the “Borrower”), each of the guarantors signatory hereto (the “Guarantors”; and together with the Borrower, the “Loan Parties”), the lenders party hereto (including the New Lenders (as defined below), the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”), the Swingline Lender and each of the Issuing Banks party hereto.

Recitals

WHEREAS, the Borrower, the Lenders, and the Administrative Agent entered into that certain Second Amended and Restated Credit Agreement, dated as of March 18, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested that The Toronto-Dominion Bank, New York Branch, ABN AMRO Capital USA LLC, Capital One, National Association, Canadian Imperial Bank of Commerce, New York Branch, ING Capital LLC, PNC Bank, National Association and SunTrust Bank (each, a “New Lender” and, collectively, the “New Lenders”), become Lenders under the Credit Agreement with a Maximum Credit Amount and an Elected Commitment in the amount as shown on Schedule 2.01 to the Credit Agreement (as amended hereby);

WHEREAS, the Lenders have agreed to redetermine and increase the Borrowing Base from $1,500,000,000 to $1,800,000,000 effective as of the Second Amendment Effective Date;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement and the Guaranty and Collateral Agreement as set forth herein; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders are willing to amend the Credit Agreement and the Guaranty and Collateral Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
Definitions

Each capitalized term used in this Second Amendment and not defined herein shall have the meaning assigned to such term in the Credit Agreement, as amended hereby (the “Amended Credit Agreement”).  Unless otherwise indicated, all section references in this Second Amendment refer to sections of the Credit Agreement.

ARTICLE II
Amendments to Credit Agreement

In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction of the conditions precedent set forth in Article V hereof, as of the Second Amendment Effective Date, the Credit Agreement is amended as follows:

Section 2.01                Amendments to Credit Agreement.  The Credit Agreement (other than the signature pages, Exhibits and Schedules thereto) is hereby amended in its entirety to read as set forth in the attached Annex A.

Section 2.02                Replacement of Schedule 2.01 to the Credit Agreement.  Schedule 2.01 to the Credit Agreement is hereby replaced in its entirety with Schedule 2.01 attached hereto and Schedule 2.01 attached hereto shall be deemed to be attached as Schedule 2.01 to the Credit Agreement.  After giving effect to this Second Amendment, the amendments to the Credit Agreement set forth in Article II hereof and any Borrowings made on the Second Amendment Effective Date, (a) each Lender (other than the Exiting Lenders (as defined below)) who holds Loans in an aggregate amount less than its Applicable Percentage of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage and (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Credit Exposure applicable to each Lender equals its Applicable Percentage of the aggregate Credit Exposure of all Lenders.  Each Lender agrees to waive, on a one-time basis, any break funding payments owing to it, if any, as required under Section 2.17 of the Credit Agreement on the Second Amendment Effective Date as a result of the reallocation of Loans and other adjustments contemplated by this Section 2.02.

Section 2.03                New Credit Agreement Schedules.  The Credit Agreement is hereby amended by (a) inserting Schedule 6.01 attached hereto immediately after Schedule 5.14 of the Credit Agreement as new Schedule 6.01 to the Credit Agreement and (b) inserting Schedule 6.09 attached hereto immediately after Schedule 6.05 of the Credit Agreement as new Schedule 6.09 to the Credit Agreement.

Section 2.04                Amendment of Credit Agreement Exhibits.  The Credit Agreement is hereby amended by amending and restating Exhibits D and E to the Credit Agreement as Exhibit D and E attached hereto.

ARTICLE III
Amendments to Guaranty and Collateral Agreement

In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction of the conditions precedent set forth in Article V hereof, as of the Second Amendment Effective Date, the Guaranty and Collateral Agreement is amended as follows:

Section 3.01                Section 1.01 of the Guaranty and Collateral Agreement.

(a)                               Clause (a) of Section 1.01 of the Guaranty and Collateral Agreement is hereby amended and restated in its entirety to read in full as follows:

“(a)                        Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms as well as other terms defined in the UCC that are not otherwise defined herein or in the Credit Agreement are used herein as so defined:  Accounts, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Securities Accounts, Supporting Obligations, and Tangible Chattel Paper.”

(b)                              The definition of “Grantors” is hereby amended and restated in its entirety to read in full as follows:

““Grantors” shall mean, collectively, (a) the Borrower and (b) each Subsidiary that is a party hereto or becomes a party hereto in accordance with Section 10.13.”

Section 3.02                Section 3.01(a) of the Guaranty and Collateral Agreement.  Clause (iv) of Section 3.01(a) of the Guaranty and Collateral Agreement is hereby amended and restated in its entirety to read in full as follows:

“(iv)                   all Commodity Accounts, Deposit Accounts and Securities Accounts;”

Section 3.03                Amendment to Section 5.03 of the Guaranty and Collateral Agreement.  Section 5.03 of the Guaranty and Collateral Agreement is hereby amended by replacing the reference to “On the date hereof” therein with “As of the Second Amendment Effective Date”.

Section 3.04                Amendment of Guaranty and Collateral Agreement Schedule.  The Guaranty and Collateral Agreement is hereby amended by amending and restating Schedule 3 to the Guaranty and Collateral Agreement as Schedule 3 attached hereto.

ARTICLE IV
Borrowing Base Redetermination, Elected Commitments and New Lenders

Section 4.01                Borrowing Base Redetermination.  In reliance on the covenants and agreements contained in this Second Amendment, and subject to the satisfaction of the conditions precedent set forth in Article V hereof, the Administrative Agent and the Lenders (including the New Lenders) hereby agree that the Borrowing Base shall be, effective as of the Second Amendment Effective Date, increased from $1,500,000,000 to $1,800,000,000, and the Borrowing Base shall remain at $1,800,000,000 until the next Scheduled Redetermination, Interim Redetermination or other adjustment of the Borrowing Base thereafter, whichever occurs first pursuant to the terms of the Credit Agreement.  The Borrower and the Lenders acknowledge that the redetermination of the Borrowing Base provided for in this Section 4.01 shall constitute the Scheduled Redetermination scheduled for on or about April 1, 2018 for purposes of Section 2.10(c) of the Credit Agreement.  The Borrower hereby designates that the Aggregate Elected Commitments as of the Second Amendment Effective Date are $1,500,000,000.

Section 4.02                New Lenders.  Each New Lender hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Amended Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Amended Credit Agreement, to the same extent as if such New Lender were an original signatory thereto.  Each New Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto.  Each New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Second Amendment, to consummate the transactions contemplated hereby and to become a party to, and a Lender under, the Amended Credit Agreement, (b) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Second Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (c) from and after the Second Amendment Effective Date, it shall be a party to and be bound by the provisions of the Amended Credit Agreement and the other Loan Documents and have the rights and obligations of a Lender thereunder.

ARTICLE V
Conditions Precedent

The amendments set forth in Article II and Article III of this Second Amendment and the Borrowing Base increase set forth in Section 4.01 shall each become effective when all of the following conditions precedent shall have been satisfied (or waived in accordance with Section 9.03 of the Credit Agreement):

Section 5.01                Counterparts.  The Administrative Agent shall have received from the Borrower, each of the Guarantors, each of the Lenders (including the New Lenders) and each of the Exiting Lenders counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment signed on behalf of such Persons.

Section 5.02                Fees.  The Administrative Agent shall have received from the Borrower in immediately available funds (a) all fees and amounts due and payable on or prior to the Second Amendment Effective Date and (b) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

Section 5.03                Notes.  The Administrative Agent shall have received duly executed Notes (or any amendment and restatement thereof, as the case may be) payable to each Lender (including the New Lenders) requesting a Note (or amendment and restatement thereof, as the case may be) in a principal amount equal to its Maximum Credit Amount as of the date hereof.

Section 5.04                Officer’s Certificates.  The Administrative Agent shall have received a certificate of a Responsible Officer of each of the Loan Parties, dated as of the Second Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, certifying: (a) that attached to such certificate are (i) a true and complete copy of the certificate of incorporation or formation and the bylaws, limited liability company agreement or other organizational document of each Loan Party, as in full force and effect on the Second Amendment Effective Date (or, as applicable, certifying that there have been no changes to such documents from the versions delivered to the Administrative Agent on March 18, 2016), and (ii) a true and complete copy of a certificate or certificates from the appropriate Governmental Authority of the jurisdiction of incorporation or formation, as applicable, of each Loan Party, as available from such Governmental Authority, certifying that such Loan Party is validly existing and/or in good standing in such jurisdiction, dated as of a recent date prior to the Second Amendment Effective Date; (b) that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of each Loan Party authorizing the transactions contemplated by the Loan Documents and the execution, delivery and performance of each Loan Document (including this Second Amendment) to which such Loan Party is a party; and (c) as to the incumbency and specimen signature of each officer and/or authorized signatory of the Loan Parties executing any Loan Document on the Second Amendment Effective Date (or, as applicable, certifying that there have been no changes to the officer and/or authorized signatory names and titles from the versions delivered to the Administrative Agent on March 18, 2016).

Section 5.05                Legal Opinion.  The Administrative Agent shall have received an opinion of Weil, Gotshal & Manages LLP, in its capacity as special counsel to the Loan Parties in form and substance reasonably satisfactory to Administrative Agent.

Section 5.06                Other Documents.  The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

ARTICLE VI
Ratification; Representations and Warranties

Section 6.01                Ratification and Affirmation.  Each Loan Party does hereby adopt, ratify and confirm the Credit Agreement and the other Loan Documents, as amended hereby, and its obligations thereunder.  Each Loan Party hereby (a) confirms and ratifies all of its obligations under the Loan Documents to which it is a party, including its obligations and the Liens granted by it under the Collateral Documents to which it is a party and (b) confirms that all references in such Loan Documents to the “Credit Agreement” (or words of similar import) refer to the Amended Credit Agreement without impairing any such obligations or Liens in any respect.

Section 6.02                Grant of Security Interest.  Each Loan Party hereby pledges, assigns and transfers to the Administrative Agent, and grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all deposit accounts, commodity accounts and securities accounts, whether now owned or at any time hereafter acquired by such Loan Party or in which such Loan Party now has or at any time in the future may acquire any right, tile or interest and whether now existing or hereafter coming into existence, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the General Secured Obligations.

Section 6.03                Representations and Warranties.  Each Loan Party hereby represents and warrants to the Administrative Agent and each Lender that:

(a)                               As of the date hereof, after giving effect to the terms of this Second Amendment, all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except that any such representations and warranties that are modified by materiality shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date (except that any such representations and warranties that are modified by materiality shall be true and correct in all respects as of such specified earlier date).

(b)                              As of the date hereof, after giving effect to this Second Amendment, no Default has occurred and is continuing.

(c)                               The execution, delivery and performance by it of this Second Amendment and any other Loan Documents executed in connection herewith are within such Loan Party’s corporate powers and have been duly authorized by all corporate action.  This Second Amendment has been duly executed and delivered by the Loan Parties and constitutes a legal, valid and binding obligation of each of the Loan Parties, enforceable against the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)                             No material authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by any Loan Party of this Second Amendment and any other Loan Document to which it is a party, or the consummation of the transactions contemplated hereby or thereby.  The execution, delivery and performance by each Loan Party of this Second Amendment and any other Loan Documents to which it is shown as being a party (to the extent not released in accordance with its terms and/or the terms of the Credit Agreement) and the consummation of the transaction contemplated thereby do not contravene (i) such Loan Party’s organizational documents or (ii) any law or any restriction under any material agreement binding on or affecting such Loan Party and will not result in or require the creation or imposition of any Lien prohibited by the Amended Credit Agreement.

(e)                               As of the Second Amendment Effective Date, (i) Schedule 3 attached hereto sets forth each Subsidiary of the Borrower that is a Guarantor and (ii) there are no Excluded Subsidiaries or Non-Recourse Subsidiaries except WPX Energy Services Company, LLC, a Delaware limited liability company, Stateline Gathering, LLC, an Oklahoma limited liability company, Stateline Water, LLC, an Oklahoma limited liability company, WPX Permian Midstream Crude Holdings, LLC, a Delaware limited liability company, WPX Permian Midstream Residue Holdings, LLC, a Delaware limited liability company, WPX Permian Midstream Holdings, LLC, a Delaware limited liability company, Cardinal Oil & Gas Holdings, LLC, a Delaware limited liability company, and WPX Energy International Oil & Gas (Venezuela), Ltd., a Cayman limited company.

(f)                                As of the Second Amendment Effective Date, Schedule 6.03(f) of this Second Amendment lists all of the Loan Parties’ deposit accounts, commodity accounts and securities accounts, and any Excluded Accounts as of the Second Amendment Effective Date are identified as such on Schedule 6.03(f).

ARTICLE VII
Mortgage Covenant

Section 7.01                Mortgages.  Within 60 days (or such later date as the Administrative Agent shall agree), the Administrative Agent shall have received duly executed counterparts from the applicable Loan Parties of any necessary (as reasonably determined by the Borrower and the Administrative Agent) amendments to the Mortgages to reflect, among other things, the extension of the Maturity Date effectuated pursuant to this Second Amendment in form and substance reasonably satisfactory to Administrative Agent.

ARTICLE VIII
Miscellaneous

Section 8.01                Credit Agreement in Full Force and Effect as Amended.  Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect.  Each of the Loan Parties hereby agrees that its liabilities under the Credit Agreement and the other Loan Documents, in each case as amended hereby, to which it is a party, shall remain enforceable against such Loan Party in accordance with the terms thereof and shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Second Amendment, and each Loan Party hereby confirms and ratifies its liabilities under the Loan Documents (as so amended) to which it is a party in all respects.  Except as expressly set forth herein, this Second Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of the Administrative Agent or Lenders, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This Second Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Administrative Agent and/or Lenders whether under the Credit Agreement, the other Loan Documents, at law or otherwise.  The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this Second Amendment, as though such terms and conditions were set forth herein.  Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended and modified by this Second Amendment, and each reference herein or in any other Loan Documents to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Second Amendment.

Section 8.02                GOVERNING LAW.  THIS SECOND AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 8.03                Descriptive Headings, Etc.  The descriptive headings of the sections of this Second Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.  The statements made and the terms defined in the recitals to this Second Amendment are hereby incorporated into this Second Amendment in their entirety.

Section 8.04                Payment of Fees and Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Second Amendment, the other Loan Documents and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent with respect thereto, in accordance with Section 9.04 of the Credit Agreement.  The agreement set forth in this Section 8.04 shall survive the termination of this Second Amendment and the Credit Agreement.

Section 8.05                Entire Agreement.  This Second Amendment, the Credit Agreement and the other documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof.  This Second Amendment is a Loan Document executed under the Credit Agreement.

Section 8.06                Counterparts.  This Second Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.  Delivery of an executed counterpart of the signature page of this Second Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

Section 8.07                Successors.  The execution and delivery of this Second Amendment by any Lender shall be binding upon each of its successors and assigns.

Section 8.08                Exiting Lender Consents.  By its execution of this Second Amendment, Toronto Dominion (Texas) LLC  and BNP Paribas (each, an “Exiting Lender”, and collectively, the “Exiting Lenders”) each hereby (a) consents to this Second Amendment in its capacity as a Lender under the Credit Agreement solely for purposes of Section 9.03 of the Credit Agreement, and (b) acknowledges and agrees to Section 2.02 of this Second Amendment.  Each of the parties hereto hereby agrees and confirms that after giving effect to Section 2.02 of this Second Amendment, each Exiting Lender’s Commitment shall be $0.00, each Exiting Lender’s Commitments to lend, all other obligations of such Exiting Lender under the Credit Agreement shall be terminated, and each Exiting Lender shall cease to be a Lender for all purposes under the Loan Documents.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers as of the date first written above.

WPX ENERGY, INC.,
as Borrower and Guarantor

By:	/s/ Todd N. Scruggs
Name:	Todd N. Scruggs
Title:	Vice President and Treasurer

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

BETTERIT LAND & TITLE HOLDING COMPANY, LLC
WPX ENERGY PERMIAN, LLC
WPX ENERGY HOLDINGS, LLC
WPX ENERGY KEYSTONE, LLC
WPX ENERGY MARKETING, LLC
WPX ENERGY MID-CONTINENT COMPANY
WPX ENERGY PRODUCTION, LLC
WPX ENERGY RM COMPANY
WPX ENERGY WILLISTON, LLC,
as Guarantors

By:	/s/ Todd N. Scruggs
Name:	Todd N. Scruggs
Title:	Vice President and Treasurer

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

WPX ENERGY GULF COAST, LP,
as Guarantor

By:	WPX Energy Production, LLC,
its general partner

	By:	/s/ Todd N. Scruggs
	Name:	Todd N. Scruggs
	Title:	Vice President and Treasurer

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, an Issuing Bank, Swingline Lender and a Lender

By:	/s/ Matthew W. Coleman
Name:	Matthew W. Coleman
Title:	Director

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

JPMORGAN CHASE BANK, N.A.,
as an Issuing Bank and a Lender

By:	/s/ Greg Determann
Name:	Greg Determann
Title:	Authorized Officer

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

CITIBANK, N.A.,
as an Issuing Bank and a Lender

By:	/s/ Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

MUFG Bank, Ltd. (f.k.a. The Bank of Tokyo-Mitsubishi UFJ, Ltd.),
as a Lender

By:	/s/ Mark Oberreuter
Name:	Mark Oberreuter
Title:	Director

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Kristan Spivey
Name:	Kristan Spivey
Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
as a New Lender

By:	/s/ Katerine Hawara
Name:	Katherine Hawara
Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

COMPASS BANK,
as a Lender

By:	/s/ Mark H. Wolf
Name:	Mark H. Wolf
Title:	Senior Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as an Issuing Bank and a Lender

By:	/s/ Dixon Schultz
Name:	Dixon Schultz
Title:	Managing Director

By:	/s/ Michael D. Willis
Name:	Michael D. Willis
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH,
as an Issuing Bank and a Lender

By:	/s/ Joe Lattanzi
Name:	Joe Lattanzi
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Bruce E. Hernandez
Name:	Bruce E. Hernandez
Title:	Senior Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ James Giordano
Name:	James Giordano
Title:	Senior Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Doreen Barr
Name:	Doreen Bar
Title:	Authorized Signatory

By:	/s/ Andrew Griffin
Name:	Andrew Griffin
Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

BOKF, N.A. DBA BANK OF OKLAHOMA,
as a Lender

By:	/s/ J. Nick Cooper
Name:	J. Nick Cooper
Title:	Senior Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

ABN AMRO CAPITAL USA LLC,
as a New Lender

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ Scott Myatt
Name:	Scott Myatt
Title:	Executive Director

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

CAPITAL ONE, NATIONAL ASSOCIATION,
as a New Lender

By:	/s/ Lyle Levy Jr.
Name:	Lyle Levy Jr.
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as a New Lender

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

ING CAPITAL LLC,
as a New Lender

By:	/s/ Scott Lamoreaux
Name:	Scott Lamoreaux
Title:	Director

By:	/s/ Charles Hall
Name:	Charles Hall
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

PNC BANK NATIONAL ASSOCIATION,
as a New Lender

By:	/s/ Jonathan Luchansky
Name:	Jonathan Luchansky
Title:	Director

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

SUNTRUST BANK,
as a New Lender

By:	/s/ Nick Rolf
Name:	Nick Rolf
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

TORONTO DOMINION (TEXAS) LLC,
as an Exiting Lender

By:	/s/ Katherine Hawara
Name:	Katherine Hawara
Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

BNP PARIBAS,
as an Exiting Lender

By:	/s/ Joseph Onischuk
Name:	Joseph Onischuk
Title:	Managing Director

By:	/s/ Mark Renaud
Name:	Mark Renaud
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WPX ENERGY, INC.

ANNEX A

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A TO SECOND AMENDMENT

[Attached]

ANNEX A

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

March 18, 2016

among

WPX ENERGY, INC.,

as Borrower

The Lenders and Issuing Banks Party Hereto and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Swingline Lender

WELLS FARGO SECURITIES, LLC,
JPMORGAN CHASE BANK, N.A.,
BANK OF AMERICA, N.A.,
BARCLAYS BANK PLC,
CITIBANK GLOBAL MARKETS, INC.,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
RBC CAPITAL MARKETS,
and
THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
as Joint Lead Arrangers and Joint Book Managers

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent

BANK OF AMERICA, N.A.,
BARCLAYS BANK PLC,
CITIBANK, N.A.,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
ROYAL BANK OF CANADA,
and
THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
as Documentation Agents

Senior Revolving Credit Facility

i

SCHEDULES:

Schedule 1.01	-	Other Permitted Liens
Schedule 2.01	-	Elected Commitments, Letter of Credit Commitment and Maximum Credit Amount; Issuing Bank Contact Information for Notice
Schedule 5.14	-	Post-Closing Matters
Schedule 6.01	-	Existing Indebtedness
Schedule 6.05	-	Restrictive Agreements
Schedule 6.09	-	Investments, Loans, Advances and Guarantees

EXHIBITS:
Exhibit A	-	Form of Assignment and Acceptance
Exhibit B	-	Form of Borrowing Request
Exhibit C	-	Form of Interest Election Request
Exhibit D	-	Form of Compliance Certificate
Exhibit E	-	Form of Note
Exhibit F-1 – F-4	-	Form of Tax Compliance Certificates
Exhibit G	-	Form of Guaranty and Collateral Agreement

v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amended and Restated Credit Agreement, dated as of March 18, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), is among WPX ENERGY, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto, and WELLS FARGO BANK, National Association, as Administrative Agent and Swingline Lender.

A.                                The Borrower, the lenders party thereto (the “Existing Lenders”), the Swingline Lender and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of October 28, 2014 (the “Existing Credit Agreement Closing Date”), as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of July 16, 2015 (as further amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, the “Existing Credit Agreement”).

B.                                 The Borrower, the Lenders, the Swingline Lender, the Issuing Banks and the Administrative Agent desire to amend and restate the Existing Credit Agreement in its entirety.

In consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, the Administrative Agent, the Swingline Lender and the Lenders do hereby (a) agree that the Existing Credit Agreement is amended and restated (but not substituted or extinguished) in its entirety as set forth herein, and (b) further agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01               Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2011 Indenture” means that certain Indenture dated as of November 14, 2011, between the Borrower, and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2014 Indenture” means that certain Indenture dated as of September 8, 2014, among the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee (as supplemented by the First Supplemental Indenture dated as of September 8, 2014 and the Second Supplemental Indenture dated as of July 22, 2015).

“2020, 2023 and 2024 Senior Notes Documents” means, collectively, the 2014 Indenture, senior unsecured notes, all guarantees of any such notes, and all other agreements, documents or instruments executed and delivered by the Borrower in connection with, or pursuant to, the issuance of the 2020 Senior Notes, the 2023 Senior Notes and the 2024 Senior Notes.

“2020 Senior Notes” means Indebtedness of the Borrower resulting from the issuance by the Borrower of those certain 7.50% senior unsecured notes due August 1, 2020 in the original aggregate principal amount of $500,000,000,  which Indebtedness is evidenced and governed by the 2020 and 2024 Senior Notes Documents.

“2022 Senior Notes” means Indebtedness of the Borrower resulting from the issuance by the Borrower of those certain 6.00% senior unsecured notes due January 15, 2022 in an aggregate principal amount of $1,100,000,000, which Indebtedness is evidenced and governed by the 2022 Senior Notes Documents.

“2022 Senior Notes Documents” means, collectively, the 2011 Indenture, senior unsecured notes, all guarantees of any such notes, and all other agreements, documents or instruments executed and delivered by the Borrower in connection with, or pursuant to, the issuance of the 2022 Senior Notes.

“2023 Senior Notes” means Indebtedness of the Borrower resulting from the issuance by the Borrower of those certain 8.25% senior unsecured notes due August 1, 2023 in an aggregate principal amount of $500,000,000, which Indebtedness is evidenced and governed by the 2020, 2023 and 2024 Senior Notes Documents.

“2024 Senior Notes” means Indebtedness of the Borrower resulting from the issuance by the Borrower of those certain 5.25% senior unsecured notes due September 15, 2024 in an aggregate principal amount of $500,000,000, which Indebtedness is evidenced and governed by the 2020, 2023 and 2024 Senior Notes Documents.

“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or Loans, in the case of a Borrowing, which bear interest at a rate determined by reference to the Alternate Base Rate.

“Account Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, which grants the Administrative Agent “control” as defined in the Uniform Commercial Code in effect in the applicable jurisdiction over any deposit account, securities account or commodity account (other than, for the avoidance of doubt, any Excluded Account) maintained by any Loan Party, in each case, among the Administrative Agent, the applicable Loan Party and the applicable financial institution at which such deposit account, securities account or commodity account is maintained.

“Added L/C Effective Date” has the meaning set forth in Section 2.06(m).

“Added L/C Representations” means representations and warranties made in letter of credit applications with respect to Added Letters of Credit that are in addition to or inconsistent with the representations contained in Article III.

“Added Letter of Credit” has the meaning set forth in Section 2.06(m).

“Administrative Agent” means Wells Fargo Bank, National Association in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent’s Group” has the meaning specified in Section 8.02(b).

“Aggregate Commitments” means, at any time, the amount equal to the sum of all of the Lenders’ Commitments.

“Aggregate Elected Commitments” means, at any time, the amount equal to the sum of the Lenders’ Elected Commitments, as the same may be increased from time to time pursuant to Section 2.01 or reduced or terminated from time to time pursuant to Section 2.09.  As of the Second Amendment Effective Date, the Aggregate Elected Commitments are $1,500,000,000.

“Aggregate Maximum Credit Amounts” means, at any time, the amount equal to the sum of the Lenders’ Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.09.  The Aggregate Maximum Credit Amounts of the Lenders on the Second Amendment Effective Date is $3,000,000,000.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the LIBO Rate for a one month Interest Period that begins on such day (and if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Anti-Corruption Laws” means all laws, rules and regulations applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, enacted or promulgated by any Governmental Authority having jurisdiction over Borrower or its Subsidiaries, including the FCPA.

“Annualized Consolidated EBITDAX” means, for the purposes of calculating the financial ratios set forth in Section 6.08(c) and Section 6.08(d) for each of the Rolling Periods ending on or prior to September 30, 2018, the product of (i) Consolidated EBITDAX for such Rolling Period multiplied by (ii) the factor for such Rolling Period set forth in the table below:

Rolling Period Ending	Factor
March 31, 2018	4
June 30, 2018	2
September 30, 2018	4/3

“Applicable Percentage” means, at any time, with respect to any Lender, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount.  Each Lender’s Applicable Percentage as of the Second Amendment Effective Date is set forth on Schedule 2.01.

“Applicable Rate” means:

(a)                               for any day during a Collateral Trigger Period, (i) with respect to the General Loans made to the Borrower, the applicable rate per annum set forth below under the caption “Eurodollar Spread” for Loans comprising Eurodollar Borrowings or “ABR Spread” for Loans comprising ABR Borrowings, as the case may be, based upon the Utilization Percentage applicable on such date, (ii) with respect to the Development Loans made to the Borrower, the applicable rate per annum set forth below under the caption “Eurodollar Spread” for Loans comprising Eurodollar Borrowings or “ABR Spread” for Loans comprising ABR Borrowings, as the case may be, based upon the Development Utilization Percentage applicable on such date or (iii) with respect to the commitment fees payable hereunder, the rate per annum set forth below under the caption “Commitment Rate” based upon the Utilization Percentage applicable on such date.

Utilization Percentage or Development Utilization Percentage (as applicable)	Eurodollar Spread	ABR Spread	Commitment Rate
Category 1 < 25%	1.25%	0. 25%	0.375%
Category 2 > 25% but < 50%	1.50%	0.50%	0.375%
Category 3 > 50% but < 75%	1.75%	0.75%	0.500%
Category 4 > 75% but < 90%	2.00%	1.00%	0.500%
Category 5 > 90%	2.25%	1.25%	0.500%

Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 5.01(e) in connection with any period during which clause (a) applies, then the “Applicable Rate” means the rate per annum set forth on the grid when Category 5 applies; provided further that upon the Borrower’s delivery of such Reserve Report the Applicable Rate shall revert to the Applicable Rate that would otherwise apply; and

(b)                              for any day not during a Collateral Trigger Period, (i) with respect to the Loans made to the Borrower, the applicable rate per annum set forth below under the caption “Eurodollar Spread” for Loans comprising Eurodollar Borrowings or “ABR Spread” for Loans comprising ABR Borrowings, as the case may be, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt for the Borrower, or (ii) with respect to the commitment fees payable hereunder, the rate per annum set forth below under the caption “Commitment Rate”

based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt for the Borrower.

Index Debt Ratings: (S&P/Moody’s)		Eurodollar Spread	ABR Spread	Commitment Rate
Category 1	BBB / Baa2 or better	1.25%	0.25%	0.175%
Category 2	BBB- / Baa3 or lower	1.50%	0.50%	0.225%

For purposes of the foregoing clause (b), (i) if only one of Moody’s and S&P shall have in effect a rating for the Index Debt, then the other rating agency shall be deemed to have established a rating in the same Category as such agency; (ii) if each of Moody’s and S&P shall have in effect a rating for the Index Debt, and such ratings shall fall within different Categories, the Applicable Rate shall be based on (A) if the difference is one Category, the higher of the two ratings, and (B) if the difference is more than one Category, the rating one Category below the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Electronic Communications” means each Communication that the Borrower is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information material.

“Approved Electronic Platform” has the meaning specified in Section 9.02(a).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means (a) Ryder Scott Company Petroleum Consultants, L.P., (b) Netherland, Sewell & Associates, Inc., (c) W.D. Von Gonten & Co., (d) DeGolyer & MacNaughton, (e) Miller and Lents, Ltd. and (f) any other independent petroleum engineering firm selected by the Borrower and reasonably acceptable to the Administrative Agent.

“Assignment and Acceptance” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by

Section 9.05), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Obligation” of any Person means, with respect to any Sale and Leaseback Transaction of such Person as of any particular time, the present value at such time discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of such Person only, be extended).

“Auto-Renewal Letter of Credit” has the meaning assigned to such term in Section 2.06(d).

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Aggregate Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Basin” means each of the Permian Basin, the Williston Basin and any other basin located in the United States in which Oil and Gas Properties of the Loan Parties are located.

“Basin BB Amount” has the meaning assigned such term in Section 2.10(a).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Borrower” has the meaning specified in the first paragraph hereof.

“Borrowing” means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means at any time during a Collateral Trigger Period, an amount equal to the amount determined in accordance with Section 2.10, as the same may be adjusted from time to time pursuant to the provisions hereof.

“Borrowing Base Deficiency” occurs if at any time during a Collateral Trigger Period the total Credit Exposures exceed the Borrowing Base then in effect.

“Borrowing Base Properties” means the proved Oil and Gas Properties of the Loan Parties included in the most recently delivered Reserve Report and evaluated for purposes of determining the Borrowing Base then in effect.

“Borrowing Base Value” means, with respect to (a) any Borrowing Base Property, the value the Administrative Agent attributed to such asset in connection with the most recent determination of the Borrowing Base hereunder or (b) any Hedging Agreement in respect of commodities, the value the Administrative Agent attributed to such Hedging Agreement in connection with the most recent determination of the Borrowing Base hereunder (after giving effect to any new hedge positions or Hedging Agreements entered into since the determination of the Borrowing Base then in effect and any new hedge positions or Hedging Agreements entered into substantially contemporaneously with the applicable sale of Oil and Gas Properties or Hedge Liquidation).

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03, and being in the form of attached Exhibit B.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of real or personal property, or a combination thereof, which obligations are required under GAAP to be classified and accounted for as capital leases on a balance sheet of such Person, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means:

(a)                               in the case of a corporation, corporate stock;

(b)                              in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)                               in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d)                             any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateralize” means, in respect of an obligation, provide and pledge (as a first priority perfected security interest) cash collateral in dollars, at a location and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include proceeds of such cash collateral and other credit support.

“Cash Equivalents” has the meaning assigned such term in Section 6.09(g).

“Change in Control” means the occurrence of any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Borrower or of any Subsidiary of the Borrower) or two or more Persons acting in concert (other than any group of employees of the Borrower or any of its Subsidiaries) becoming the Beneficial Owner, directly or indirectly, of 50% or more of the Voting Stock of the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement (or, with respect to any Lender, if later, the date such Lender becomes a Lender), of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of, and compliance by the relevant Lender or Issuing Bank with, any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class” means, when used in reference to any Loan or Borrowing, whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Closing Date” means March 18, 2016.

“CNTA Cap” means an amount equal to 15% (or such greater percentage as may be agreed by the holders of the Senior Notes) of Consolidated Net Tangible Assets.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the “Collateral”, “Mortgaged Property”, “Deed of Trust Property” or other similar term referred to in the Collateral Documents and all other property of any Loan Party that is or becomes subject to Liens pursuant to any Loan Document in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral and Guaranty Requirement” means, at any time, subject to the applicable limitations set forth in this Agreement and/or any Collateral Document, the requirement that:

(a)                               in the case of the Borrower or any Subsidiary that is required to become, or that becomes, a Grantor and/or Guarantor pursuant to Section 5.10, the Administrative Agent shall have received (i) the Guaranty and Collateral Agreement (or a joinder thereto in substantially the form attached as an exhibit thereto or such other form as may be reasonably satisfactory to the Administrative Agent and the Borrower) duly executed by the Borrower or such Subsidiary, as applicable, (ii) UCC financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request, (iii) with respect to the Equity Interests in such Subsidiary, and with respect to the Equity Interests in any other Subsidiary that is owned directly by such Subsidiary (other than Equity Interest constituting Excluded Assets), certificates (to the extent certificated) representing the Equity Interests of each such Subsidiary, together with undated stock or similar powers for each such certificate executed in blank by a Responsible Officer of the pledgor thereof, (iv) upon the reasonable request of the Administrative Agent, a customary legal opinion with respect to the Borrower or such Subsidiary addressed to the Administrative Agent, the Lenders and each Issuing Bank and (v) all documents, agreements, instruments, certificates, notices and acknowledgements required by the Collateral Documents or local law to create and/or perfect the Liens to the extent required by, and with the priority required by, this Agreement and the Collateral Documents, and the other provisions of this definition shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration, recording or receipt thereof; and

(b)                              in the case of any Oil and Gas Properties required to become Mortgaged Properties or Development Mortgaged Properties pursuant to Section 2.04 or 5.10, the Administrative Agent shall have received a Mortgage or Mortgages, or amendments or supplements to an existing Mortgage or Mortgages, in favor of the Administrative Agent, for the benefit of the Secured Parties, encumbering the Mortgaged Property, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, such financing statements and any other instruments necessary to grant a mortgage lien under the laws of the applicable jurisdiction, and upon the reasonable request of the Administrative Agent, a customary legal opinion with respect to such Mortgages, amendments, supplements and financing statements addressed to the Administrative Agent, the Lenders and each Issuing Bank (but excluding title opinions and other title information except as otherwise specifically set forth herein), all of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (A) any Lien required to be granted from time to time pursuant to the term “Collateral and Guaranty Requirement” shall be subject to the exceptions and limitations set forth in the Collateral Documents; (B) no Loan Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement; (C) no Loan Party will be required to take any action to grant or perfect any security interest in any jurisdiction outside of the United States; (D) in no event shall the Collateral include any Excluded Assets; provided that, for the avoidance of doubt, nothing in this clause (D) shall be construed to limit the Loan Parties’ obligations to deliver Mortgages covering Oil and Gas Properties to the extent required pursuant to Section 2.04 or Section 5.10; (E) no action shall be required to perfect any Lien with respect to (x) commercial tort claims with a value of less than $10,000,000 (as reasonably determined by the Borrower) and (y) letter-of-credit rights to the extent that a security interest therein cannot be perfected by filing a Form UCC-1 financing statement, (F) no Foreign Subsidiary shall be required to give a guarantee or pledge any of its assets (including shares in a subsidiary) as security and (G) no Loan Party will be required to take any action to grant or perfect a security interest in any asset if the Administrative Agent and the Borrower reasonably agree that the cost, burden or difficulty of creating or perfecting such security interest outweighs the benefits to be obtained by the Secured Parties therefrom.

“Collateral Documents” means, collectively, (a) the Guaranty and Collateral Agreement, (b) the Mortgages, (c) the Account Control Agreements and (d) each other security agreement, guaranty or other instrument or document executed and delivered pursuant to Section 2.04, Section 5.09 or Section 5.10 or pursuant to any other such Collateral Documents or otherwise to secure, or perfect the Liens securing, the Secured Obligations.

“Collateral Trigger Date” means the first date after any Collateral Trigger Termination Date on which either (a) the Corporate Rating is Ba3 or lower (or unrated) by Moody’s or BB- or lower (or unrated) by S&P or (b) the Borrower elects under Section 2.10(h)(i) to have a Borrowing Base apply.

“Collateral Trigger Period” means, as applicable:

(a)                               the period beginning on the Closing Date and ending on the initial Collateral Trigger Termination Date, and

(b)                              each period beginning on a Collateral Trigger Date and ending on the first Collateral Trigger Termination Date occurring after such Collateral Trigger Date.

“Collateral Trigger Termination Date” means, the first date following the Second Amendment Effective Date and the first date following any Collateral Trigger Date, as applicable, on which (a) the Investment Grade Date occurs or (b) in the case of a Voluntary Collateral Trigger Period, the Borrower elects in accordance with Section 2.10(h)(ii) to cause a Collateral Trigger Termination Date to occur and for the Borrowing Base to not apply, so long as no Collateral Trigger Date under clause (a) of the definition thereof has occurred and is continuing.

“Commitment” means, with respect to any Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans as such commitment may be (a) modified from time to time pursuant to Section 2.01 and Section 2.09 or (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05(b). The amount of each Lender’s Commitment shall be (i) at any time during a Collateral Trigger Period (other than a Collateral Trigger Period that begins with a Collateral Trigger Date for which a Borrowing Base has not yet become effective in accordance with Section 2.10(e)), the least of (x) such Lender’s Maximum Credit Amount, (y) such Lender’s Applicable Percentage of the then effective Borrowing Base and (z) such Lender’s Elected Commitment or (ii) at any other time, the lesser of (x) such Lender’s Maximum Credit Amount and (y) such Lender’s Elected Commitment.

“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto relating to this Agreement, the other Loan Documents, the Borrower or its Affiliates, or the transactions contemplated by this Agreement or the other Loan Documents including, without limitation, all Approved Electronic Communications.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDAX” means, with respect to the Borrower, for any period, consolidated net income of the Borrower and its consolidated Subsidiaries for such period;

plus (i) without duplication and to the extent deducted in the calculation of consolidated net income for such period, the sum of (a) taxes imposed on or measured by income and franchise taxes paid or accrued; (b) consolidated interest expense; (c) amortization, depletion and depreciation expense; (d) any non-cash losses or charges on any Hedging Agreement resulting from the requirements of FASB ASC 815 for that period; (e) oil and gas exploration expenses (including all drilling, completion, geological and geophysical costs) for such period; (f) losses from sales or other dispositions of assets (other than Hydrocarbons produced in the ordinary course of business) and other extraordinary or non-recurring losses; (g) other non-cash charges for such period ((i) including non-cash accretion of asset retirement obligations in accordance with FASB ASC 410, Accounting for Asset Retirement and Environmental Obligations and (ii) including non-cash deferred stock compensation expenses, but (iii) excluding accruals for cash expenses in the ordinary course of business); and (h) any net equity losses of the Borrower and its consolidated Subsidiaries attributable to Equity Interests held by the Borrower and its consolidated Subsidiaries in Persons that are not consolidated Subsidiaries;

plus (ii) without duplication and to the extent not otherwise included in consolidated net income for such period, the amount of cash distributions actually received during such period by the Borrower and its consolidated Subsidiaries (a) in respect of incentive distribution rights or other Equity Interests held in entities that are not consolidated Subsidiaries, (b) from Foreign Subsidiaries and (c) from the net income of Midstream Subsidiaries that are otherwise excluded from the calculation of Consolidated EBITDAX pursuant to clause (A) below;

minus (iii) without duplication and to the extent included in the calculation of consolidated net income for such period, the sum of (a) any non-cash gains on any Hedging Agreements resulting from the requirements of FASB ASC 815 for that period; (b) extraordinary or non-recurring gains; (c) gains from sales or other dispositions of assets (other than Hydrocarbons produced in the ordinary course of business); (d) other non-cash gains increasing consolidated net income for such period (excluding accruals for cash revenues in the ordinary course of business); and (e) any net equity earnings of the Borrower and its consolidated Subsidiaries attributable to Equity Interests held by the Borrower and its consolidated Subsidiaries in Persons that are not consolidated Subsidiaries;

provided, however, that (A) for purposes of calculating the Consolidated Net Leverage Ratio and the Consolidated Interest Charges Ratio, Consolidated EBITDAX shall be calculated without giving effect to any Consolidated EBITDAX of the Midstream Subsidiaries (except as described in clause (ii)(c) above) in the event, and only to the extent, that the Midstream Debt is excluded from the calculation of Consolidated Indebtedness, and (B) Consolidated EBITDAX shall be calculated on a pro forma basis acceptable to the Administrative Agent to give effect to any acquisitions or dispositions (in a single transaction or a series of related transactions) after the Closing Date by the Borrower or any consolidated Subsidiary of the Borrower of Oil and Gas

Properties having an aggregate fair market value equal to or exceeding $100,000,000 made during the period beginning on the first day of any Rolling Period and through the date of calculation as if such acquisition or disposition had occurred on the first day of such Rolling Period.

“Consolidated Indebtedness” means, the Indebtedness of the Borrower and its consolidated Subsidiaries determined on a consolidated basis as of such date (other than the Midstream Debt which does not provide for recourse against the Borrower or any Subsidiary of the Borrower (other than recourse against a Midstream Subsidiary and/or such recourse as exists under a Performance Guaranty) or any property or asset of the Borrower or any Subsidiary of the Borrower (other than the Equity Interests in, or the property or assets of, a Midstream Subsidiary)).

“Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, (a) the sum of (i) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries for such period in connection with borrowed money or letters of credit, obligations evidenced by notes, bonds, debentures or similar instruments (other than surety performance and guaranty bonds), or the deferred purchase price of assets (which deferred purchase obligation is, individually, in excess of $100,000,000), in each case, to the extent paid or to be paid in cash and treated as interest in accordance with GAAP (but excluding, in any event, (x) transaction costs and any annual administrative or agency fees, (y) fees and expenses associated with permitted dispositions, acquisitions, investments or equity issuances (whether or not consummated) and (z) amortization of deferred financing costs) and (ii) the portion of any payments of the Borrower and its Subsidiaries with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP, less (b) cash interest income for such period; provided that Consolidated Interest Charges shall be calculated on a pro forma basis acceptable to the Administrative Agent to give effect to any acquisitions or dispositions (in a single transaction or a series of related transactions) after the First Amendment Effective Date by the Borrower or any consolidated Subsidiary of the Borrower of Oil and Gas Properties having an aggregate fair market value equal to or exceeding $100,000,000, and any related incurrence or repayment of Indebtedness made, in each case, during the period beginning on the first day of the relevant Rolling Period and through the date of calculation as if such acquisition or disposition and any related incurrence or repayment of Indebtedness had occurred on the first day of such Rolling Period.

“Consolidated Interest Charges Ratio” means, as of the last day of any Rolling Period, the ratio of (a) Consolidated EBITDAX for the Rolling Period ending on such date to (b) Consolidated Interest Charges for the Rolling Period ending on such date.

“Consolidated Net Indebtedness” means, as of any date of determination, (a) Consolidated Indebtedness less (b) unrestricted cash and Cash Equivalents as of such date of the Borrower and its consolidated Subsidiaries that is not subject to any Lien other than a Lien granted pursuant to any Loan Document (provided, however, that if at such time there are any outstanding Loans in excess of $15,000,000, then the amount of unrestricted cash and Cash Equivalents that may be deducted pursuant to this clause (b) shall not exceed $50,000,000).

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Indebtedness as of such date to (b) Consolidated EBITDAX (or, in the case of the Rolling Periods ending on March 31, 2018, June 30, 2018 and September 30, 2018, Annualized Consolidated EBITDAX) for the most recently ended Rolling Period for which financial statements have been delivered or were required to be delivered.  For the avoidance of doubt, the calculation of “Consolidated EBITDAX” or “Annualized Consolidated EBITDAX” for purposes of Section 6.08(c) will be calculated using financial statements covering the period ending on the last day of the applicable Rolling Period.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets of the Borrower and its Subsidiaries (less applicable reserves and other properly deductible items but including investments in non-consolidated Persons) after deducting therefrom: (a) all current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (ii) current maturities of long-term debt); and (b) the value of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Borrower for the Borrower’s most recently completed fiscal quarter, prepared in accordance with GAAP.

“Consolidated Net Worth” means, with respect to the Borrower, at any date of determination, the sum of (i) preferred stock (if any), (ii) an amount equal to the face amount of outstanding Hybrid Securities not in excess of 15% of Consolidated Total Capitalization, (iii) par value of common stock, (iv) capital in excess of par value of common stock, (v) stockholders’ capital or equity, and (vi) retained earnings, less treasury stock (if any), in each case, of the Borrower and its consolidated Subsidiaries, all as determined on a consolidated basis.

“Consolidated Total Capitalization” means, with respect to the Borrower, the sum of the Borrower’s (i) Consolidated Indebtedness and (ii) Consolidated Net Worth.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Rating” means the public corporate credit rating or public corporate family rating of the Borrower, as applicable; provided that if Moody’s or S&P shall not have in effect a public corporate credit rating or public corporate family rating of the Borrower, the “Corporate Rating” shall mean the Index Debt rating of Moody’s or S&P, as applicable.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure and Swingline Exposure at such time.

“CTD Redetermination” has the meaning assigned such term in Section 5.01(e)(iii).

“CTD Redetermination Date” means the date on which a Borrowing Base (and, if applicable, a Development Borrowing Base) that has been determined pursuant to a CTD Redetermination becomes effective as provided in Section 2.10(e).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means at any time, subject to Section 2.20(c), (i) any Lender that has failed for two or more Business Days to comply with its obligations under this Agreement to make a Loan, make a payment to an Issuing Bank in respect of an LC Disbursement, make a payment to the Swingline Lender in respect of a Swingline Loan or make any other payment due hereunder (each, a “funding obligation”), (ii) any Lender that has notified the Administrative Agent, the Borrower, any Issuing Bank or the Swingline Lender in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, (iii) any Lender that has defaulted on its funding obligations generally under any other loan agreement or credit agreement or other financing agreement, (iv) any Lender that has, for three or more Business Days after written request of the Administrative Agent or the Borrower, failed to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iv) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation), or (v) any Lender with respect to which (A) a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company or (B) such Lender or its Parent Company becomes the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender (provided further, in each case, that neither the reallocation of funding obligations provided for in Section 2.05(e) and Section 2.06(k) as a result of a Lender’s being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender). Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (i) through (v) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.20(c)) upon notification of such determination by the Administrative Agent to the Borrower, the Issuing Banks, the Swingline Lender and the Lenders. For the avoidance of doubt, when a Defaulting Lender ceases to be a Defaulting Lender (due to assignment to a new Lender, commitment reduction pursuant to Section 2.09(g), or otherwise), all Cash Collateral provided by the Borrower in connection with such Defaulting Lender with respect to Letters of Credit under Section 2.06(k)(ii) or with respect to Swingline Loans under Section 2.05(d) shall be promptly released to the Borrower and all commitment reallocations under Section 2.05(e) or Section 2.06(l) shall be promptly adjusted.

“Development Borrowing Base” means, at any time, a portion of the Borrowing Base in effect at such time equal to (a) at any time prior to the Initial Designation Effective Date, zero, and (b) at any time on or after the Initial Designation Effective Date, the amount designated as the “Development Borrowing Base” in accordance with Section 2.10, as the same may be adjusted from time to time pursuant to the provisions hereof.

“Development Borrowing Base Value” means, with respect to any Development Mortgaged Property, the value the Administrative Agent attributed to such asset in connection with the most recent determination of the Development Borrowing Base hereunder.

“Development Credit Exposure” means, at any time, the aggregate outstanding principal amount of all Revolving Loans constituting Development Loans at such time.

“Development Designation Conditions” has the meaning assigned to such term in Section 2.04(b).

“Development Loans” means all Revolving Loans designated as a “Development Loan” in accordance with Section 2.04.

“Development Mortgaged Property” means any Mortgaged Property that secures the Development Secured Obligations.

“Development Secured Obligations” means any and all amounts owing or to be owing (including interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) by a Loan Party (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (i) to the Administrative Agent or any Lender under or in connection with any Loan Document in respect of the Development Loans; and (ii) all renewals, restatements, extensions and/or rearrangements of any of the above.

“Development Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Development Credit Exposures of the Lenders on such day, and the denominator of which is the Development Borrowing Base in effect on such day.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock and cash in lieu of fractional shares of such Equity Interests), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock and cash in lieu of fractional shares of such Equity Interests) at the option of the holder thereof, in whole or in part (but if in part, only with respect to such amount that meets the criteria set forth in this definition), on or prior to the date that is ninety-one (91) days after the Maturity Date at the time such Equity Interest is issued.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the U.S., any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Elected Commitment” means, as to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Elected Commitment”, as the same may be increased from time to time pursuant to Section 2.01 or reduced or terminated from time to time pursuant to Section 2.09.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) the Issuing Banks, and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates.

“Engineering Reports” has the meaning assigned such term in Section 2.10(d)(i).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, or the management, release or threatened release of any Hazardous Material.

“Equity Interest” means shares of the Capital Stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, or any warrants, options or other rights to acquire such interests. For the avoidance of doubt, phantom stock shall not be deemed for any purpose herein or in any other Loan Document to be an Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”, as to any applicable Person, means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA (other than a “reportable event” not subject to the provision for 30-day notice to the PBGC or a “reportable event” as such term is described in Section 4043(c)(3) of ERISA) or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived) which could reasonably be expected to result in a termination of, or the appointment of a trustee to administer, a Plan; (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan during a plan year in which it was a “substantial employer,” as such term is defined in Section 4001(a)(2) of ERISA; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, other than (in the case of clauses (a) through (f) of this definition) where the matters described in such clauses, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System of the United States of America, as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to a Loan, or Loans, in the case of a Borrowing, which bear interest at a rate determined by reference to the LIBO Rate.

“Eurodollar Rate Reserve Percentage” of any Lender for any Interest Period for each Eurodollar Borrowing means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States of America for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means (a) any deposit account, commodity account or securities account so long as the balance in each such account, individually, does not exceed $5,000,000 at any time and the aggregate balance of all such deposit accounts, commodity accounts and securities accounts does not at any time exceed $20,000,000, (b) any deposit account that is a zero balance account or a deposit account for which the balance of such deposit account is transferred at the end of each date to a deposit account that is not an Excluded Account, (c) any deposit accounts exclusively used for trust, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any employees of the Loan Parties or any of their subsidiaries, (d) any deposit account which is used as an escrow account or fiduciary or trust account and solely contains deposits made for the benefit of another Person (other than the Borrower or any of its Subsidiaries), and in which such deposits are held on behalf of, and for the benefit of, such other Person, including, but not limited to working interest owners, royalty owners and the like, and (e) any other deposit account, commodity account or securities account that is pledged to a third party to the extent such Lien is permitted by the Loan Documents.

“Excluded Assets” means each of the following:

(a)                               any contract, instrument, lease, licenses, agreement or other document to the extent that the grant of a security interest therein would (in each case until any required consent or waiver shall have been obtained) (i) constitute a violation of a restriction in favor of a third party (other than the Borrower or any Subsidiary thereof) or result in the abandonment, invalidation or unenforceability of any material right of the relevant Loan Party; (ii) result in a breach, termination (or a right of termination) or default under such contract, instrument, lease, license, agreement or other document (including pursuant to any “change of control” or similar provision); or (iii) permit any third party (other than the Borrower or any of its Subsidiaries) to amend any rights, benefits and/or obligations of the relevant Loan Party in respect of such relevant contract, instrument, lease, licenses, agreement or other document or permit such third party to require any Loan Party or any Subsidiary of the Borrower to take any action materially adverse to the interests of such Subsidiary or Loan Party; provided, however, that any such asset will only constitute an Excluded Asset under clause (i) or (ii) above to the extent such violation or breach, termination (or right of termination) or default would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law; and provided, further, that any such asset shall cease to constitute an Excluded Asset at such time as the condition causing such violation, breach, termination (or right of termination) or default or right to amend or require other actions no longer exists and to the extent severable, the security interest granted under the applicable Collateral Document shall attach immediately to any portion of such right that does not result in any of the consequences specified in clauses (i) through (iii) above,

(b)                              the Equity Interest of any (i) Immaterial Subsidiary (except to the extent the security interest therein can be perfected by the filing of a Form UCC-1 (or similar) financing statement), (ii) Subsidiary that is subject to regulation as an insurance company, (iii) not-for-profit subsidiary, (iv) special purpose entity used solely for any securitization facility, or (v) Midstream Subsidiary,

(c)                               any intent-to-use (or similar) trademark applications prior to the filing of a “Statement of Use”, “Amendment to Allege Use” or similar filing with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein may impair the validity or enforceability of any trademark or registration that may issue from such intent-to-use trademark application under applicable law,

(d)                             any asset or property, the granting of a security interest in which would (i) require any governmental consent, approval, license or authorization that has not been obtained, (ii) be prohibited by enforceable anti-assignment provisions of applicable law, except, in the case of this clause (ii), to the extent such prohibition would be rendered ineffective under the UCC or other applicable law notwithstanding such prohibition, or (iii) result in material adverse tax consequences to any Loan Party as reasonably determined by the Borrower,

(e)                               any interests in partnerships, joint ventures and non-wholly-owned Subsidiaries which cannot be pledged without the consent of one or more third parties other than the Borrower or any Subsidiary thereof (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law),

(f)                                any Margin Stock,

(g)                              any vehicles and other assets subject to certificates of title,

(h)                              any Midstream Assets,

(i)                                  any owned or leased real property, except as described in Section 5.10,

(j)                                  any asset with respect to which the Administrative Agent and the Borrower shall have reasonably determined that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant Secured Parties afforded thereby, and

(k)                              any Equity Interests of any Foreign Subsidiary other than up to 65% of all Equity Interests of each first tier Foreign Subsidiary.

“Excluded Subsidiary” means any of the following: (a) any Subsidiary that is not wholly owned by the Borrower, (b) each Immaterial Subsidiary, (c) any Subsidiary to the extent that such Subsidiary is prohibited from becoming a Guarantor by (i) applicable law or (ii) any contractual obligation with a third party (other than the Borrower or a Subsidiary or Affiliate thereof) existing on the Closing Date or on the date any such Subsidiary is acquired (so long as such contractual obligation is not incurred in contemplation of such acquisition), (d) any Foreign Subsidiary, (e) any Subsidiary that is subject to regulation as an insurance company, (f) any not-for-profit subsidiary, (g) any special purpose entity used solely for any securitization facility, (h) any other Subsidiary excused from becoming a Loan Party pursuant to clause (G) of the last paragraph of the defined term “Collateral and Guaranty Requirement” and (i) any Midstream Subsidiary; provided that notwithstanding the foregoing, no Subsidiary that owns or leases any Borrowing Base Property shall constitute an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party for or the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party, including under Section 6.09 of the Guaranty and Collateral Agreement). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.20(b)), any U.S. withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.18(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.18(a) and (c) any U.S. Federal withholding Taxes imposed by FATCA.

“Existing Credit Agreement” has the meaning specified in the recitals hereto.

“Existing Credit Agreement Closing Date” has the meaning specified in the recitals hereto.

“Existing Lenders” has the meaning specified in the recitals hereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve

Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letters” means (a) each letter agreement dated on or around the Closing Date between the Borrower and a Joint Lead Arranger and (b) each letter agreement entered into on or after the Closing Date from time to time between the Borrower, the Administrative Agent, a Joint Lead Arranger and/or any of their respective Affiliates providing for the payment of fees in connection with this Agreement or any transactions contemplated hereby, and any replacement letter agreement between the Administrative Agent, a Joint Lead Arranger and the Borrower.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person or the governing body of such Person.

“Financing Transaction” means, with respect to any Person (i) any prepaid forward sale of oil, gas or minerals by such Person (other than gas balancing arrangements in the ordinary course of business), that is intended primarily as a borrowing of funds, excluding volumetric production payments and (ii) any interest rate, currency, commodity or other swap, collar, cap, option or other derivative that is intended primarily as a borrowing of funds (excluding interest rate, currency, commodity or other swaps, collars, caps, options or other derivatives to hedge against risks for non-speculative purposes), with the amount of the obligations of such Person thereunder being the net obligations of such Person thereunder.

“First Amendment” means that certain First Amendment to the Credit Agreement dated as of July 16, 2015 among the Borrower, Citibank, N.A., as the Exiting Administrative Agent and Exiting Swingline Lender, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” has the meaning assigned to such term in Section 4 of the First Amendment.

“First Priority” means, with respect to any Lien created or purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Prior Liens.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means (a) any Subsidiary that is not a Domestic Subsidiary or (b) any Domestic Subsidiary that has no material assets (directly or through one or more entities that are disregarded as separate from their owner for U.S. federal income tax purposes) other than Equity Interests of Foreign Subsidiaries.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America.

“General Credit Exposure” means, at any time, (a) the total Credit Exposures at such time minus (b) the Development Credit Exposure at such time.

“General Loans” means all Loans other than the Development Loans.

“General Secured Obligations” means, (a) the Obligations to the extent not constituting Development Secured Obligations and (b) any and all amounts owing or to be owing (including interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower or a Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) by Borrower or a Subsidiary (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (i) to any Secured Hedging Counterparty under or in connection with any Secured Hedging Agreement, but excluding any additional transactions or confirmations entered into thereunder after such Secured Hedging Counterparty ceases to be a Lender or an Affiliate of a Lender; (ii) to any Secured Treasury Management Counterparty under or in connection with a Secured Treasury Management Agreement; and (iii) all renewals, restatements, extensions and/or rearrangements of any of the above; provided that Excluded Swap Obligations shall be excluded from “General Secured Obligations.”

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Requirements” has the meaning assigned to such term in Section 5.07.

“Guarantors” means each of (a) the Subsidiaries of the Borrower that execute a Guaranty in accordance with Section 5.09 or 5.10 hereof and (b) the respective successors of such Subsidiaries, in each case until such time as any such Subsidiary shall be released and relieved of its obligations pursuant to Section 9.19 hereof.

“Guaranty” means any other guaranty executed by any Guarantor in favor of the Administrative Agent and the Lenders (and, during any Secured Period, for the benefit of the Secured Parties) in form and substance reasonably agreed to between the Borrower and the Administrative Agent.

“Guaranty and Collateral Agreement” means a guaranty and collateral agreement executed by the Borrower and the Guarantors substantially in the form of Exhibit G or any other form reasonably agreed to between the Borrower and the Administrative Agent.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, in each case regulated pursuant to any Environmental Law.

“Hedge Liquidation” means the sale, assignment, novation, liquidation, unwind, cancellation, modification or termination of all or any part of a Hedging Agreement in respect of commodities or the creation of new off-setting positions in respect of all or any part of a Hedging Agreement in respect of commodities.

“Hedging Agreement” means (a) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act) and (b) any and all transactions of any kind, and any confirmations or trades, which are subject to the terms and conditions of, or governed by any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that no (i) phantom stock, incentive unit or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries or (ii) near term spot market sale of a commodity for actual physical delivery in the ordinary course of business based on a price determined by a rate quoted on an organized exchange for the location of physical delivery, shall be a Hedging Agreement. Notwithstanding the foregoing, agreements or obligations entered into in the ordinary course of business to physically buy or sell any commodity produced from the Borrower’s and its Subsidiaries’ Oil and Gas Properties (other than fixed priced agreements) shall not be considered a Hedging Agreement.

“Hybrid Securities” means any trust preferred securities, or deferrable interest subordinated debt with a maturity of at least 20 years, which provides for the optional or mandatory deferral of interest or distributions, issued by the Borrower, or any business trusts, limited liability companies, limited partnerships or similar entities (i) substantially all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more wholly owned Subsidiaries) at all times by the Borrower or any of its Subsidiaries, (ii) that have been formed for the purpose of issuing hybrid securities or deferrable interest subordinated debt, and (iii) substantially all the assets of which consist of (A) subordinated debt of the Borrower, and (B) payments made from time to time on the subordinated debt.

“Hydrocarbon Interests” means all rights, titles, interests and estates now owned or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee or lease interests, farm-outs, overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar mineral interests, including any reserved or residual interest of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products refined, separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

“Immaterial Subsidiary” means each Subsidiary of the Borrower that, as of the last day of the fiscal year of the Borrower most recently ended prior to the relevant determination of Immaterial Subsidiaries, has a net worth determined in accordance with GAAP that is not greater than 5% of the Consolidated Net Worth of the Borrower as of such day; provided, that, as of the last day of the fiscal year of the Borrower’s most recently ended prior to the relevant determination of an Immaterial Subsidiary, the net worth of all Immaterial Subsidiaries determined in accordance with GAAP is not greater than 10% of the Consolidated Net Worth of the Borrower as of such day.

“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than surety, performance and guaranty bonds), (c) all obligations of such Person for the deferred purchase price of property or services (other than trade payables), which obligation is, individually, in excess of $100,000,000, (d) all Capital Lease Obligations of such Person, (e) all obligations of such Person under any Financing Transaction, (f) all Attributable Obligations of such Person with respect to any Sale and Leaseback Transaction, (g) the amount of deferred revenue attributed to any forward sale of production for which such Person has received payment in advance other than on ordinary trade terms, (h) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment and (i) all obligations of such Person under guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) of this definition; provided that Indebtedness shall not include (1) Non-Recourse Debt, (2) International Debt, (3) Performance Guaranties, (4) monetary obligations or guaranties of monetary obligations of Persons as lessee under leases (other than, to the extent provided hereinabove, Attributable Obligations) that are, in accordance with GAAP, recorded as operating leases, and (5) guarantees by such Person of obligations of others which are not obligations described in clauses (a) through (h) of this definition, and provided further that where any such indebtedness or obligation of such Person is made jointly, or jointly and severally, with any third party or parties other than any Subsidiary of such Person, the amount thereof for the purpose of this definition only shall be the pro rata portion thereof payable by such Person, so long as such third party or parties have not defaulted on its or their joint and several portions thereof and can reasonably be expected to perform its or their obligations thereunder. For the avoidance of doubt, “Indebtedness” of a Person in respect of letters of credit shall include, without duplication, only the principal amount of the unreimbursed obligations of such Person in respect of such letters of credit that have been drawn upon by the beneficiaries to the extent of the amount drawn, and shall include no other obligations in respect of such letters of credit.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Index Debt” means senior, unsecured, non-credit enhanced Indebtedness of the Borrower.

“Initial Designation Effective Date” has the meaning set forth in Section 2.04(b).

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08, and being in the form of attached Exhibit C.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three (3) months’ duration, each day that occurs an integral multiple of three (3) months after the first day of such Interest Period and (c) with respect to any Swingline Loan, the first day of each calendar month, unless such day shall not be a Business Day, in which case the next succeeding Business Day.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or, if acceptable to all of the Lenders, 12 months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes of this definition, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Redetermination” has the meaning assigned such term in Section 2.10(c).

“Interim Redetermination Date” means the date on which a Borrowing Base (and, if applicable, a Development Borrowing Base and/or Basin BB Amounts) that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.10(e).

“Internal Petroleum Engineer” means any employee of any Loan Party that is a petroleum engineer.

“International Debt” means the Indebtedness of any Foreign Subsidiary and its subsidiaries.

“Investment Grade Date” means the first date after the Second Amendment Effective Date on which the Borrower’s Corporate Rating is (a) BBB- or better by S&P (without negative outlook or negative watch), or (b) Baa3 or better by Moody’s (without negative outlook or negative watch), provided that the other of the two Corporate Ratings is at least BB+ by S&P or Ba1 by Moody’s, respectively.

“Issuing Bank” means the Persons listed on Schedule 2.01 with a Letter of Credit Commitment or any other Lender that has issued or agreed to issue Letters of Credit at the request of the Borrower after consultation with the Administrative Agent, in its capacity as the issuer of such Letter of Credit, and “Issuing Banks” means, collectively, all of such Issuing Banks.

“Joint Lead Arrangers” means Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC, Citibank Global Markets, Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., RBC Capital Markets and The Toronto-Dominion Bank, New York Branch.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided, that the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender or its Parent Company under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not be deemed to result in an event described in an event described in clause (ii) above .

“Lender Party” means any Lender, any Issuing Bank or the Swingline Lender.

“Lender Party Appointment Period” has the meaning assigned in Section 8.06.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance or pursuant to Section 2.01(c), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any standby letter of credit issued pursuant to this Agreement, including the Added Letters of Credit.

“Letter of Credit Commitment” means, with respect to any Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The amount of each Issuing Bank’s Letter of Credit Commitment as of the Second Amendment Effective Date is set forth on Schedule 2.01; provided that, effective as of December 1, 2018, Credit Agricole Corporate and Investment Bank shall cease to be an Issuing Bank with respect to any Letters of Credit issued and outstanding on the Second Amendment Effective Date, its Letter of Credit Commitment shall immediately be reduced to $0 and Schedule 2.01 shall be deemed amended to reflect such amendment to its Letter of Credit Commitment.

“Letter of Credit Documents” means with respect to any Letter of Credit, letter of credit application and any other document, agreement and instrument entered into by an Issuing Bank and the Borrower (or by the Borrower on behalf of any Subsidiary of the Borrower, as a co-applicant) or in favor of such Issuing Bank and relating to any such Letter of Credit.

“LIBO Rate” means, with respect to any Eurodollar Revolving Borrowing for any Interest Period, the rate per annum equal to the London Interbank Offered Rate or a comparable or successor rate which rate is approved by the Administrative Agent, determined by reference to the ICE Benchmark Administration (“ICE”) (or the successor thereto), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time and that has been nominated by ICE or its successor as an authorized information vendor for the purpose of displaying such rates) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period (but if such rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement); provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

“Loan Documents” means this Agreement, each Note, each Letter of Credit Document, the Fee Letters, the Guaranties, the Collateral Documents (if any) and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

“Loan Party” means each of the Borrower and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Margin Stock” has the meaning assigned in Section 3.13.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition, operations, or properties of the Borrower and its Subsidiaries, taken as a whole, or (ii) the ability of the Borrower and the Guarantors, if any, to perform their obligations, taken as a whole, under this Agreement and the other Loan Documents, or (iii) the validity or enforceability of this Agreement, the Notes or any Collateral Document.

“Material Indebtedness” means Indebtedness of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $100,000,000 other than (a) the Loans, and (b) any Midstream Debt which does not provide for recourse against the Borrower or any Subsidiary of the Borrower (other than recourse against a Midstream Subsidiary and/or such recourse as exists under a Performance Guaranty) or any property or asset of the Borrower or any Subsidiary of the Borrower (other than the Equity Interests in, or the property or assets of, a Midstream Subsidiary).

“Material Subsidiary” means any Subsidiary that is not an Immaterial Subsidiary.

“Maturity Date” means the earliest to occur of:

(a)                               April 17, 2023; and

(b)                              October 15, 2021, if, on such date, the difference of (i) the sum of (A) the unused amount of the Aggregate Commitments (but only to the extent (1) such amount is available to the Borrower on such date pursuant to the terms hereof including, without limitation, Section 4.02 and (2) after giving pro forma effect to the borrowing of such amounts and the use of proceeds thereof (assuming such proceeds had been used to prepay outstanding principal amounts owing under the 2022 Senior Notes), the Borrower is in pro forma compliance with the financial covenant set forth in Section 6.08(c) (to the extent in effect on such date)) plus (B) all unrestricted cash and Cash Equivalents of the Borrower and its consolidated Subsidiaries that are not subject to any Lien other than a Lien granted pursuant to any Loan Document, minus (ii) the outstanding principal amounts owing under the 2022 Senior Notes, is less than $500,000,000.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.09 or (b) modified from time to time pursuant to any assignment permitted by Section 9.05(b).

“Midstream Assets” means assets (including contracts, rights of way, easements, surface leases, surface use agreements, permits, pipelines, flow lines, meters, facilities, tank batteries and electrical generation sources) comprising the business of (a) processing, gathering, storing, transporting, treating and/or marketing of Hydrocarbons or (b) processing, gathering, storing, transporting, treating and/or disposal of fresh or produced water.

“Midstream Debt” means any Indebtedness incurred by any Midstream Subsidiary to finance the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to the Midstream Assets or provide financing in respect thereof. Midstream Debt may become or cease to become Midstream Debt on the basis of whether it satisfies this definition at the time considered.

“Midstream Subsidiary” means (a) any subsidiary of the Borrower whose principal purpose is to construct, lease, own or operate the Midstream Assets, or to become a direct or indirect partner, member or other equity participant or owner in a Person created for such purpose, and all of the material assets of which subsidiary and such Person are (i) the Midstream Assets, and/or (ii) Equity Interests in, or Indebtedness or other obligations of, one or more other such Subsidiaries or Persons, and/or (iii) Indebtedness or other obligations of the Borrower or its Subsidiaries or other Persons and (b) any Subsidiary of a Midstream Subsidiary. A Midstream

Subsidiary may become or cease to become a Midstream Subsidiary on the basis of whether it satisfies this definition at the time considered.

“Moody’s” means Moody’s Investors Service, Inc. or its successor.

“Mortgage” means a mortgage, deed of trust, leasehold mortgage, leasehold deed of trust or similar security document, creating or evidencing a Lien on any Oil and Gas Properties, real property or other property of a Loan Party, entered into by a Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties, in form and substance reasonably agreed to between the Borrower and the Administrative Agent.

“Mortgaged Property” means any Oil and Gas Properties, real property or other property that is or becomes subject to a Lien under any Mortgage. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home shall be encumbered by this Agreement or any other Loan Document; provided, that (a) such Building and Manufactured (Mobile) Home exclusion shall not exclude any interests in any lands, Hydrocarbons or other property situated under, in, on or adjacent to any such Building or Manufactured (Mobile) Home and (b) for the avoidance of doubt, neither the Borrower nor any Subsidiary shall permit to exist any Lien on any Building or Manufactured (Mobile) Home except Permitted Liens. As used herein, “Flood Insurance Regulations” means (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is maintained by (or to which there is an obligation to contribute of) the Borrower or an ERISA Affiliate of the Borrower.

“New Borrowing Base Notice” has the meaning assigned such term in Section 2.10(e).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Recourse Debt” means any Indebtedness incurred by any Non-Recourse Subsidiary to finance the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or provide financing for a project, which Indebtedness does not provide for recourse against the Borrower or any Subsidiary of the Borrower (other than recourse against a Non-Recourse Subsidiary and/or such recourse as exists under a Performance Guaranty) or any property or asset of the Borrower or any Subsidiary of the Borrower (other than the Equity Interests in, or the property or assets of, a Non-Recourse Subsidiary). Non-Recourse Debt may become or cease to become Non-Recourse Debt on the basis of whether it satisfies this definition at the time considered.

“Non-Recourse Subsidiary” means (i) any subsidiary of the Borrower whose principal purpose is to incur Non-Recourse Debt and/or construct, lease, own or operate the assets financed thereby, or to become a direct or indirect partner, member or other equity participant or owner in a Person created for such purpose, and substantially all the assets of which subsidiary and such Person are limited to (x) those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by Non-Recourse Debt, or (y) Equity Interests in, or Indebtedness or other obligations of, one or more other such Subsidiaries or Persons, or (z) Indebtedness or other obligations of the Borrower or its Subsidiaries or other Persons and (ii) any Subsidiary of a Non-Recourse Subsidiary. A Non-Recourse Subsidiary may become or cease to become a Non-Recourse Subsidiary on the basis of whether it satisfies this definition at the time considered.

“Nonrenewal Notice Date” has the meaning assigned to such term in Section 2.06(d).

“Notes” means any promissory notes issued by Borrower pursuant to Section 2.11(e).

“Obligations” means any and all amounts owing or to be owing (including interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) by any Loan Party (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) to the Administrative Agent, any Issuing Bank or any Lender under or in connection with any Loan Document and all renewals, restatements, extensions and/or rearrangements of any of the above.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Oil and Gas Properties” means Hydrocarbon Interests; the properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all pipelines, gathering lines, compression facilities, tanks and processing plants; all interests held in royalty trusts whether presently existing or hereafter created; all Hydrocarbons in and under and which may be produced, saved, processed or attributable to the Hydrocarbon Interests, the lands covered thereby and all Hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and properties in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and all rights, titles, interests and estates described or referred to above, including any and all real property, now owned or hereafter acquired, used or held for use in connection with the operating, working or development of any of such Hydrocarbon Interests or property and including any and all surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing; all oil, gas and mineral leasehold and fee interests, all overriding royalty interests, mineral interests, royalty interests, net profits interests, net revenue interests, oil payments, production payments, carried interests and any and all other interests in Hydrocarbons; in each case whether now owned or hereafter acquired directly or indirectly.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” has the meaning set forth in Section 9.05(d).

“Participant Register” has the meaning set forth in Section 9.05(d).

“PATRIOT Act” has the meaning set forth in Section 3.14(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“pdf” means Portable Document Format or any other electronic format for the transmission of images.

“Performance Guaranty” means any guaranty issued in connection with any Midstream Debt, Non-Recourse Debt or International Debt that (i) if secured, is secured only by assets of, or Equity Interests in, a Midstream Subsidiary, a Non-Recourse Subsidiary or a Foreign Subsidiary; and (ii) guarantees to the provider of such Midstream Debt, Non-Recourse Debt or International Debt or any other Person the (a) performance of the improvement, installation, design, engineering, construction, acquisition, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Midstream Debt, Non-Recourse Debt or International Debt, (b) completion of the minimum agreed equity contributions to the relevant Midstream Subsidiary, Non-Recourse Subsidiary or Foreign Subsidiary, or (c) performance by a Midstream Subsidiary, a Non-Recourse Subsidiary or a Foreign Subsidiary of obligations to Persons other than the provider of such Midstream Debt, Non-Recourse Debt or International Debt.

“Permitted Additional Indebtedness” means any Indebtedness incurred by the Borrower under Section 6.01(o) and any Permitted Refinancing Indebtedness in respect thereof.

“Permitted Additional Indebtedness Documents” means, collectively, notes, all guarantees of any such notes, the indentures (and any supplements thereof) for each series or issue of any such notes and all other agreements, documents or instruments executed and delivered by any Person in connection with, or pursuant to, the issuance of Permitted Additional Indebtedness.

“Permitted Collateral Liens” means (a) in the case of Collateral other than Equity Interests, Permitted Liens and (b) in the case of Collateral constituting Equity Interests, non-consensual Permitted Liens arising by operation of law; provided that no intention to subordinate any Lien granted in favor of the Administrative Agent for the benefit of the Secured Parties is to be hereby implied or expressed by the permitted existence of such Permitted Collateral Liens.

“Permitted Liens” means:

(a)                               any Lien existing on any property at the time of the acquisition thereof and not created in contemplation of such acquisition by the Borrower or any of its Subsidiaries, whether or not assumed by the Borrower or any of its Subsidiaries;

(b)                              any Lien existing on any property of a Subsidiary of the Borrower at the time it becomes a Subsidiary of the Borrower and not created in contemplation thereof and any Lien existing on any property of any Person at the time such Person is merged or liquidated into or consolidated with the Borrower or any of its Subsidiaries and not created in contemplation thereof;

(c)                               leases constituting Liens now or hereafter existing and any renewals or extensions thereof;

(d)                             Liens in favor of the Borrower or any of its Subsidiaries;

(e)                               Liens securing any Permitted Refinancing Indebtedness permitted to be incurred under this Agreement; provided, that the Liens securing the Permitted Refinancing Indebtedness are limited to either (i) substantially the same collateral, if any, that secured, at the time of such refunding, extension, refinancing or replacement, the Indebtedness so refunded, extended, refinanced or replaced or (ii) other collateral of reasonably equivalent value of the collateral described in clause (i) above and not constituting Borrowing Base Properties;

(f)                                Liens on and pledges of the Equity Interests of any joint venture owned by the Borrower or any of its Subsidiaries to the extent securing Indebtedness of such joint venture that is non-recourse to the Borrower or any of its Subsidiaries;

(g)                              Liens on the products and proceeds (including insurance, condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, property permitted to be subject to Liens but subject to the same restrictions and limitations set forth in this Agreement as to Liens on such property (including the requirement that such Liens on products, proceeds, accessions and rights secure only obligations that such property is permitted to secure);

(h)                              any Lien existing or hereafter created on any office equipment, data processing equipment (including computer and computer peripheral equipment) or transportation equipment (including motor vehicles, aircraft and marine vessels);

(i)                                  Liens granted pursuant to any Loan Document, including in connection with any Cash Collateralization;

(j)                                  Liens for Taxes, customs duties or other governmental charges or assessments that are not due, or if such an item is delinquent, the validity of which is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP, if required by such principles, have been provided on the books of the relevant entity;

(k)                              Liens pursuant to master netting agreements and other similar agreements entered into in the ordinary course of business in connection with hedging obligations, so long as such Liens encumber only amounts owed under the hedges covered by such agreements;

(l)                                  Liens on cash deposits in the nature of a right of setoff, banker’s lien, counterclaim or netting of cash amounts owed arising in the ordinary course of business on deposit accounts;

(m)                          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords, vendors, workmen, operators, and other like Liens arising in the ordinary course of business or incident to the exploration, development, operation, processing and maintenance of Hydrocarbons and related facilities and assets and securing obligations that are not overdue by more than 90 days or are being contested in compliance with Section 5.04;

(n)                              pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, and other social security laws or regulations;

(o)                              deposits to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature, in each case in the ordinary course of business;

(p)                              judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VII;

(q)                              statutory Liens arising in the ordinary course of business, for amounts not yet due and payable (i) in favor of producers with respect to oil, gas, or other mineral production purchased from such producers, and (ii) in favor of oil, gas and other mineral interest owners with respect to oil, gas, or other mineral production purchased from such owners;

(r)                                 easements, zoning restrictions, rights-of-way, servitudes, permits, conditions, exceptions, reservations, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any Indebtedness and do not materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(s)                                rights of a common owner of any interest in property held by Borrower or any Subsidiary as a common owner;

(t)                                 farmout, farmin, carried working interest, joint operating, unitization, royalty, overriding royalty, sales, marketing agreements, contracts for sale, transportation agreements, area of mutual interest, division order, joint venture, partnership and similar agreements relating to the exploration or development of, or production from, oil and gas properties incurred in the ordinary course of business and any Lien not securing Indebtedness created or assumed by the Borrower or any of its Subsidiaries on oil, gas, coal or other mineral or timber property, owned or leased by the Borrower or any of its Subsidiaries in the ordinary course of business;

(u)                              Liens occurring in, arising from, or associated with Specified Escrow Arrangements;

(v)                              Liens securing Non-Recourse Debt of a Non-Recourse Subsidiary on the assets (and the income and proceeds therefrom) of such Non-Recourse Subsidiary that are not owned by the Borrower or any of its Subsidiaries on the Closing Date and that are acquired, developed, operated and/or constructed with the proceeds of (i) such Non-Recourse Debt or investments in such Non-Recourse Subsidiary or (ii) Non-Recourse Debt or investments referred to in clause (i) refinanced in whole or in part by such Non-Recourse Debt; and (x) Liens securing Non-Recourse Debt of a Non-Recourse Subsidiary on the assets (and the income and proceeds therefrom) of such Non-Recourse Subsidiary that are owned by the Borrower or any of its Subsidiaries on the Closing Date (“Existing Assets”) and that are developed, operated and/or constructed with the proceeds of (i) such Non-Recourse Debt or investments in such Non-Recourse Subsidiary or (ii) Non-Recourse Debt or investments referred to in clause (i) refinanced in whole or in part by such Non-Recourse Debt, provided that the aggregate fair market value (determined as of the Closing Date) of Existing Assets on which Liens may be granted pursuant to this clause (w) shall not exceed $250,000,000;

(w)                          Liens on property other than Borrowing Base Properties securing International Debt;

(x)                              Liens on Equity Interests in, and the property or assets of, Midstream Subsidiaries securing Midstream Debt and/or letters of credit and reimbursement obligations related thereto;

(y)                              any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 1.01;

(z)                               Liens on deposits pursuant to any Hedging Agreement or letter of credit arrangements entered into by the Borrower or any Subsidiary in the ordinary course of its business, not to exceed $25,000,000 in the aggregate amount outstanding at any time;

(aa)                        any Lien securing industrial development, pollution control or similar revenue bonds;

(bb)                      Liens on deposits or other security given to secure bids, tenders, trade contracts, leases, government contracts, or to secure or in lieu of surety and appeal bonds, performance and return of money bonds, in each case to secure obligations arising in the ordinary course of business of the Borrower and its Subsidiaries;

(cc)                        Liens on deposits or other security given to secure public or statutory obligations and deposits as security for the payment of Taxes, other governmental assessments or other similar governmental charges, in each case to secure obligations of a Borrower or any of its Subsidiaries arising in the ordinary course of business;

(dd)                    Liens not otherwise permitted so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed $10,000,000 at any time;

(ee)                        Liens created in the ordinary course of business on deposits to secure liability for premiums to insurance carriers or securing insurance premium financing arrangements;

(ff)                          Production payments, forward sales and similar arrangements in an amount not to exceed the amount permitted under Section 6.01(j);

(gg)                      Liens securing Capital Leases or Purchase Money Indebtedness permitted by Section 6.01(k) but only on the Property under lease or the Property purchased, constructed or improved with such Purchase Money Indebtedness, as applicable; and

(hh)                      Liens not otherwise permitted by the foregoing clauses in an aggregate principal amount not to exceed one percent (1%) of Consolidated Net Tangible Assets;

provided that no intention to subordinate any Lien granted in favor of the Administrative Agent for the benefit of the Secured Parties is to be hereby implied or expressed by the permitted existence of such Permitted Liens. Each of the foregoing paragraphs (a) through (ii) shall also be deemed to permit (i) appropriate Uniform Commercial Code and other similar filings to perfect the Liens permitted by such paragraph and (ii) Liens on the products and proceeds (including insurance, condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, the property permitted to be encumbered under such paragraph, but subject to the same restrictions and limitations herein set forth as to Liens on such property (including the requirement that such Liens on products, proceeds, accessions and rights secure only the specified obligations, and in the amount, that such property is permitted to secure).

“Permitted Prior Liens” means Permitted Collateral Liens other than Permitted Liens described in clauses (d) and (w) of the definition of “Permitted Liens”; provided that no intention to subordinate any Lien granted in favor of the Administrative Agent for the benefit of the Secured Parties is to be hereby implied or expressed by the permitted existence of such Permitted Prior Liens.

“Permitted Refinancing Indebtedness” means, with respect to any Indebtedness of the Borrower and Indebtedness constituting guarantees thereof by the other Loan Parties (such Indebtedness, the “Refinanced Indebtedness”), any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to repay, modify, extend, refinance, renew, replace (whether or not contemporaneously), defease, discharge, redeem or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of any such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such Refinancing plus any unpaid accrued interest and premium thereon and an amount necessary to pay any fees and expenses (including upfront fees and original issue discount) incurred in connection with such Refinancing, plus an amount equal to any unutilized revolving commitments being refinanced and permitted to be drawn under Section 6.01 immediately prior to such Refinancing and (b) solely in respect of Senior Notes or Permitted Additional Indebtedness that constitutes Refinanced Indebtedness, (i) such Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Indebtedness, and (ii) such Refinancing Indebtedness does not contain financial maintenance covenants that are more onerous with respect to the Borrower and its Subsidiaries than the financial maintenance covenants in this Agreement or the Refinancing Indebtedness or other covenants (other than financial maintenance or other covenants added for the benefit of the Lenders or which apply only after the Maturity Date) or events of default that, taken as a whole and as reasonably determined by the Borrower in good faith, are materially more onerous on the Borrower and its Subsidiaries than the terms and conditions of this Agreement or the Refinanced Indebtedness (excluding as to interest rates, fees, floors, funding discounts and redemption or prepayment premiums).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) as defined in Section 3(2) of ERISA currently maintained by, or in the event such plan has terminated, to which contributions have been made or an obligation to make such contributions has accrued during any of the five plan years preceding the date of the termination of such plan by, the Borrower or any ERISA Affiliate of the Borrower subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Wells Fargo Bank, National Association, as its prime rate in effect at its principal office in San Francisco. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Proposed Basin BB Amounts” has the meaning assigned such term in Section 2.10(d)(i).

“Proposed Borrowing Base” has the meaning assigned such term in Section 2.10(d)(i).

“Proposed Borrowing Base Notice” has the meaning assigned such term in Section 2.10(d)(ii).

“Proved Reserves” means “proved oil and gas reserves”, as such term is defined pursuant to Rule 4-10(a) of Regulation S-X of the Securities and Exchange Act of 1934, as amended, and its implementing regulations at 17 C.F.R. § 210.4-10(a).

“Purchase Money Indebtedness” means Indebtedness, the proceeds of which are used to finance the acquisition, construction or improvement of inventory, equipment or other Property in the ordinary course of business; provided, however, that such Indebtedness is incurred no later than 12 months after such acquisition or the completion of such construction or improvement.

“Recipient” means the Administrative Agent and any Lender Party, as applicable.

“Redemption” means, with respect to any Indebtedness, the repurchase, redemption, prepayment, repayment, or defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Indebtedness. “Redeem” has the correlative meaning thereto.

“Redetermination” means a CTD Redetermination, an Interim Redetermination or a Scheduled Redetermination.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base (and, if applicable, Development Borrowing Base and/or Basin BB Amount) related thereto becomes effective pursuant to Section 2.10(e).

“Register” has the meaning set forth in Section 9.05(c).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, members, partners, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time, as such definition may be modified from time to time in accordance with Section 9.03 hereof.

“Reserve Report” means a report prepared by the Borrower setting forth, as of each June 30 (if applicable) and December 31 of the applicable year or such other date in the event of an Interim Redetermination, the Proved Reserves attributable to the Oil and Gas Properties of the Loan Parties located within the geographic boundaries of the United States of America (or the Outer Continental Shelf adjacent to the United States of America), together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with the Administrative Agent’s lending requirements at the time.

“Responsible Officer” means with respect to any other Person, the president, chief executive officer, chief financial officer, the general counsel, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, or the controller of such Person or any other officer designated as a “Responsible Officer” by the board of directors (or equivalent governing body) of such Person.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of its Subsidiaries.

“Revolving Loan” means a Loan made pursuant to Section 2.02.

“Rolling Period” means (a) for the fiscal quarters ending on March 31, 2018, June 30, 2018 and September 30, 2018, the period commencing on January 1, 2018 and ending on the last day of such applicable fiscal quarter and (b) for the fiscal quarter ending on December 31, 2018 and for each fiscal quarter thereafter, the period of four (4) consecutive fiscal quarters ending on the last day of such applicable fiscal quarter.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Companies, Inc. or its successor.

“Sale and Leaseback Transaction” of any Person means any arrangement entered into by such Person or any Subsidiary of such Person, directly or indirectly, whereby such Person or any Subsidiary of such Person shall sell or transfer any property, whether now owned or hereafter acquired to any other Person (a “Transferee”), and whereby such first Person or any Subsidiary of such first Person shall then or thereafter rent or lease as lessee such property or any part thereof or rent or lease as lessee from such Transferee or any other Person other property which such first Person or any Subsidiary of such first Person intends to use for substantially the same purpose or purposes as the property sold or transferred.

“Sanction” means any applicable economic or financial sanction or trade embargo administered or enforced by the United States Government (including without limitation, OFAC), Her Majesty’s Treasury of the United Kingdom, the United Nations Security Council or the European Union.

“Sanctioned Country” means a country subject to a Sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time, or subject to any other Sanctions program of the United States of America, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) a Person named on the lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or any successor list from time to time, (c) a Person named on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or any successor list from time to time, (d) a Person named on the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or any successor list from time to time, or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a Sanctions program administered by the United States of America, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Redetermination” has the meaning assigned such term in Section 2.10(c).

“Scheduled Redetermination Date” means the date on which a Borrowing Base (and, if applicable, a Development Borrowing Base and/or Basin BB Amount) that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.10(e).

“Second Amendment Effective Date” means April 17, 2018.

“Secured Hedging Agreement” means any Hedging Agreement between the Borrower or a Subsidiary and a Secured Hedging Counterparty.

“Secured Hedging Counterparty” means each Person that (a) at the commencement of the applicable Collateral Trigger Period is a Lender or an Affiliate of a Lender and is a party to a Hedging Agreement with the Borrower or a Subsidiary or (b) at the time it enters into a Hedging Agreement with the Borrower or a Subsidiary during the applicable Collateral Trigger Period, is a Lender or an Affiliate of a Lender, in each case, in its capacity as a party to such Hedging Agreement.

“Secured Obligations” means, during any Secured Period, collectively, (a) the Development Secured Obligations and/or (b) the General Secured Obligations, as applicable.

“Secured Parties” means, collectively, the Administrative Agent (including each sub-agent appointed by the Administrative Agent as provided in Section 8.05), the Lenders, the Issuing Banks, the Secured Hedging Counterparties, the Secured Treasury Management Counterparties, the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and each trustee or other party that is secured by, or purported to be secured by, the Collateral under the terms of any Collateral Document; provided that for the avoidance of doubt, no Issuing Bank, Secured Hedging Counterparty or Secured Treasury Management Counterparty shall be a “Secured Party” with respect to the Development Secured Obligations.

“Secured Period” means the period beginning on the Closing Date or a Collateral Trigger Date, as applicable, and ending on the earlier of (a) the applicable Collateral Trigger Termination Date and (b) the date on which all Liens held by the Administrative Agent for the benefit of the Secured Parties are released pursuant to Section 9.19.

“Secured Treasury Management Agreement” means any Treasury Management Agreement between the Borrower or a Subsidiary and a Secured Treasury Management Counterparty.

“Secured Treasury Management Counterparty” means any Person that (a) at the commencement of the applicable Collateral Trigger Period is a Lender or an Affiliate of a Lender and is a party to a Treasury Management Agreement with the Borrower or a Subsidiary or (b) at the time it enters into a Treasury Management Agreement with the Borrower or a Subsidiary during the applicable Collateral Trigger Period, is a Lender or an Affiliate of a Lender, in each case, in its capacity as a party to such Treasury Management Agreement; provided that if such Person at any time ceases to be a Lender or an Affiliate of a Lender, as the case may be, such person shall no longer be a Secured Treasury Management Counterparty.

“Senior Notes” means the 2020 Senior Notes, the 2022 Senior Notes, the 2023 Senior Notes and the 2024 Senior Notes, and any other senior unsecured notes issued by the Borrower that constitute Permitted Refinancing Indebtedness in respect of the foregoing.

“Senior Notes Documents” means, collectively, the 2020, 2023 and 2024 Senior Notes Documents, the 2022 Senior Notes Documents and any indenture, senior unsecured notes, all guarantees of any such notes, and all other agreements, documents or instruments executed and delivered by the Borrower in connection with, or pursuant to, the issuance of any senior unsecured notes that constitute Permitted Refinancing Indebtedness in respect of the foregoing.

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Escrow Arrangements” means cash deposits at one or more financial institutions for the purpose of funding any potential shortfall in the daily net cash position of the Borrower or any of its Subsidiaries.

“Subsidiary” means, with respect to any specified Person:

(a)                               any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)                              any partnership (whether general or limited) or limited liability company (i) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (ii) if there is more than a single general partner or member, either (A) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (B) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively. Unless the context otherwise requires, references herein to “Subsidiary” or “Subsidiaries” are to a Subsidiary or Subsidiaries of the Borrower.

Notwithstanding the foregoing, no Foreign Subsidiary or Non-Recourse Subsidiary shall be deemed to be a Subsidiary of the Borrower at any time.

“Supermajority Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing at least 66 2/3% of the sum of the total Credit Exposures and unused Commitments at such time, as such definition may be modified from time to time in accordance with Section 9.03 hereof.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans.  As of the Second Amendment Effective Date, the Swingline Commitment is $50,000,000.

“Swingline Due Date” has the meaning set forth in Section 2.11(a).

“Swingline Exposure” means at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means Wells Fargo Bank, National Association.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transactions” means the signature and delivery by the Borrower of this Agreement, the borrowing of Loans, and the issuance of Letters of Credit hereunder.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, auto-borrow, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.18(f).

“Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Credit Exposures of the Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Voluntary Collateral Trigger Period” means a Collateral Trigger Period that commences on a Collateral Trigger Date described in clause (b) of the definition of “Collateral Trigger Date.”

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors (or similar governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Capital Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Capital Stock or preferred stock multiplied by the amount of such payment, by (b) the sum of all such payments.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02               Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”) and by Class (e.g., a “Revolving Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”) or by Class (e.g., a “Revolving Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03               Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04               Accounting Terms; GAAP. All accounting terms not specifically defined shall be construed in accordance with GAAP. To the extent there are any changes in accounting standards from the Second Amendment Effective Date, the financial condition covenants set forth herein will continue to be determined in accordance with accounting standards in effect on the Second Amendment Effective, as applicable, until such time, if any, as such financial covenants are adjusted or reset to reflect such changes in accounting standards and such adjustments or resets are agreed to in writing by the Borrower and the Administrative Agent (after consultation with the Required Lenders).  Notwithstanding the foregoing, with respect to the computation of Indebtedness, Consolidated EBITDAX, any financial ratio (including, but not limited to, the financial ratio described in Section 6.08(a)), or any other provision of any Loan Documents, (a) such computation shall at all times be made without regard to the lease accounting standard ASC 842 and (b) any lease that was or would be treated as an operating lease under GAAP on the Second Amendment Effective Date shall be treated as an operating lease for all purposes under this Agreement, and any lease that was or would be treated as a capital lease under GAAP on the Second Amendment Effective Date shall be treated as a capital lease for all purposes under this Agreement, in each case, regardless of any change in GAAP after the Second Amendment Effective Date.

ARTICLE II

THE CREDITS

Section 2.01               Commitments.

(a)                               Loans. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (ii) the sum of the total Credit Exposures exceeding the Aggregate Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b)                              [Reserved].

(c)                               Optional Increase in Aggregate Elected Commitments and Letter of Credit Commitments.

(i)                                  Subject to the conditions set forth in this Section 2.01(c), the Borrower shall have the option, (A) without the consent of the Lenders, from time to time to cause one or more increases in the Aggregate Elected Commitments by adding to this Agreement one or more financial institutions as Lenders (collectively, the “New Lenders”) or by allowing one or more Lenders to increase their respective Elected Commitments, in each case, subject to the prior approval of the Administrative Agent and the Issuing Banks (such approval not to be unreasonably withheld) and (B) from time to time to cause one or more increases in the Letter of Credit Commitments by allowing one or more Issuing Banks to increase their respective Letter of Credit

Commitments subject to the prior approval of the Administrative Agent and such increasing Issuing Bank; provided however that: (1) prior to and after giving effect to the increase, no Default or Event of Default shall have occurred hereunder and be continuing, (2) no such increase shall cause the Aggregate Elected Commitments and/or Letter of Credit Commitments to exceed the Borrowing Base then in effect or the Aggregate Maximum Credit Amounts, (3) no such increase shall cause the Letter of Credit Commitments of any Issuing Bank to exceed their respective Elected Commitment; (4) no Lender’s Elected Commitment shall be increased without such Lender’s consent, (5) no Issuing Bank’s Letter of Credit Commitment shall be increased without such Issuing Bank’s consent and (6) such increase shall be evidenced by a commitment increase agreement in form and substance reasonably acceptable to the Administrative Agent and executed by the Borrower, the Administrative Agent, the New Lenders, if any, the Lenders increasing their Elected Commitments, if any, and the Issuing Banks increasing their Letter of Credit Commitment, if any, and which shall indicate the amount and allocation of such increase in the Aggregate Elected Commitments and/or Letter of Credit Commitments and the effective date of such increase (the “Increase Effective Date”). Each financial institution that becomes a New Lender pursuant to this Section by the execution and delivery to the Administrative Agent of the applicable commitment increase agreement and delivery of an Administrative Questionnaire shall be a “Lender” for all purposes under this Agreement on the applicable Increase Effective Date, and the Borrower shall (x) if requested by a New Lender, deliver a Note payable to such New Lender in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed and (y) pay any applicable fees as may have been agreed to between the Borrower and such New Lender, and, to the extent applicable, the Administrative Agent. The Borrower shall borrow and prepay Loans on each Increase Effective Date (and pay any additional amounts required pursuant to Section 2.17) to the extent necessary to keep the outstanding Revolving Loans of each Lender ratable with such Lender’s revised Applicable Percentage after giving effect to any nonratable increase in the Aggregate Elected Commitments under this Section (and the resulting modifications of each Lender’s Maximum Credit Amounts pursuant to Section 2.01(c)(ii)).

(ii)                              Upon any increase in the Aggregate Elected Commitment pursuant to this Section 2.01(c), (A) each Lender’s Maximum Credit Amount shall be automatically deemed amended and increased to the extent necessary so that each such Lender’s Applicable Percentage equals the percentage of the Aggregate Elected Commitment represented by such Lender’s Elected Commitment, in each case after giving effect to such increase, and (B) Schedule 2.01 to this Agreement shall be deemed amended to reflect the Elected Commitment of each Lender (including any New Lender) as thereby increased, any changes in the Lenders’ Maximum Credit Amounts pursuant to the foregoing clause (A), and any resulting changes in the Lenders’ Applicable Percentages.

(iii)                          Upon any increase in the Letter of Credit Commitments pursuant to this Section 2.01(c), Schedule 2.01 of this Agreement shall be deemed amended to reflect the Letter of Credit Commitment of each Issuing Bank as thereby increased.

(iv)                          As a condition precedent to each increase in the Aggregate Elected Commitment pursuant to subsection (c)(i) above, the Borrower shall deliver to the Administrative Agent, to the extent requested by the Administrative Agent, the following in form and substance reasonably satisfactory to the Administrative Agent:

(A)                          a certificate dated as of the Increase Effective Date, signed by a Responsible Officer of the Borrower certifying that each of the conditions to such increase set forth in this Section 2.01(c) shall have occurred and been complied with and that, before and after giving effect to such increase, (1) the representations and warranties (other than Added L/C Representations) contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date after giving effect to such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and (2) no Default or Event of Default exists and is continuing;

(B)                           such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of the Borrower as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of such Responsible Officer thereof authorized to act as a Responsible Officer in connection with such increase agreement, and such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is validly existing and in good standing in its jurisdiction of organization; and

(C)                           a favorable customary opinion of counsel to the Borrower, relating to such increase agreement, addressed to the Administrative Agent and each Lender if requested by the Administrative Agent or such Lenders.

(v)                              Contemporaneously with any increase in the Borrowing Base pursuant to this Agreement, if (A) the Borrower elects to increase the Aggregate Elected Commitments and (B) each Lender has consented to such increase in its Elected Commitment, then the Aggregate Elected Commitments shall be increased (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) by the amount requested by the Borrower (subject to the limitations set forth in Section 2.01(c)(i)) without the requirement that any Lender deliver the applicable commitment increase agreement or that the Borrower pay any amounts under Section 2.17, and Schedule 2.01 shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitments. The Administrative Agent shall record the information regarding such increases in the Register required to be maintained by the Administrative Agent pursuant to Section 9.05(c).

(vi)                          The Borrower shall have the option, by agreement with any Lender to (A) after consultation with the Administrative Agent, cause such Lender to become or cease to be an Issuing Bank under this Agreement and (B)  decrease the Letter of Credit Commitment of any Lender that is an Issuing Bank.

Section 2.02               Revolving Loans and Borrowings.

(a)                               Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)                              Subject to Section 2.15, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                               At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(f). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 24 Eurodollar Borrowings outstanding.

(d)                             Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Revolving Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03               Requests for Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or emailed pdf to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)                                  the aggregate amount of the requested Borrowing;

(ii)                              the date of such Borrowing, which shall be a Business Day;

(iii)                          whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)                          in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v)                              the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07; and

(vi)                          solely during any Collateral Trigger Period, whether such Borrowing is to be a General Loan or a Development Loan.

If no election as to the Type of Revolving Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If a Borrowing has not been designated either as a General Loan or a Development Loan during any Collateral Trigger Period, then the requested Borrowing shall be deemed to be for a General Loan.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04               Development Loans; Additional Requirements during any Collateral Trigger Period.

(a)                               Unless otherwise designated by the Borrower, all present and future Revolving Loans shall constitute General Loans; provided, that the Borrower shall have the option to elect at any time during a Collateral Trigger Period, by providing written notice of such election to the Administrative Agent, to designate any existing and future Revolving Loan as a Development Loan, in each case, in accordance with this Section 2.04; provided further, that in the case of the Initial Designation Effective Date, such written notice shall be delivered to the Administrative Agent at least ten (10) days (or such lesser number of days as may be agreed by the Administrative Agent in its reasonable discretion) prior to the Initial Designation Effective Date. Development Loans shall be used only to the extent permitted by Section 5.08. The Development Credit Exposure at any time shall not exceed the Development Borrowing Base at such time.

(b)                              No designation of existing Revolving Loans as Development Loans shall become effective, and no new Development Loans shall be made, in each case prior to the date on which all of the following conditions are satisfied (the “Development Designation Conditions”) with respect to such designation or Development Loan (the first such date on which the Development Designation Conditions are satisfied and the applicable designation or Development Loan is made, the “Initial Designation Effective Date”):

(i)                                  the Borrower shall have delivered to the Administrative Agent each of the following, (A) documentation in form and substance reasonably satisfactory to the Administrative Agent designating such existing Revolving Loans as Development Loans, or requesting pursuant to this Article II such new Development Loans, which shall in each case indicate the Oil and Gas Properties of the Loan Parties intended to be developed with the proceeds of such Development Loans and in which Basin or Basins such Oil and Gas Properties are located, (B) to the extent not previously delivered and in effect, (1) Mortgages or amendments or supplements to existing Mortgages duly executed by the applicable Loan Parties in accordance with the Collateral and Guaranty Requirement in respect of such Oil and Gas Properties and related assets intended to constitute Development Mortgaged Properties, and (2) the title information required by Section 5.11 regarding such Development Mortgaged Properties and (C) a certificate of a Responsible Officer of the Borrower certifying (1) that the use of such proceeds will be used in accordance with Section 5.08 and (2) as to the matters set forth in Section 2.04(b)(ii);

(ii)                              (A) after giving effect to such designation or such new Development Loan, the Development Credit Exposure shall not exceed the Development Borrowing Base at such time and (B) after giving effect to such designation or such new Development Loan and any Mortgages or amendments or supplements to Mortgages as contemplated by Section 2.04(b)(i), none of the execution, delivery and performance by each Loan Party of the Loan Documents to which it is shown as being a party (to the extent not released in accordance with its terms and/or the terms of this Agreement) or the consummation of the transactions contemplated thereby contravene any restriction under any Senior Notes Document or Permitted Additional Indebtedness Document with respect to Permitted Additional Indebtedness constituting Material Indebtedness or will result in or require the creation or imposition of any Lien in connection therewith that is prohibited by this Agreement;

(iii)                          all other applicable requirements of the Collateral and Guaranty Requirement shall have been satisfied;

(iv)                          in the case of the Initial Designation Effective Date, the Administrative Agent shall have received a legal opinion (in addition to any other legal opinion required in connection with the Collateral and Guaranty Requirement) addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent, regarding the incurrence of Indebtedness by the Borrower in respect of Development Loans and the non-contravention of any Senior Notes Documents or Permitted Additional Indebtedness Documents with respect to Permitted Additional Indebtedness constituting Material Indebtedness as a result of such incurrence and the Liens granted on the Development Mortgaged Property in connection therewith;

(v)                              in the case of the Initial Designation Effective Date, the initial Development Borrowing Base shall have been determined in accordance with Section 2.10 and the Borrower shall have received a New Borrowing Base Notice setting forth such Development Borrowing Base.

(c)                               To the extent that the Borrower desires to apply the proceeds of an existing or new Development Loan to develop additional Oil and Gas Properties of the Loan Parties, it may designate any Collateral or additional properties as Development Mortgaged Properties by delivering to the Administrative Agent each of the following: (i) documentation in form and substance reasonably satisfactory to the Administrative Agent indicating the new use of the proceeds of such Development Loan and the corresponding Oil and Gas Properties of the Loan Parties to be developed with such proceeds and in which Basin or Basins such Oil and Gas Properties are located, (ii) to the extent not previously delivered and in effect, (A) Mortgages or amendments or supplements to existing Mortgages duly executed by the applicable Loan Parties in accordance with the Collateral and Guaranty Requirement in respect of such Oil and Gas Properties and related assets intended to constitute Development Mortgaged Properties, and (B) title information required by Section 5.11 regarding such Development Mortgaged Properties and (iii) a certificate of a Responsible Officer of the Borrower certifying (A) that the use of such proceeds will be used in accordance with Section 5.08 and (B) as to the matters set forth in Section 2.04(b)(ii).

(d)                             To the extent that the Borrower is required to redesignate certain Development Mortgaged Properties as Mortgaged Properties securing General Secured Obligations (and not securing Development Secured Obligations) because it is no longer using the proceeds of any Development Loan for the purposes of developing such Development Mortgaged Properties in accordance with Section 5.08, the Borrower shall have the option to make such redesignation and also redesignate the corresponding Development Loans as General Loans, upon delivering to the Administrative Agent each of the following: (i) documentation in form and substance reasonably satisfactory to the Administrative Agent indicating which Development Mortgaged Properties are to be redesignated as Mortgaged Properties securing General Secured Obligations and which Development Loans are no longer being used to develop such Development Mortgaged Properties and are being redesignated as General Loans, (ii) any necessary amendments or supplements to existing Mortgages duly executed by the applicable Loan Parties which satisfy the Collateral and Guaranty Requirement, (iii) to the extent not previously delivered and in effect, the title information required by Section 5.11 regarding such Development Mortgaged Properties and (iv) a certificate of a Responsible Officer of the Borrower certifying, after giving effect to such redesignation and the making of any mandatory prepayment required under Section 2.12, as to the matters set forth in Section 2.04(b)(ii) and that the General Credit Exposure does not exceed the CNTA Cap. Simultaneously with such redesignation, the Development Borrowing Base shall be simultaneously reduced by an amount equal to the Development Borrowing Base Value of such Development Mortgaged Properties that are redesignated as Mortgaged Properties securing General Secured Obligations, and the Development Borrowing Base as so reduced shall become the new Development Borrowing Base immediately upon such redesignation, effective and applicable to the Borrower, the Administrative Agent and the Lenders until the next redetermination or other adjustment of the Development Borrowing Base pursuant to this Agreement.

Section 2.05               Swingline Loans.

(a)                               Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment or (ii) the total Credit Exposures exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided, that a Swingline Loan may be in an aggregate amount that is equal to the entire available balance of the Swingline Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(f).

(b)                              To request a Swingline Loan, the Borrower shall notify the Swingline Lender (with a copy to the Administrative Agent) of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Swingline Lender will make such amount received available to the Borrower by means of a credit to the general deposit account of the Borrower with the Administrative Agent (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(f), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)                               The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.05(c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this Section 2.05(c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lenders the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this Section 2.05(c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this Section 2.05(c) and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this Section 2.05(c) shall not relieve the Borrower of any default in the payment thereof.

(d)                             Except to the extent the Swingline Exposure of a Defaulting Lender has been reallocated pursuant to clause (e) below, the Swingline Lender shall not be obligated to make any Swingline Loan at a time when any other Lender is a Defaulting Lender, unless such Swingline Lender has entered into arrangements (which may include the delivery of cash collateral) with the Borrower or such Defaulting Lender which are satisfactory to such Swingline Lender in its sole discretion to protect them against the risk of non-payment by such Defaulting Lender. Any cash collateral provided pursuant to this clause (d) shall be deposited in an interest bearing account promptly after the execution of the appropriate deposit account agreement and establishment of such account from which the Administrative Agent will release interest to the Borrower on a periodic basis.

(e)                               If a Lender becomes, and during the period it remains, a Defaulting Lender, (i) the Swingline Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitments; provided that (A) the sum of each Non-Defaulting Lender’s total Credit Exposure may not in any event exceed the Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (B) subject to Section 9.20, neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender and (ii) promptly on demand by the Swingline Lender from time to time, the Borrower shall prepay Swingline Loans in an amount of the Swingline Exposure of such Defaulting Lender (after giving effect to clause (i) of this Section 2.05(e)).

Section 2.06               Letters of Credit.

(a)                               General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance, amendment, and/or renewal of, and, subject to this Section 2.06, each Issuing Bank agrees to issue, amend and/or renew (as applicable), Letters of Credit under the Commitments for the Borrower’s own account or for the account of any Subsidiary of it, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. For the avoidance of doubt, any representations, warranties and events of default in any such letter of credit application or other agreement shall have no effect. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Borrower, the Borrower requesting a Letter of Credit for a Subsidiary of it shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of its Subsidiaries.

(b)                              Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (unless automatically renewed by its terms) or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent three Business Days (or such shorter period as may be acceptable to such Issuing Bank) in advance of the requested date of issuance, amendment, renewal (unless automatically renewed by its terms) or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying (i) the date of issuance, amendment, renewal or extension (which shall be a Business Day), (ii) the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), (iii) the amount of such Letter of Credit, (iv) the name and address of the beneficiary thereof, and (v) such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.

If requested by such Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.

(c)                               LC Exposure. No Letter of Credit shall be issued, amended, renewed or extended unless (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure in respect of all Letters of Credit issued by the Issuing Banks does not exceed the aggregate of all Letter of Credit Commitments at such time, (ii) the LC Exposure in respect of all Letters of Credit issued by any Issuing Bank does not exceed the Letter of Credit Commitment of such Issuing Bank at such time, and (iii) the sum of the total Credit Exposures shall not exceed the Aggregate Commitments. In addition, no Issuing Bank shall be under any obligation to issue any Letter of Credit if any law or regulation applicable to such Issuing Bank shall prohibit the issuance of such Letter of Credit. No Issuing Bank shall be under any obligation to amend or extend any Letter of Credit if such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof.

(d)                             Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is seven Business Days prior to the Maturity Date; provided, if the Borrower so requests, an Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided, that any such Auto-Renewal Letter of Credit must permit such Issuing Bank to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than (A) thirty (30) days before the end of such twelve-month period, or (B) such later date to be agreed upon at the time such Letter of Credit is issued (the “Nonrenewal Notice Date”). Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such Issuing Bank to permit the renewal of such Letter of Credit at any time prior to the date set forth in clause (ii) of this Section 2.06(d); provided that the expiry date of such Letter of Credit shall be no later than the date set forth in clause (ii) of this Section 2.06(d).

(e)                               Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or the reduction or termination of the Aggregate Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(f)                                Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Sections 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(g)                              Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the fullest extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h)                              Disbursement Procedures. Each Issuing Bank shall, within the period stipulated by the terms and conditions of the applicable Letter of Credit, following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. After such examination, the applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by fax or such electronic communication that has been approved by the applicable Issuing Bank) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(i)                                  Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.14(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(j)                                  Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time, after consultation with the Administrative Agent, by written agreement among the Borrower, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees owed by it and accrued for the account of the replaced Issuing Bank pursuant to Section 2.13(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and

(ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k)                              Cash Collateralization.

(i)                                  If any Event of Default shall occur and be continuing and if the maturity of the Loans has been accelerated pursuant to Article VII, on the Business Day that the Borrower receives notice from the Administrative Agent upon written request of the Required Lenders demanding Cash Collateralization pursuant to this paragraph, the Borrower shall Cash Collateralize an amount in cash equal to the LC Exposure for all outstanding Letters of Credit requested by it as of such date plus any accrued and unpaid interest thereon; provided that the obligation to Cash Collateralize the LC Exposure shall become effective immediately, and such Cash Collateral shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in clause (g) or (h) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed by the Borrower and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. To the extent not applied as aforesaid, any cash collateral provided hereunder shall be returned in full to the Borrower within three Business Days after all Events of Default have been cured or waived or, in full or in part, as necessary to cause the amount of such cash collateral not to exceed the aggregate LC Exposure.

(ii)                              If any Lender becomes, and during the period it remains, a Defaulting Lender, if any Letter of Credit is at the time outstanding, any Issuing Bank (unless such Issuing Bank is a Defaulting Lender), except to the extent the Commitments have been reallocated pursuant to Section 2.06(l), by notice to the Borrower which requested or has requested the issuance of such Letters of Credit through the Administrative Agent, may require such Borrower to Cash Collateralize within seven (7) Business Days the obligations of the Borrower to the Issuing Banks in respect of such Letters of Credit in an amount equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender in respect thereof, or to make other arrangements satisfactory to the Administrative Agent and to the applicable Issuing Bank(s) in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender. Any cash collateral provided pursuant to this clause (ii) shall be deposited in an interest bearing account promptly after the execution of the appropriate deposit account agreement and establishment of such account from which the Administrative Agent will release interest to the Borrower on a periodic basis.

(l)                                  Reallocation of Defaulting Lender Commitment, Etc. If a Lender becomes, and during the period it remains, a Defaulting Lender, the LC Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitments; provided that (a) the sum of each Non-Defaulting Lender’s total Credit Exposure may not in any event exceed the Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (b) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Banks or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender. Except to the extent the LC Exposure of a Defaulting Lender has been reallocated pursuant to this paragraph or Cash Collateralized pursuant to Section 2.06(k)(ii), no Issuing Bank shall be obligated to issue, amend, or renew any Letter of Credit if a Lender becomes, and during the period it remains, a Defaulting Lender.

(m)                          Addition of Letters of Credit. If (i) an Issuing Bank has, at the request of the Borrower, issued a letter of credit in Dollars other than under this Agreement, (ii) the Borrower decides to add such letter of credit (an “Added Letter of Credit”) to this Agreement as a Letter of Credit and (iii) such Issuing Bank consents in writing (such consent, and any funding of a draw under such letter of credit, are deemed made by such Issuing Bank in reliance on the agreements of the other Lenders pursuant to this Section 2.06) to such letter of credit becoming an Added Letter of Credit, then the Borrower shall give the Administrative Agent and such Issuing Bank at least three Business Days’ (or such shorter period as agreed to by the Administrative Agent and such Issuing Bank) prior notice requesting that such letter of credit be so added, specifying the Business Day such letter of credit is to be added to this Agreement and attaching thereto a copy of such letter of credit, by hand delivering, faxing or transmitting by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank, to the applicable Issuing Bank and the Administrative Agent. On the Business Day so specified for such letter of credit, such letter of credit shall become an Added Letter of Credit and become a Letter of Credit deemed issued under this Agreement by the Issuing Bank specified in the relevant notice (the date such letter of credit so becomes an Added Letter of Credit being the “Added L/C Effective Date” for such letter of credit), if and only if (and, in the case of clauses (A) and (B) below, upon adding such letter of credit the Borrower shall be deemed to represent and warrant that), (A) after giving effect to such inclusion (x) the LC Exposure in respect of all Letters of Credit issued by the Issuing Banks does not exceed the aggregate of all Letter of Credit Commitments at such time, (y) the LC Exposure in respect of all Letters of Credit issued by any Issuing Bank does not exceed the Letter of Credit Commitment of such Issuing Bank at such time and (z) the sum of the total Credit Exposures shall not exceed the Aggregate Commitments, (B) such letter of credit complies in all other respects with this Section 2.06, and (C) such Issuing Bank notifies the Administrative Agent, on or before such Added L/C Effective Date, that such letter of credit is or will become, as of such Added L/C Effective Date, an Added Letter of Credit.

Section 2.07               Funding of Borrowings.

(a)                               Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)                              Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Section 2.07 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.08               Interest Elections.

(a)                               Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)                              To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or emailed pdf to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c)                               Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i)                                  the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                              the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                          whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)                          if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                             Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                               If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing of the Borrower may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing of the Borrower shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09               Termination and Reduction of Aggregate Elected Commitments and Aggregate Maximum Credit Amounts.

(a)                               Unless previously terminated, the Aggregate Commitments shall terminate on the Maturity Date.  If at any time the Aggregate Maximum Credit Amounts or the Aggregate

Elected Commitments are terminated or reduced to zero, then the Aggregate Commitments shall terminate on the effective date of such termination or reduction.

(b)                              The Borrower may at any time terminate, or from time to time reduce, the Aggregate Elected Commitments or the Letter of Credit Commitments; provided that (i) each reduction of the Aggregate Elected Commitments or the Letter of Credit Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Borrower shall not terminate or reduce the Aggregate Elected Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.12, the sum of the Credit Exposures would exceed the Aggregate Elected Commitments, as so reduced, (iii) the Borrower shall not terminate or reduce the Letter of Credit Commitments if the LC Exposure would exceed the Letter of Credit Commitments, as so reduced, (iv) the amount of the Letter of Credit Commitment of any Issuing Bank shall not be reduced to an amount which is less than the aggregate amount of LC Exposure in respect of all Letters of Credit issued or deemed issued by such Issuing Bank; and (v) the Aggregate Elected Commitments shall not be reduced to an amount which is less than the aggregate amount of the Letter of Credit Commitments, unless the Letter of Credit Commitments are correspondingly reduced at the same time.

(c)                               The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Elected Commitments or the Letter of Credit Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.09(c) shall be irrevocable; provided that a notice of termination of the Aggregate Elected Commitments or the Letter of Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or another specified event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Aggregate Elected Commitments or the Letter of Credit Commitments solely pursuant to clause (b) of this Section shall be permanent and may not be reinstated; provided that nothing in this provision shall affect the Borrower’s ability to increase the Letter of Credit Commitments or the Aggregate Elected Commitments pursuant to Section 2.01(c). Each reduction of the Aggregate Elected Commitments shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage, except as provided in clause (g) below. Each reduction of the Letter of Credit Commitments being made in conjunction with a reduction of the Aggregate Elected Commitments pursuant to Section 2.09(b)(v) above shall be made ratably among the Issuing Banks in accordance with their respective Letter of Credit Commitments.

(d)                             Upon any redetermination or other adjustment in the Borrowing Base pursuant to this Agreement that would otherwise result in the Borrowing Base becoming less than the Aggregate Elected Commitments, the Aggregate Elected Commitments shall be automatically reduced (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) so that they equal such redetermined Borrowing Base (and Schedule 2.01 shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitments).

(e)                               The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (i) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $2,000,000 and not less than $10,000,000, (ii) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, (A) after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.12, the sum of the Credit Exposures would exceed the Aggregate Commitments, as so reduced or (B) the Aggregate Maximum Credit Amounts would be less than $50,000,000 (unless with respect to this clause (B), the Aggregate Maximum Credit Amounts are reduced to $0) and (iii) upon any reduction of the Aggregate Maximum Credit Amounts that would otherwise result in the Aggregate Maximum Credit Amounts being less than the Aggregate Elected Commitments, the Aggregate Elected Commitments shall be automatically reduced (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) so that they equal the Aggregate Maximum Credit Amounts as so reduced.

(f)                                The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under paragraph (e) of this Section at least three Business Days (or such shorter period as the Administrative Agent may agree) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.09(f) shall be irrevocable; provided that a notice of termination of the Aggregate Maximum Credit Amounts delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or another specified event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Aggregate Maximum Credit Amounts solely pursuant to clause (f) of this Section shall be permanent and may not be reinstated.  Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

(g)                              The Borrower may terminate the unused amount of the Elected Commitment and Letter of Credit Commitment of a Defaulting Lender upon one Business Day’s prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Banks or any Lender may have against such Defaulting Lender.

(h)                              Notwithstanding the foregoing, all of the provisions of the Loan Documents which by their terms survive termination of the Commitments of the Borrower, including, without limitation, those provisions set forth in Section 9.06, shall survive and not be deemed terminated, but shall remain in full force and effect.

Section 2.10               Borrowing Base.

(a)                               The Borrowing Base will apply when a Collateral Trigger Period is in effect; provided that in the case of a Collateral Trigger Period that begins with a Collateral Trigger Date, the Borrowing Base shall not apply until such Borrowing Base becomes effective in accordance with Section 2.10(e) below. At the election of the Borrower, one or more sub-amounts corresponding to a specific Basin or Basins comprising all or a portion of the Borrowing Base may be designated (each sub-amount attributable to a specific Basin, the “Basin BB Amount”); provided that (i) the sum of all Basin BB Amounts at any time shall not exceed the Borrowing Base at such time, and (ii) to the extent that the Borrower elects for a Basin BB Amount to apply with respect to a particular Basin but a Basin BB Amount was not designated with respect to such Basin in connection with the most recent Redetermination, then a new Basin BB Amount shall be determined for such Basin in accordance with Section 2.10(b)(ii). As of the Second Amendment Effective Date, (A) the amount of the Borrowing Base shall be $1,800,000,000 and (B) the Basin BB Amounts shall be the Basin BB Amounts disclosed by the Administrative Agent to the Borrower and the Lenders on or prior to the Second Amendment Effective Date. The Borrowing Base and the Basin BB Amounts, if applicable, may be subject to further adjustments from time to time pursuant to Section 2.10(f), Section 2.10(g), Section 5.11(c) or any other applicable provision of this Agreement.

(b)                              The Development Borrowing Base will apply at the election of the Borrower at any time during a Collateral Trigger Period; provided that in the case of a Collateral Trigger Period that begins with a Collateral Trigger Date, the Development Borrowing Base shall not apply until such Development Borrowing Base becomes effective in accordance with Section 2.10(e) below. As of the Second Amendment Effective Date, the amount of the Development Borrowing Base shall be $0. Each subsequent Development Borrowing Base shall be determined in accordance with the following and shall become effective and applicable to the Borrower, the Administrative Agent and the Lenders in accordance with Section 2.10(e) (provided that the Development Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.04(d), Section 2.10(f), Section 2.10(g), Section 5.11(c) or any other applicable provision of this Agreement):

(i)                                  To the extent that the Borrower designates pursuant to Section 2.04 all of the Oil and Gas Properties of the Loan Parties set forth in a particular Basin or Basins as Oil and Gas Properties to be developed with the proceeds of Development Loans (except as provided in Section 2.04(b)(ii)(B)) and such Oil and Gas Properties constitute Development Mortgaged Properties in accordance with Section 2.04, the Development Borrowing Base shall be determined to equal the aggregate Basin BB Amount or Basin BB Amounts for such Basin or Basins, as applicable; provided that the Administrative Agent shall have received at least 10 days’ notice (or such lesser number of days as may be agreed by the Administrative Agent in its reasonable discretion) of such designation prior to the determination of such Development Borrowing Base if such designation includes one or more Basins in respect of which no Basin BB Amount is then designated; provided further, that if such designation includes one or more Basins for which no current Basin BB Amount exists as described in Section 2.10(a), then such Basin BB Amount shall be determined pursuant to Section 2.10(b)(ii) and not this Section 2.10(b)(i).

(ii)                              To the extent that the Borrower designates pursuant to Section 2.04 (A) less than all of the Oil and Gas Properties of the Loan Parties set forth in a particular Basin as Oil and Gas Properties to be developed with the proceeds of Development Loans and to constitute Development Mortgaged Properties in accordance with Section 2.04 or (B) all of the Oil and Gas Properties of the Loan Parties set forth in a particular Basin or Basins as Oil and Gas Properties to be developed with the proceeds of Development Loans, but no current Basin BB Amount exists for one or more of such Basins as described in Section 2.10(a), then in the case of clause (A) or

(B), the Development Borrowing Base or applicable Basin BB Amount or Basin BB Amounts, respectively, shall be determined in connection with a Redetermination in accordance with Section 2.10(c) and (d).

(c)                               During the Collateral Trigger Period, the Borrowing Base (and, if applicable, the Development Borrowing Base and/or Basin BB Amounts) shall be redetermined semi-annually in accordance with this Section 2.10 (a “Scheduled Redetermination”), and subject to Section 2.10(e), such redetermined Borrowing Base (and, if applicable, Development Borrowing Base and/or Basin BB Amounts) shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on April 1st and October 1st of each year (or, in each case, such date promptly thereafter as reasonably practicable), commencing on October 1, 2016, and with the first Scheduled Redetermination following the Second Amendment Effective Date to occur on October 1, 2018.  In addition, the Borrower may, by notifying the Administrative Agent thereof, and after April 1, 2017, the Administrative Agent may, at the direction of the Supermajority Lenders, by notifying the Borrower thereof, one time between Scheduled Redeterminations each elect to cause the Borrowing Base (and, if applicable, the Development Borrowing Base and/or Basin BB Amounts) to be redetermined between such redeterminations (an “Interim Redetermination”) in accordance with this Section 2.10. For the avoidance of doubt, the initial determination of the Borrowing Base (and, if applicable, the Basin BB Amounts) after a Collateral Trigger Date and/or the initial determination of the Development Borrowing Base after a Collateral Trigger Date shall not constitute an Interim Redetermination, but any request to redetermine the Borrowing Base, the Basin BB Amounts and/or the Development Borrowing Base (except pursuant to Section 2.10(b)(i)) shall constitute an Interim Redetermination.

(d)                             (i) Each Scheduled Redetermination, Interim Redetermination and CTD Redetermination (and, if applicable, the initial determination of the Borrowing Base (and, if applicable, the Basin BB Amounts) after a Collateral Trigger Date and/or the initial determination of the Development Borrowing Base after a Collateral Trigger Date) shall be effectuated as follows: upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent pursuant to Section 5.01(e) and (f) and (B) such other reports, data and supplemental information, including the information provided pursuant to Section 5.01(f), as may, from time to time, be reasonably requested by the Administrative Agent or the Required Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) (and, if applicable, a new Development Borrowing Base (the “Proposed Development Borrowing Base”) and/or a new Basin BB Amount for each Basin (collectively, the “Proposed Basin BB Amounts”)) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Indebtedness, the Loan Parties’ other assets, liabilities, fixed charges, cash flow, business, properties, prospects, management and ownership, hedged and unhedged exposure to price, price and production scenarios, interest rate and operating cost changes) as the Administrative Agent deems appropriate in good faith and consistent with its normal oil and gas lending criteria as it exists at the particular time. In no event shall (x) the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts, (y) the Proposed Development Borrowing

Base exceed the Proposed Borrowing Base or (z) the aggregate Proposed Basin BB Amounts exceed the Proposed Borrowing Base.

(ii)                              The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (and, if applicable, the Proposed Development Borrowing Base and/or the Proposed Basin BB Amounts) (the “Proposed Borrowing Base Notice”) after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.10(d)(i).

(iii)                          Any Proposed Borrowing Base that would increase the Borrowing Base then in effect or set the Borrowing Base in connection with the occurrence of a Collateral Trigger Date (and, if applicable, any Proposed Development Borrowing Base that would increase the Development Borrowing Base then in effect (except pursuant to Section 2.10(b)(i)) or set the Development Borrowing Base in connection with the occurrence of a Collateral Trigger Date and/or any Proposed Basin BB Amount for any Basin that would increase the Basin BB Amount for such Basin or set the Basin BB Amount for such Basin), must be approved or deemed to be approved by all of the Lenders as provided in this Section 2.10(d)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect (and, if applicable, any Proposed Development Borrowing Base that would decrease (except pursuant to Section 2.10(b)(i)) or maintain the Development Borrowing Base then in effect and/or any Proposed Basin BB Amount for any Basin that would decrease or maintain the Basin BB Amount for such Basin), must be approved or be deemed to have been approved by the Supermajority Lenders as provided in this Section 2.10(d)(iii). Upon receipt of the applicable Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with any of the Proposed Borrowing Base (and/or, if applicable, the Proposed Development Borrowing Base and/or and the Proposed Basin BB Amounts) or disagree with any of the Proposed Borrowing Base (and/or, if applicable, the Proposed Development Borrowing Base and/or and the Proposed Basin BB Amounts) by proposing an alternate Borrowing Base (and/or, if applicable, Development Borrowing Base and/or applicable Basin BB Amount(s)). If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base (and/or, if applicable, the Proposed Development Borrowing Base and/or each Proposed Basin BB Amount). If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect (and/or any Proposed Development Borrowing Base that would increase the Development Borrowing Base then in effect and/or a Proposed Basin BB Amount for any Basin that would increase the Basin BB Amount for such Basin), or the Supermajority Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect (and/or any Proposed Development Borrowing Base that would decrease or maintain the Development Borrowing Base then in effect and/or a Proposed Basin BB Amount for any Basin that would decrease or maintain the Basin BB Amount for such Basin), have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base (and/or, if applicable, the Proposed Development Borrowing Base shall become the new Development Borrowing Base and/or the Proposed Basin BB Amounts shall become the new Basin BB Amounts), effective on the date specified in Section 2.10(e). If, however, at the end of such 15-day period, all of the Lenders or the Supermajority Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base (and/or, if applicable, Development Borrowing Base and/or Basin BB Amount for each Basin) then acceptable to (x) in the case of a decrease or reaffirmation, a number of Lenders sufficient to constitute the Supermajority Lenders and (y) in the case of an increase, all of the Lenders, and such amounts shall become the new Borrowing Base (and/or, if applicable, Development Borrowing Base and/or Basin BB Amounts), effective on the date specified in Section 2.10(e).

(e)                               After a redetermined Borrowing Base (and/or, if applicable, a redetermined Development Borrowing Base and/or and the redetermined Basin BB Amounts for each Basin) are approved or are deemed to have been approved by all of the Lenders or the Supermajority Lenders, as applicable, pursuant to Section 2.10(d)(iii), and after a Development Borrowing Base is determined pursuant to Section 2.10(b)(i), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (and/or, if applicable, the Development Borrowing Base and/or the redetermined Basin BB Amounts for each Basin) (the “New Borrowing Base Notice”), and such amounts shall become the new Borrowing Base (and/or, if applicable, the Development Borrowing Base and/or and Basin BB Amounts), effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders:

(i)                                  in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 5.01(e)(i) and (f) in a timely and complete manner, then on the April 1st or October 1st (or, in each case, such date promptly thereafter as reasonably practicable), as applicable, following such New Borrowing Base Notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 5.01(e)(i) and (f) in a timely and complete manner, then on the Business Day next succeeding delivery of such New Borrowing Base Notice;

(ii)                              in the case of an Interim Redetermination or a CTD Redetermination, on the Business Day next succeeding delivery of such New Borrowing Base Notice;

(iii)                          in the case of a determination of the Borrowing Base, the Development Borrowing Base and/or any Basin BB Amount in connection with a Collateral Trigger Date, on the Business Day next succeeding delivery of such new Borrowing Base Notice; and

(iv)                          in the case of any subsequent Development Borrowing Base and/or Basin BB Amount for any Basin determined pursuant to Section 2.10(b)(i), on the Business Day next succeeding delivery of such New Borrowing Base Notice.

Such amount(s) shall then become the Borrowing Base (and, if applicable, the Development Borrowing Base and/or and the Basin BB Amounts) until the next Scheduled Redetermination Date, the next Interim Redetermination Date, the next CTD Redetermination Date or the next adjustment to the Borrowing Base (and, if applicable, the Development Borrowing Base and/or and Basin BB Amounts) under Section 2.04(d), Section 2.10(b), Section 2.10(f), Section 2.10(g), Section 5.11(c) or any other applicable provision of this Agreement, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination, Interim Redetermination or CTD Redetermination (or Development Borrowing Base and/or Basin BB Amount for any Basin determined pursuant to Section 2.10(b)(i)) shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(f)                                In addition to the other redeterminations of and adjustments to the Borrowing Base (and Development Borrowing Base and/or and Basin BB Amounts) provided for herein, if at any time the Borrowing Base Value of (i) Oil and Gas Properties (and/or Oil and Gas Properties attributable to the Development Borrowing Base) sold or disposed of (whether through a direct sale or disposition or through the sale or disposition of Equity Interests in a Subsidiary that owns such Oil and Gas Properties, and including pursuant to a production payment) or (ii) Hedge Liquidations (and/or Hedge Liquidations in connection with Hedging Agreements associated with Oil and Gas Properties attributable to the Development Borrowing Base), in any period since the most recent determination of the Borrowing Base (and/or Development Borrowing Base) exceeds 5% of the Borrowing Base then in effect (and/or 5% of the Development Borrowing Base then in effect), then the Borrowing Base (and/or, if applicable, the Development Borrowing Base and/or the applicable Basin BB Amount(s)) shall be simultaneously reduced by an amount equal to the Borrowing Base Value of (A) such Oil and Gas Properties sold or disposed of or (B) such Hedge Liquidations, respectively, and the Borrowing Base (and/or, if applicable, Development Borrowing Base and/or applicable Basin BB Amount(s)) as so reduced shall become the new Borrowing Base (and/or, if applicable, Development Borrowing Base and/or applicable Basin BB Amount(s)) immediately upon the date of such sale, disposition or Hedge Liquidation, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders until the next redetermination or other adjustment of the Borrowing Base (and/or, if applicable, Development Borrowing Base and/or and Basin BB Amounts) pursuant to this Agreement.

(g)                              In addition to the other redeterminations of and adjustments to the Borrowing Base (and the Development Borrowing Base and/or and Basin BB Amounts) provided for herein, and notwithstanding anything to the contrary set forth herein, upon the issuance or incurrence by the Borrower or any Subsidiary of Permitted Additional Indebtedness (to the extent such Permitted Additional Indebtedness does not constitute Permitted Refinancing Indebtedness) such that (after giving effect to such issuance or incurrence) the sum of (x) the aggregate principal amount of such Permitted Additional Indebtedness of the Borrower and its Subsidiaries plus (y) the aggregate principal amount of Senior Notes then outstanding, exceeds the sum of (i) the aggregate principal amount of Senior Notes outstanding as of December 31, 2017 plus (ii) $200,000,000, then the Borrowing Base (and, if applicable, the Development Borrowing Base (on a pro rata basis) and/or the Basin BB Amounts (on a pro rata basis among such Basin BB Amounts)) then in effect shall be automatically reduced by an amount equal to the product of 0.25 multiplied by such excess (without regard to any original issue discount or the amount of such Permitted Additional Indebtedness that constitutes Permitted Refinancing Indebtedness), and the Borrowing Base (and, if applicable, the Development Borrowing Base and/or and Basin BB Amounts) as so reduced shall become the new Borrowing Base (and, if applicable, the Development Borrowing Base and/or Basin BB Amounts) immediately upon the date of such issuance or incurrence, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders on such date until the next redetermination or modification thereof hereunder.

(h)

(i)                                  At any time when no Collateral Trigger Period is in effect, the provisions of Section 2.10(a) through (g) will be deemed inapplicable and shall be disregarded for all purposes; provided, that the Borrower may provide written notice to the Administrative Agent of its election to enter into a Voluntary Collateral Trigger Period and have the Borrowing Base apply. A Collateral Trigger Date shall occur, and a Collateral Trigger Period shall commence, immediately upon the Administrative Agent’s receipt of such notice.

(ii)                              At any time during a Voluntary Collateral Trigger Period, as long as no Collateral Trigger Date under clause (a) of the definition thereof has occurred and is continuing, the Borrower may provide a written notice to the Administrative Agent of its election to terminate such Voluntary Collateral Trigger Period and cause a Collateral Trigger Termination Date to occur; provided that such written notice includes a certification by a Responsible Officer confirming that no Event of Default exists.

Section 2.11               Repayment of Loans; Evidence of Debt.

(a)                               The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the ratable account of each Lender the then unpaid principal amount of each Revolving Loan (and all accrued and unpaid interest thereon) made to the Borrower on the Maturity Date and (ii) with respect to Swingline Loans made to it, to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the Swingline Due Date. “Swingline Due Date” means for each Swingline Loan, the next Business Day from the date the Swingline Loan has been disbursed. On each date that a Revolving Borrowing is made, the Borrower shall repay the amount of any outstanding Swingline Loans that exceeds $20,000,000.

(b)                              Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                               The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                             The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans made to the Borrower in accordance with the terms of this Agreement.

(e)                               Any Lender may request that Loans made by it be evidenced by a Note, and, (i) in the case of any Lender party hereto as of the date of this Agreement, such Note shall be dated as of the date of this Agreement, (ii) in the case of any Lender that becomes a party hereto pursuant to an Assignment and Assumption, such Note shall be dated as of the effective date of the Assignment and Assumption executed by such Lender or (iii) in the case of any New Lender that becomes a party hereto in connection with an increase in the Aggregate Elected Commitments pursuant to Section 2.01(c), as of the effective date of such increase, in each case, payable to such Lender in a principal amount equal to its Maximum Credit Amount as in effect on such date. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender in substantially the form of promissory note attached hereto as Exhibit E. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more Notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.12               Optional and Mandatory Prepayments of Loans.

(a)                               The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b)                              The Borrower shall notify the Administrative Agent by telephone (confirmed by hand delivery, fax or emailed pdf) of any prepayment pursuant to Section 2.12(a) not later than 11:00 a.m., New York City time, on (i) in the case of prepayment of an ABR Borrowing, the date of prepayment and (ii) in the case of a Eurodollar Borrowing, the date that is one Business Day prior to the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, any such notice of prepayment may be conditioned upon the effectiveness of other credit facilities or another event. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Each such prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Each such prepayment shall be accompanied by accrued interest to the extent required by Section 2.14.

(c)                               If for any reasons the total Credit Exposures at any time exceed the Aggregate Commitments then in effect (including upon giving effect to any termination or reduction in the Aggregate Elected Commitments or the Aggregate Maximum Credit Amounts pursuant to Section 2.09), the Borrower shall prepay Loans (and, to the extent necessary after all Loans have been prepaid in full, Cash Collateralize Letters of Credit) immediately (except to the extent otherwise permitted under Section 2.12(f)) in an aggregate amount equal to such excess. Each such prepayment shall be applied ratably to the Loans. Each such prepayment shall be accompanied by accrued interest to the extent required by Section 2.14.

(d)                             If at any time during any Collateral Trigger Period, the General Credit Exposure exceeds the CNTA Cap, then the Borrower shall prepay General Loans (and, to the extent necessary after all General Loans have been prepaid in full, Cash Collateralize Letters of Credit) immediately in the aggregate amount equal to such excess. Each such prepayment shall be applied ratably to the General Loans. Each such prepayment shall be accompanied by accrued interest to the extent required by Section 2.14.

(e)                               If at any time on or after the Initial Designation Effective Date during any Collateral Trigger Period (including upon any adjustment to the amount of the Development Borrowing Base in accordance with Section 2.04(d)), the aggregate amount of Development Credit Exposure outstanding at such time exceeds the Development Borrowing Base in effect at such time, then the Borrower shall prepay Development Loans immediately in an aggregate amount equal to such excess. Each such prepayment shall be applied ratably to the Development Loans. Each such prepayment shall be accompanied by accrued interest to the extent required by Section 2.14.

(f)                                Upon any redetermination of the Borrowing Base pursuant to Section 2.10 (other than clauses (f) or (g) of Section 2.10) or any adjustment to the amount of the Borrowing Base in accordance with Section 5.11(c), if the total Credit Exposures exceeds the redetermined or adjusted Borrowing Base, then the Borrower shall take one or more of the following actions to cure the Borrowing Base Deficiency: (i) deliver to the Administrative Agent within thirty days after receipt of such New Borrowing Base Notice, petroleum engineering information and First Priority Mortgages covering additional Oil and Gas Properties of the Loan Parties not previously included in the immediately preceding Reserve Report with a value and quality reasonably satisfactory to the Supermajority Lenders in their sole discretion sufficient to eliminate such Borrowing Base Deficiency or (ii) prepay the Loans in an aggregate principal amount equal to such excess, and if any excess remains after prepaying all of Loans in full, Cash Collateralize Letters of Credit in an amount equal to such excess in accordance with Section 2.06(k). The Borrower may make such prepayment either, at its election, (A) in one lump sum payment on or before the date that is 30 days following the receipt by the Borrower of the New Borrowing Base Notice in accordance with Section 2.10(e) or (B) in six equal payments, the first of which being due on the date that is 30 days following the date of receipt by the Borrower of the New Borrowing Base Notice in accordance with Section 2.10(e) and each subsequent payment being due and payable on the same day in each of the subsequent calendar months; provided that all payments required to be made pursuant to this Section 2.12(f) must be made on or prior to the Maturity Date. The Borrower shall notify the Administrative Agent in writing of the Borrower’s election in respect of clause (i) or (ii) and, if applicable, clause (A) or (B) of the two immediately preceding sentences within 10 days following the receipt of the New Borrowing Base Notice in accordance with Section 2.10(e).

(g)                              Upon any adjustment to the amount of the Borrowing Base in accordance with Section 2.10(f) or Section 2.10(g), if the total Credit Exposures exceeds the Borrowing Base as adjusted, then the Borrower shall (i) prepay the Loans in an aggregate principal amount equal to such excess and (ii) if any excess remains after prepaying all of the Loans in full, Cash Collateralize Letters of Credit in an amount equal to such excess in accordance with Section 2.06(k). The Borrower shall be obligated to make such prepayment in one lump sum payment on the first Business Day after the Borrower receives the applicable New Borrowing Base Notice in accordance with Section 2.10(e). Nothing in this paragraph is intended to permit the Borrower or any Subsidiary to sell property other than as permitted under this Agreement, and any such non-permitted sale will constitute a breach of this Agreement.

Section 2.13               Fees.

(a)                               The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) a commitment fee (based on the Commitment Rate then in effect as set forth in the definition of “Applicable Rate”) on the daily average unused amount of the Commitment of such Lender without giving effect to such Lender’s Swingline Exposure for the period from and including the Existing Credit Agreement Closing Date up to, but excluding, the date on which the Aggregate Commitments have been terminated at the Applicable Rate for commitment fees. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Aggregate Commitments terminate, commencing on the first such date to occur after the Closing Date. All commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)                              The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) a participation fee with respect to its participations in Letters of Credit (other than with respect to Letters of Credit which have been Cash Collateralized to the extent of such Cash Collateralization) issued at the request of the Borrower, which shall accrue at the same Applicable Rate as interest on Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Existing Credit Agreement Closing Date to but excluding the date on which such Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Existing Credit Agreement Closing Date to but excluding the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable quarterly on the third Business Day following the last day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Aggregate Commitments terminate and any such fees accruing after the date on which the Aggregate Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All fees accrued on a letter of credit that becomes an Added Letter of Credit, to but excluding the Added L/C Effective Date for such Added Letter of Credit shall be for the account of the entity that issued such Added Letter of Credit, and all fees accruing on such letter of credit on and after such Added L/C Effective Date shall be for the account of the relevant Issuing Bank thereof and the Lenders as provided herein.

(c)                               The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent set forth in the applicable Fee Letter between the Borrower and the Administrative Agent.

(d)                             The Borrower agrees to pay to the Joint Lead Arrangers, for their own account, fees payable in the amounts and at the times separately agreed upon among the Borrower and the Joint Lead Arrangers set forth in the applicable Fee Letter among the Borrower and the Joint Lead Arrangers.

(e)                               All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders or the Joint Lead Arrangers, as applicable. Fees paid shall not be refundable under any circumstances.

(f)                                Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to this Section 2.13 (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees) nor shall any such fee be payable by the Borrower, provided that (a) for the avoidance of doubt and without duplication of fees, to the extent that a portion of the Swingline Exposure or the LC Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.05(e) or Section 2.06(l), respectively, such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders (other than with respect to Letters of Credit which have been Cash Collateralized to the extent of such Cash Collateralization), pro rata in accordance with their respective Commitments, and (b) to the extent any portion of such Swingline Exposure or LC Exposure cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the Issuing Banks as their interests appear (and the pro rata payment provisions of Section 2.19 will automatically be deemed adjusted to reflect the provisions of this Section).

Section 2.14               Interest.

(a)                               The Loans comprising each ABR Borrowing shall bear interest on each day at the Alternate Base Rate for such day plus the Applicable Rate.

(b)                              The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)                               The Swingline Loans shall bear interest on each day at the Alternate Base Rate for such day plus the Applicable Rate.

(d)                             Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default with respect to the Borrower, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e)                               Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Aggregate Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)                                All interest determined by reference to the LIBO Rate or clauses (b) or (c) of the definition of Alternate Base Rate shall be computed on the basis of a year of 360 days, and all other interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(g)                              The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System of the United States of America to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Borrowing of such Lender during such periods as such Borrowing is a Eurodollar Borrowing, from the date of such Borrowing until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate for the Interest Period in effect for such Eurodollar Borrowing from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period. Such additional interest shall be determined by such Lender. The Borrower shall from time to time, within 15 days after demand (which demand shall be accompanied by a certificate comporting with the requirements set forth in Section 2.16(d)) by such Lender (with a copy of such demand and certificate to the Administrative Agent) pay to the Lender giving such notice such additional interest; provided, however, that the Borrower shall not be required to pay to such Lender any portion of such additional interest that accrued more than 90 days prior to any such demand, unless such additional interest was not determinable on the date that is 90 days prior to such demand.

Section 2.15               Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)                               the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate, as applicable, for such Interest Period; or

(b)                              the Administrative Agent is advised by the Required Lenders that the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Revolving Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Revolving Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

Section 2.16               Increased Costs.

(a)                               Increased Costs Generally. If any Change in Law shall:

(i)                                  impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender Party;

(ii)                              subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (c) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                          impose on any Lender Party or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

(b)                              and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender Party of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender Party hereunder (whether of principal, interest or any other amount) then, upon request of such Lender Party, the Borrower will, subject to paragraphs (c) and (d) below, pay to such Lender Party such additional amount or amounts as will compensate such Lender Party for such additional costs incurred or reduction suffered, in each case to the extent applicable to the Loans or LC Exposure related to the Borrower.

(c)                               Capital and Liquidity Requirements. If any Lender Party determines in good faith that any Change in Law affecting such Lender Party or any lending office of such Lender Party or such Lender Party’s holding company, if any, regarding capital or liquidity requirements has the effect of reducing the rate of return on such Lender Party’s capital or on the capital of such Lender Party’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender Party or such Lender Party’s holding company could have achieved but for such Change in Law (taking into consideration such Lender Party’s policies and the policies of such Lender Party’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will, subject to paragraphs (c) and (d) below, pay to such Lender Party such additional amount or amounts as will compensate such Lender Party or such Lender Party’s holding company for any such reduction suffered, in each case to the extent applicable to the Loans or LC Exposure related to the Borrower.

(d)                             Certificates for Reimbursement. A certificate of a Lender Party setting forth the amount or amounts necessary to compensate such Lender Party or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, showing the reasonably detailed computation thereof and delivered to the Borrower shall be conclusive absent manifest error. Such certificate shall further certify that such Lender Party is making similar demands of its other similarly situated borrowers. The Borrower shall pay such Lender Party the amount shown as owed by it and due on any such certificate within 10 days after receipt thereof.

(e)                               Delay in Requests. Failure or delay on the part of any Lender Party to demand compensation pursuant to this Section shall not constitute a waiver of such Lender Party’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender Party pursuant to this Section for any increased costs incurred or reductions suffered more than ninety days prior to the date that such Lender Party notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender Party’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.17               Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.12(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (excluding loss of anticipated profits) attributable to such event. A certificate of any Lender setting forth, in reasonable detail showing the computation thereof, any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof, if such certificate complies herewith.

Section 2.18               Taxes.

(a)                               Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if an applicable withholding agent shall be required by applicable law to deduct any Taxes from such payments, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                              Payment of Other Taxes by Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes related to it to the relevant Governmental Authority in accordance with applicable law.

(c)                               Indemnification by Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) related to it and paid by the applicable Recipient in connection with any Loan Document and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability that contains a summary statement of the basis for such claim shall be delivered to the Borrower by such Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender Party, and such certificate shall be conclusive absent manifest error.

(d)                             Indemnification by the Lender Parties. Each Lender Party shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender Party (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the obligors to do so), (ii) any Taxes attributable to such Lender Party’s failure to comply with the provisions of Section 9.05(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender Party, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender Party by the Administrative Agent shall be conclusive absent manifest error. Each Lender Party hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender Party under any Loan Document or otherwise payable by the Administrative Agent to the Lender Party from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)                               Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)                                Status of Lenders.

(i)                                  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times requested by the Borrower or the

Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall, to the extent it is legally entitled to do so, deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either set forth in Section 2.18(f)(ii)(A), (ii)(B) and (ii)(C) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would materially prejudice the legal or commercial position of such Lender.

(ii)                              Without limiting the generality of the foregoing,

(A)                          any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of either Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)                           any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Borrower or the Administrative Agent) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of either Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                              in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8 BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                              executed originals of IRS Form W-8ECI;

(3)                              in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8 BEN-E (as applicable); or

(4)                              to the extent a Foreign Lender is not for U.S. federal income tax purposes considered the beneficial owner of any payment made under any Loan Document, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8 BEN-E (as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner.

(C)                           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(D)                          subject to the last sentence of clause (f)(i) of this Section 2.18, each Lender shall deliver to the Borrower and the Administrative Agent, upon request, any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction to be made.

(iii)                          Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.18 expires or becomes obsolete or inaccurate in any respect, it shall promptly notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and promptly update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(g)                              Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including by the payment of additional amounts pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 2.19               Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                               The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.16, 2.17 or 2.18, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the date of such payment or on the next succeeding Business Day for purposes of calculating interest and fees thereon. All such payments shall be made to the Administrative Agent at its offices at Wells Fargo Bank, National Association, 1525 W. WT Harris Blvd., Charlotte, NC 28262, Attention: WPX Energy, Inc. Account Officer, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.16, 2.17, 2.18 and 9.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)                              If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                               If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC

Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to this subsection (c) may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)                             [Reserved].

(e)                               If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.05(c), 2.06(e), 2.06(f), 2.07(b), or 9.04(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.20               Mitigation Obligations; Replacement of Lenders.

(a)                               If any Lender requests compensation under Section 2.14(g) or Section 2.16 or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.14(g), 2.16 or 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. If the Borrower is required to make any payment under Sections 2.14(g), 2.16 or 2.18, the Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Subject to the foregoing, Lenders agree to use reasonable efforts to select lending offices which will minimize Taxes and other costs and expenses for the Borrower.

(b)                              If (i) any Lender requests compensation under Section 2.14(g) or Section 2.16, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, (iii) any Lender is a Defaulting Lender, (iv) any Lender fails to approve an amendment, waiver or other modification to this Agreement that requires the approval of all Lenders and at least the Required Lenders have approved such amendment, waiver or other modification, (v) any Lender fails to approve the initial Development Borrowing Base or any increase to the Borrowing Base or Development Borrowing Base and at least the Supermajority Lenders have approved such initial Development Borrowing Base or increase, or (vi) any Lender fails to approve any maintenance or decrease of the Borrowing Base or Development Borrowing Base and at least the Required Lenders have approved such maintenance or decrease, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent and the Issuing Banks, which consent shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.17), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14(g) or Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. If any Lender refuses to assign and delegate all its interests, rights and obligations under this Agreement after the Borrower has required such Lender to do so as a result of a claim for compensation under Section 2.14(g) or Section 2.16 or payments required to be made pursuant to Section 2.18, such Lender shall not be entitled to receive such compensation or required payments.

(c)                               If the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender agree in writing in their discretion that a Lender is no longer a Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.06(k)), such Lender will, to the extent applicable, purchase at par such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Credit Exposure of the Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Credit Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower, solely with respect to itself and, to the extent set forth below, its Subsidiaries, represents and warrants to the Lenders that, on the Closing Date, on the date of each Borrowing or borrowing of a Swingline Loan by the Borrower, or issuance or increase in the amount of any Letter of Credit for the Borrower and each Added L/C Effective Date, except with respect to Sections 3.08 and 3.09 in each case as specified therein, which shall only be represented and warranted as of the Closing Date as provided therein:

Section 3.01               Organization; Powers. The Borrower and each of its Material Subsidiaries is validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business in all material respects as now conducted and is qualified to do business in, and (if applicable) is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so or to be validly existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02               Authorization; Enforceability. The Transactions and the performance of its obligations contemplated thereby are within the Borrower’s corporate powers and have been duly authorized by all corporate action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03               Governmental Approvals; No Conflicts. No material authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of any Loan Document to which it is a party, or the consummation of the transactions contemplated thereby. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is shown as being a party (to the extent not released in accordance with its terms and/or the terms of this Agreement) and the consummation of the transactions contemplated thereby do not contravene (i) such Loan Party’s organizational documents or (ii) any law or any restriction under any material agreement binding on or affecting such Loan Party and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

Section 3.04               Financial Condition. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income and cash flows as of and for the fiscal year ended December 31, 2015, reported on by Ernst & Young LLP, independent public accountants. Such financial statements (i) were prepared in accordance with GAAP, except as otherwise expressly noted therein, and (ii) present fairly, in all material respects, the financial position and results of operations and cash flows of the businesses of the Borrower and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP.

Section 3.05               Properties. Each of the Borrower and its Subsidiaries has, subject to Permitted Liens, good title to, or valid leasehold interests in, all its real and personal property material to its business, except for any failure, defect or other matter that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.06               Litigation. Except as set forth in the annual report on Form 10-K for the year ended December 31, 2015 of the Borrower or the quarterly reports on Form 10-Q filed subsequent thereto but prior to the Closing Date or the registration statement on Form S-1 of the Borrower filed prior to the Closing Date, there are no actions, suits, investigations or other proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that purport to adversely affect the legality, validity and enforceability of the Loan Documents and are non-frivolous (as reasonably determined by the Administrative Agent); provided, that this representation, when made, shall not constitute an admission that any action, suit, investigation or other proceeding set forth in any annual report on Form 10-K, any quarterly report on Form 10-Q or the registration statement on Form S-1 referred to above would result in a Material Adverse Effect due to an adverse determination, if any.

Section 3.07               Environmental Matters. Except as set forth in the annual report on Form 10-K for the year ended December 31, 2015 of the Borrower or the quarterly reports on Form 10-Q filed subsequent thereto but prior to the Closing Date or the registration statement on Form S-1 of the Borrower filed prior to the Closing Date, the Borrower and its Subsidiaries have reasonably concluded that they: (a) are in compliance with all applicable Environmental Laws, except to the extent that any non-compliance would not reasonably be expected to have a Material Adverse Effect; (b) are not subject to any judicial, administrative, government, regulatory or arbitration proceeding alleging the violation of any applicable Environmental Laws, except to the extent that any such proceeding would not reasonably be expected to have a Material Adverse Effect; (c) are not subject to any federal, state, local or foreign review, audit or investigation which would reasonably be expected to lead to a proceeding referred to in (b) above that would reasonably be expected to have a Material Adverse Effect; (d) have no actual knowledge that any of their predecessors in title to any of their property and assets are the subject of any currently pending federal, state, local or foreign review, audit or investigation which would reasonably be expected to lead to a proceeding referred to in (b) above that would reasonably be expected to have a Material Adverse Effect; and (e) possess, and are in compliance with, or have applied for, all approvals, licenses, permits, consents and other authorizations which are necessary under any applicable Environmental Laws to conduct their business, except to the extent that the failure to possess, or be in compliance with, any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

Section 3.08               Disclosure. As of the Closing Date only, none of the written reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender on or prior to the Closing Date (as modified or supplemented by other information so furnished on or prior to the Closing Date), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, provided that, with respect to any projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time (it being recognized, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by any projections may materially differ from the projected results). For purposes of this Section 3.08, information that is disclosed in a Form 10-K, 10-Q, 8-K, or definitive proxy materials filed by the Borrower with the Securities and Exchange Commission shall be deemed to have been disclosed to the Administrative Agent and the Lenders.

Section 3.09               Solvency. As of the Closing Date and on the date of any increase in the Aggregate Elected Commitments pursuant to Section 2.01(c) only, after giving effect to the Transactions (including the borrowing of each Loan and each issuance of any Letter of Credit) to be consummated on such date, the Borrower, individually and together with its Subsidiaries, is Solvent.

Section 3.10               Taxes. The Borrower and its Subsidiaries have filed or caused to be filed all federal, state and material other Tax returns and reports required to be filed, and have paid or caused to be paid all federal, state and material Taxes due and payable, except (i) those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (ii) to the extent that the failure to so file or pay would not reasonably be expected to result in a Material Adverse Effect. There is no proposed Tax assessment against either Borrower or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

Section 3.11               ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect in respect of the Borrower.

Section 3.12               Investment Company Status. The Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.13               Margin Securities. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System of the United States of America) (“Margin Stock”), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock in violation of said Regulations U or X or to extend credit to others for the purpose of purchasing or carrying margin stock in violation of said Regulations U or X.

Section 3.14               Sanctions; Anti-Terrorism Laws; Anti-Money Laundering Laws; Anti-Corruption Laws; PATRIOT Act.

(a)                               Neither any Letter of Credit nor any part of the proceeds of the Loans will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or in a Sanctioned Country in any manner that would result in any violation by Borrower or its Subsidiaries or, to the knowledge of Borrower, by any Lender, any Joint Lead

Arranger, the Administrative Agent, or any Issuing Bank, of the Trading with the Enemy Act of 1917 (50 U.S.C. §§ 1-44), as amended, or the applicable regulations, rules, and executive orders administered by OFAC, or any other similar applicable Governmental Requirements.

(b)                              Neither the Borrower nor any Subsidiary, nor to the knowledge of the Borrower, any of its Affiliates, officers, directors or employees (i) is, or is controlled or 50% or more owned by, a Sanctioned Person, (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of any applicable sanctions program, including, without limitation, a sanctions program administered by OFAC, or (iii) engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Sanctioned Person that would result in any violation of the Trading with the Enemy Act of 1917 (50 U.S.C. §§ 1-44), as amended, or the applicable regulations, rules, and executive orders administered by OFAC, or any other similar applicable Governmental Requirements.

(c)                               Each of the Borrower and its Subsidiaries is in compliance in all material respects with any applicable Governmental Requirements relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (the “Patriot Act”); Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and any similar Governmental Requirements currently in force or hereafter enacted that are applicable to Borrower or its Subsidiaries.

(d)                             The Borrower and each of its Subsidiaries is in compliance with all applicable Anti-Corruption Laws, in all material respects. Neither any Letter of Credit nor any part of the proceeds of the Loans has been or will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws.

(e)                               Neither the Borrower nor any of its Subsidiaries is the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body regarding any offense or alleged offense under any anti-corruption, anti-terrorism, or anti-money laundering laws in which there is a reasonable possibility of a materially adverse decision, and no such investigation, inquiry or proceeding is pending or, to the knowledge of the Borrower, has been threatened.

(f)                                The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries, and its and their respective officers, directors and employees with Anti-Corruption Laws and Sanctions.

Section 3.15               Collateral Documents. Each Collateral Document creates in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable First Priority Lien on, and security interest in, all of the applicable Loan Parties’ right, title and interest in and to the Collateral thereunder, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding at law or in equity. When financing statements, Mortgages and other filings in appropriate form are filed or recorded in appropriate jurisdictions as required by the Collateral Documents and applicable Governmental Requirements, and upon the taking of possession or control by the Administrative Agent of the Collateral with respect to which a security interest may be perfected by possession or control, the Administrative Agent (for the benefit of the Secured Parties) shall have a perfected First Priority Lien on, and security interest in, all right, title, and interest of the applicable Loan Parties in such Collateral, in each case, to the extent a security interest may be perfected by making such filing or taking such action, subject to no other Liens, except for Permitted Collateral Liens, and prior and superior in right to the Lien of any other Person, except for Permitted Prior Liens.

ARTICLE IV

CONDITIONS

Section 4.01               Closing Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived):

(a)                               The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include fax or email pdf transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)                              The Administrative Agent shall have received customary written opinions (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Closing Date) of (i) Weil, Gotshal & Manages LLP, in its capacity as special counsel to the Borrower, (ii) GableGotwals, in its capacity as Oklahoma counsel, and (iii) Holland & Hart LLP, in its capacity as New Mexico counsel, in each case, in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c)                               The Administrative Agent shall have received a certificate of a Responsible Officer of each of the Loan Parties, dated as of the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, certifying:

(i)                                  that attached to such certificate are (A) a true and complete copy of the certificate of incorporation or formation and the bylaws, limited liability company agreement or other organizational document of each Loan Party, as in full force and effect on the Closing Date, and (B) a true and complete copy of a certificate or certificates from the appropriate Governmental Authority of the jurisdiction of incorporation or formation, as applicable, of each Loan Party, as available from such Governmental Authority, certifying that such Loan Party is validly existing and/or in good standing in such jurisdiction, dated as of a recent date prior to the Closing Date;

(ii)                              that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of each Loan Party authorizing the Transactions and the execution, delivery and performance of each Loan Document to which such Loan Party is a party; and

(iii)                          as to the incumbency and specimen signature of each officer and/or authorized signatory of the Loan Parties executing any Loan Document on the Closing Date.

(d)                             The Administrative Agent shall have received each promissory note requested by a Lender pursuant to Section 2.11(e), each duly completed and executed by the Borrower.

(e)                               The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(f)                                The Administrative Agent shall have received, at least two Business Days prior to the Closing Date (or such later date approved by the Administrative Agent) all documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, that is requested by a Lender at least five Business Days prior to the Closing Date.

(g)                              The Administrative Agent and the Joint Lead Arrangers shall have received (i) all fees and other amounts due and payable on or prior to the Closing Date and (ii) to the extent invoiced at least two Business Days prior to closing, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (or shall have received satisfactory evidence that all such fees and amounts are being paid substantially simultaneously).

(h)                              The Administrative Agent and Lenders shall have received, each in form and substance satisfactory to the Administrative Agent and the Lenders, forecasts prepared by the Borrower and its Subsidiaries for the 2016 and 2017 fiscal years.

(i)                                  As of the Closing Date only, since December 31, 2015, no event resulting in a Material Adverse Effect has occurred and is continuing.

(j)                                  No Default or Event of Default has occurred and is continuing.

(k)                              The Administrative Agent and Lenders shall have received (i) the Reserve Report prepared as of December 31, 2015 by the Borrower with respect to the Oil and Gas Properties of the Loan Parties and audited by an Approved Petroleum Engineer, (ii) the certificate of a Responsible Officer of the Borrower required by Section 5.01(f)(i)(A) and (f)(i)(B) in connection with such Reserve Report and (iii) the written statement regarding the Loan Parties’ hedging arrangements required by Section 5.01(f)(ii).

(l)                                  The Administrative Agent shall have received one or more certificates of insurance coverage evidencing that the Loan Parties are carrying insurance in accordance with Section 5.05.

(m)                          The Administrative Agent shall have received UCC, tax and judgment lien search results in respect of each Loan Party in its jurisdiction of organization or formation, as applicable, and any other jurisdictions reasonably requested by the Administrative Agent reflecting no Liens (other than Permitted Liens and those being released on or prior to the Closing Date) encumbering the properties of the Loan Parties and their Subsidiaries, and no prior Liens (other than Permitted Prior Liens and those being released on or prior to the Closing Date) encumbering the Collateral.

(n)                              Subject to the terms of Section 5.14, the Administrative Agent shall have received from each Loan Party party thereto duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of each initial Collateral Document, and the Loan Parties shall have satisfied the Collateral and Guaranty Requirement. In connection with the foregoing, the Administrative Agent shall:

(i)                                  have received any notes or instruments required to be pledged pursuant to the Collateral Documents, duly endorsed to the Administrative Agent;

(ii)                              have received certificates, together with undated, blank stock or similar powers for each such certificate, representing all of the issued and outstanding certificated Equity Interests required to be pledged by the Loan Parties pursuant to the Collateral Documents; and

(iii)                          have received appropriate financing statements in form appropriate for filing under the UCC of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Collateral Documents.

Section 4.02               Each Credit Event. The obligation of each Lender to make a Revolving Loan on the occasion of any Borrowing (exclusive of continuations and conversions of a Borrowing), of the Swingline Lender to make a Swingline Loan, and of any Issuing Bank to issue, renew, extend and/or increase the amount of any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)                               The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date of such Borrowing or the date of issuance or increase of such Letter of Credit, as applicable (other than those representations and warranties that expressly relate to a specific earlier date, which shall be true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof)).

(b)                              At the time of and immediately after giving effect to such Borrowing or the issuance or increase of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)                               For any General Loan or issuance, renewal, extension or increase of any Letter of Credit made during a Collateral Trigger Period, at the time thereof and immediately after giving effect thereto, the General Credit Exposure at such time shall not exceed the CNTA Cap.

(d)                             For any Development Loan made on or following the Initial Designation Effective Date, the Development Designation Conditions shall have been satisfied.

Each Borrowing, each Swingline Loan and each issuance or increase of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) (and, as applicable, (c) and (d)) of this Section.

Section 4.03               Defaulting Lenders. In addition to the other conditions precedent herein set forth, if any Lender becomes, and during the period it remains, a Defaulting Lender, no Issuing Bank will be required to issue any Letter of Credit or to increase any outstanding Letter of Credit, unless such Issuing Bank is reasonably satisfied that any exposure that would result therefrom is fully covered or eliminated by any combination, at the option of the Borrower, of the following:

(a)                               the LC Exposure of such Defaulting Lender is reallocated, as to outstanding and future Letters of Credit to the Non-Defaulting Lenders as provided in Section 2.06(l);

(b)                              to the extent a reallocation as provided in Section 2.06(l) is not available or otherwise at the option of the Borrower requesting the Letter of Credit, without limiting the provisions of Section 2.06(k), the Borrower Cash Collateralizes the obligations of the Borrower in respect of such Letter of Credit required to be issued by it in an amount equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit (provided that cash collateral shall be deposited in an interest bearing account promptly after the execution of the appropriate deposit account agreement and establishment of such account from which the Administrative Agent will release interest to the Borrower on a periodic basis), or makes other arrangements satisfactory to the Administrative Agent and the relevant Issuing Bank(s) in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender; and

(c)                               in the case of a proposed issuance of a Letter of Credit, by an instrument or instruments in form and substance satisfactory to the Administrative Agent and to the relevant Issuing Bank(s), the Borrower agrees that the face amount of such requested Letter of Credit will be reduced by an amount equal to the unreallocated, non-Cash Collateralized portion thereof as to which such Defaulting Lender would otherwise be liable, in which case the obligations of the Non-Defaulting Lenders in respect of such Letter of Credit will, subject to the first proviso below, be on a pro rata basis in accordance with the Commitments of the Non-Defaulting Lenders, and the pro rata payment provisions of Section 2.19 will be deemed adjusted to reflect this provision; provided that (a) the sum of each Non-Defaulting Lender’s total Credit Exposure may not in any event exceed the Commitment of such Non-Defaulting Lender, and (b) neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such Cash

Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Bank or any other Lender may have against such Defaulting Lender, or cause such Defaulting Lender to be a Non-Defaulting Lender.

ARTICLE V

AFFIRMATIVE COVENANTS

From and after the Closing Date and until the Aggregate Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower, solely with respect to itself, and to the extent set forth below, its Subsidiaries, covenants and agrees with the Lenders that:

Section 5.01               Financial Statements and Other Information. The Borrower will furnish, or cause to be furnished, to the Administrative Agent:

(a)                               as soon as available, but in any event within 105 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its consolidated subsidiaries as at the end of such year and the related consolidated statements of income, equity and cash flows of the Borrower and its consolidated subsidiaries for such year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing selected by the Borrower, which report and opinion shall be prepared in accordance with GAAP;

(b)                              as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated subsidiaries as at the end of such quarter and the related consolidated statements of income, equity and cash flows of the Borrower and its consolidated subsidiaries for such quarter, all in reasonable detail and certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its subsidiaries in accordance with GAAP, subject to normal changes resulting from year-end adjustments;

(c)                               within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and within 105 days after the end of each fiscal year of the Borrower, a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit D (i) certifying as to whether a Default has occurred that is then continuing and, if a Default has occurred that is then continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) setting forth in reasonable detail calculations demonstrating compliance with Section 6.08;

(d)                             promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Borrower to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Lender), and each prospectus and all amendments thereto filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange;

(e)

(i)                                  (A) on or before March 1st of each year and (B) during a Collateral Trigger Period, on or before September 1st of each year, commencing on September 1, 2016, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Loan Parties as of the immediately preceding December 31st and June 30th, respectively. The Reserve Report as of December 31 of each year shall be prepared by or under the supervision of an Internal Petroleum Engineer and shall be accompanied by an audit letter issued by the applicable Approved Petroleum Engineers, and the June 30th Reserve Report of each year shall be prepared by or under the supervision of an Internal Petroleum Engineer and shall be prepared in accordance with the procedures used in the immediately preceding December 31st Reserve Report,

(ii)                              in the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of an Internal Petroleum Engineer of the Borrower and in accordance with the procedures used in the immediately preceding December 31st Reserve Report. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.10(c), the Borrower shall provide such Reserve Report as soon as possible, but in any event no later than thirty (30) days following the receipt of such request, with an “as of” date as reasonably required by the Administrative Agent but in no event prior to the most recent month ending prior to the request, and

(iii)                          in the event of the occurrence of a Collateral Trigger Date on or after September 1st (but prior to December 31) of any calendar year (a “CTD Redetermination”), the Borrower shall furnish to the Administrative Agent and the Lenders within thirty (30) days after the applicable Collateral Trigger Date (or such later date as the Administrative Agent shall determine in its reasonable discretion) a Reserve Report as of June 30 prepared by or under the supervision of an Internal Petroleum Engineer and accordance with the procedures used in the immediately preceding December 31st Reserve Report;

(f)                                concurrently with the delivery of any Reserve Report required under clause (e) of this Section 5.01, the Borrower shall provide to the Administrative Agent and the Lenders during any Collateral Trigger Period, a certificate from a Responsible Officer certifying that in all material respects: (A) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (B) the Loan Parties own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such properties are free of all Liens except for Permitted Liens, (C) none of such Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent and (D) attached thereto is (1) a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total value of the proved Oil and Gas Properties that the value of such Mortgaged Properties represent in compliance with Section 5.10(b), (2) a summary report setting forth, for each calendar month during the then current fiscal year through the date of delivery of such Reserve Report, the volume of production and sales attributable to production (and the average prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties evaluated by such Reserve Report, and setting forth the lease operating expenses attributable thereto and incurred for each such calendar month, and (3) a summary setting forth a true and complete list of all Hedging Agreements of the Borrower and its Subsidiaries as of June 30th or December 31st, as the case may be, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes); provided that if a Collateral Trigger Date occurs after the delivery of a Reserve Report for which no such certificate was delivered but prior to the delivery of another Reserve Report with such a certificate, upon the request of the Administrative Agent, the Borrower shall promptly provide to the Administrative Agent and the Lenders a certificate pursuant to this Section 5.01(f) regarding the most recently delivered Reserve Report;

(g)                              prior to (i) selling, transferring, assigning or otherwise disposing of any Oil and Gas Properties of any Loan Parties (including through a production payment) or all of the Equity Interests in any Subsidiary owning Oil and Gas Properties, whether in a series of transactions or in a single transaction, or (ii) effectuating any Hedge Liquidation, whether in a series of transactions or in a single transaction, in the case of clauses (i) and (ii), during a Collateral Trigger Period and since the most recent determination of the Borrowing Base, that will yield aggregate proceeds in excess of the dollar amount equal to 5% of the Borrowing Base then in effect (or, if on or after the Initial Designation Effective Date and involving Development Mortgaged Properties or Equity Interests in any Subsidiary owning Development Mortgaged Properties or Hedging Agreements associated with Oil and Gas Properties attributable to the Development Borrowing Base, 5% of the Development Borrowing Base then in effect), determined as of the time of such disposition or, in the case of a series of dispositions, on the date of the most recent such disposition, prior written notice of such disposition, the anticipated price thereof and the anticipated date of closing; and

(h)                              any other information (other than projections) which the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

Any document readily available on-line through the “Electronic Data Gathering, Analysis and Retrieval” system (or any successor system thereof) maintained by the Securities and Exchange Commission (or any succeeding Governmental Authority), shall be deemed to have been furnished to the Administrative Agent for purposes of this Section 5.01. Documents required to be delivered pursuant to Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at www.wpxenergy.com or (ii) on which such documents are (or are deemed to be) delivered to the Administrative Agent. The Administrative Agent shall post such documents on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.

Section 5.02               Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)                               the occurrence of any Event of Default;

(b)                              as soon as possible and in any event within 30 Business Days after the Borrower or any of its Subsidiaries or ERISA Affiliate of the Borrower knows or has reason to know that any ERISA Event with respect to any Plan of the Borrower has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect in respect of the Borrower;

(c)                               promptly and in any event within 25 Business Days after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower, copies of each notice received by the Borrower or any ERISA Affiliate of the Borrower from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(d)                             promptly and in any event within 25 Business Days after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate of the Borrower concerning (i) the imposition of a Withdrawal Liability by a Multiemployer Plan, (ii) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (iv) the amount of liability incurred, or expected to be incurred, by the Borrower or any ERISA Affiliate of the Borrower in connection with any event described in clause (i), (ii) or (iii) above that, in the aggregate, would reasonably be expected to have a Material Adverse Effect in respect of the Borrower;

(e)                               the occurrence of any “Event of Default” (as defined in the applicable indenture or other Senior Notes Document or Permitted Additional Indebtedness Document with respect thereto) with respect to the Senior Notes and/or any Permitted Additional Indebtedness constituting Material Indebtedness; and

(f)                                any change in any rating established or deemed to have been established by Moody’s or S&P for the Corporate Rating of the Borrower.

Each notice delivered under clauses (a) through (e) of this Section shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03               Existence; Conduct of Business. The Borrower will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material and necessary or desirable to the conduct of its business, except where failure to do so could not be reasonably expected to have a Material Adverse Effect except (i) in the case of any Material Subsidiary of the Borrower, where the failure of such Material Subsidiary to so maintain its existence could not reasonably be expected to have a Material Adverse Effect in respect of the Borrower, (ii) where the failure to preserve and maintain such rights and franchises (other than existence) or to so qualify and remain qualified could not reasonably be expected to have a Material Adverse Effect in respect of the Borrower, and (iii) the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited under Section 6.03.

Section 5.04               Payment of Obligations. The Borrower will, and will cause each of its Material Subsidiaries to, pay, before the same shall become delinquent or in default, its Indebtedness and Tax liabilities but excluding Indebtedness that is not Material Indebtedness, except where (a)(i) the validity or amount thereof is being contested by the Borrower or such Subsidiary in good faith by appropriate proceedings, and (ii) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) the failure to make payment would not reasonably be expected to have a Material Adverse Effect.

Section 5.05               Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property, taken as a whole, material to the conduct of their business in good working order and condition, ordinary wear and tear excepted, in the reasonable judgment of the Borrower or Material Subsidiary and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided that (i) the Borrower or Material Subsidiary may self-insure to the extent and in the manner normal for companies of like size, type and financial condition and (ii) any insurance required by this Section 5.05(b) may be maintained by the Borrower on behalf of a Material Subsidiary. During each Collateral Trigger Period, subject to the terms of Section 5.14, the Borrower shall cause the loss payable clauses or provisions in such insurance policy or policies insuring any of the Collateral to be endorsed in favor of and made payable to the Administrative Agent as its interests may appear, on behalf of the Secured Parties, and such policies shall (a) name the Administrative Agent as an “additional insured” or “lender loss payee,” as applicable, and (b) provide that the insurer will give at least thirty (30) days’ prior notice of any cancellation to the Administrative Agent (or at least ten (10) days’ prior written notice in the case of cancellation of such insurance due to non-payment of premiums); provided, that so long as no Event of Default has occurred and is then continuing, the Secured Parties will provide any proceeds of such property insurance to the Borrower to the extent that the Borrower undertakes to apply such proceeds to the reconstruction, replacement or repair of the property insured thereby.

Section 5.06               Books and Records; Inspection Rights. The Borrower will, and will cause each of its Material Subsidiaries to, keep in accordance with GAAP books of record and account. The Borrower will, and will cause each of its Material Subsidiaries to, permit any representatives designated by the Administrative Agent or the Required Lenders, upon reasonable prior notice during normal business hours and, if the Borrower shall so request, in the presence of a Responsible Officer or an appointee of a Responsible Officer, at the Lenders’ expense so long as no Event of Default exists and at the Borrower’s expense during the continuance of an Event of Default, to visit and inspect its properties, to examine and make extracts from its books and records (subject to compliance with confidentiality agreements and applicable copyright law), and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested but no more frequently than once a year so long as no Event of Default or Borrowing Base Deficiency exists.

Section 5.07               Compliance with Laws. The Borrower will, and will cause each of its Material Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (such laws, rules, regulations and orders, “Governmental Requirements”) applicable to it or its property, including, without limitation, Environmental Laws, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and its and their respective officers, directors and employees with Anti-Corruption Laws and Sanctions.

Section 5.08               Use of Proceeds and Letters of Credit. The proceeds of (a) Loans will be used (i) to refinance the outstanding Indebtedness of the Borrower under the Existing Credit Agreement on the Closing Date and (ii) for working capital, acquisitions, capital expenditures and other general corporate purposes and (b) Letters of Credit will be used for the Borrower’s and its Subsidiaries’ general corporate purposes; provided that the proceeds of Development Loans will be used only for the development of oil, gas, coal or other mineral or timber property owned or leased by the Loan Parties. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System of the United States of America, including Regulations U and X.

Section 5.09               Subsidiary Guarantors of Material Indebtedness. If any Subsidiary of the Borrower guarantees any Material Indebtedness of the Borrower, then that Subsidiary shall become a Guarantor (to the extent that it is not already a Guarantor) hereunder by executing a Guaranty and delivering it to the Administrative Agent within twenty Business Days of the date on which it guaranteed such Material Indebtedness, together with such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

Section 5.10               Collateral and Guaranty Requirements.

(a)                               The Borrower will cause any Person becoming a Subsidiary (unless such Subsidiary is an Excluded Subsidiary) during any Collateral Trigger Period to, within 30 days of such Person becoming a Subsidiary (as such date may be extended by the Administrative Agent in its reasonable discretion), become a Guarantor in accordance with the Collateral and Guaranty Requirement and satisfy clause (a) of the Collateral and Guaranty Requirement.

(b)                              In connection with each redetermination of the Borrowing Base (or, if applicable, the initial determination and each redetermination of the Development Borrowing Base), the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 5.01(f)) to ascertain whether the Mortgaged Properties represent at least 85% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 85% of such total value, then the Borrower shall, and shall cause its Subsidiaries to, grant, within sixty (60) days of delivery of the certificate required under Section 5.01(f), to the Administrative Agent as security for the Secured Obligations a First Priority Lien on additional proved Oil and Gas Properties not already subject to a First Priority Lien such that after giving effect thereto, the

Mortgaged Properties will represent at least 85% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of Mortgages or other Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor in accordance with the Collateral and Guaranty Requirement and satisfy clause (a) of the Collateral and Guaranty Requirement.

(c)                               The Borrower will, and will cause all of its Subsidiaries (unless such Subsidiary is an Excluded Subsidiary), (i) within thirty (30) days after any Collateral Trigger Date (as such date may be extended by the Administrative Agent in its reasonable discretion), to become Grantors (as defined in the Guaranty and Collateral Agreement) and, in the case of such Subsidiaries, Guarantors in accordance with the Collateral and Guaranty Requirement and satisfy clause (a) of the Collateral and Guaranty Requirement and (ii) within sixty (60) days after any Collateral Trigger Date (as such date may be extended by the Administrative Agent in its reasonable discretion) satisfy clause (b) of the Collateral and Guaranty Requirement with respect to Oil and Gas Properties of the Loan Parties representing at least 85% of the total value of the Oil and Gas Properties of the Borrower and its Subsidiaries evaluated in the Reserve Report most recently delivered pursuant to Section 5.01(e) (including, if applicable, any Reserve Report delivered pursuant to Section 5.01(e)(iii) in connection with such Collateral Trigger Date).

Section 5.11               Title Information.

(a)                               (i) (A) During any Collateral Trigger Period (except as described in clause (b) below), on or before the delivery of each Reserve Report required by Section 5.01(e), the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, and (B) within sixty (60) days after any Collateral Trigger Date (as such deadline may be extended by the Administrative Agent in its reasonable discretion), the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated in the most recently completed Reserve Report, in the case of each of clauses (A) and (B), so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least 80% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report, and (ii) at the times required by Section 2.04, the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent such that the Administrative Agent shall have received reasonably satisfactory title information on at least 80% of the total value of the Development Mortgaged Properties.

(b)                              If the Borrower has provided title information for additional properties under Section 5.11(a), the Borrower shall, within 60 days of notice from the Administrative Agent that material title defects or exceptions exist with respect to such additional properties, either (i) cure any such material title defects or exceptions (including defects or exceptions as to priority) which do not constitute Permitted Liens raised by such information, (ii) substitute acceptable Mortgaged Properties (and, if applicable, Development Mortgaged Properties) with no material title defects or exceptions except for Permitted Liens having an equivalent value or (iii) deliver title information in form and substance reasonably acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least 80% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report (and, if applicable, at least 80% of the total value of the Development Mortgaged Properties).

(c)                               If the Borrower is unable to cure any material title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrower does not comply with the requirements to provide reasonably acceptable title information covering 80% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report (or, if applicable, at least 80% of the total value of the Development Mortgaged Properties), such default shall not be a Default, but instead the Administrative Agent and/or the Required Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Required Lenders are not satisfied with title to any Mortgaged Property (or, if applicable, any Development Mortgaged Property) after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the applicable 80% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base (and, if applicable, Development Borrowing Base) shall be reduced by an amount as determined by the Supermajority Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 80% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report (and, if applicable, at least 80% of the total value of the Development Mortgaged Properties). Such new Borrowing Base (and, if applicable, such new Development Borrowing Base) shall become effective immediately after receipt of such notice.

Section 5.12               Further Assurances. The Borrower will, and will cause the other Subsidiaries (other than the Excluded Subsidiaries) to, promptly during any Collateral Trigger Period, execute and deliver to the Administrative Agent, all at the expense of the Borrower, all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Loan Documents, or to further evidence and more fully describe the Collateral intended as security for the Secured Obligations, or to correct any omissions in this Agreement or the Collateral Documents, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Collateral Documents or the priority thereof, and make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection with the foregoing. The Borrower, on behalf of itself and the other Loan Parties, hereby authorizes the Administrative Agent, during any Collateral Trigger Period, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or any of its Subsidiaries where permitted by law.

Section 5.13               Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to ensure that a Corporate Rating and Index Debt rating is maintained by each of Moody’s and S&P.

Section 5.14               Post-Closing Matters. The Borrower shall, and shall cause the other Subsidiaries (other than the Excluded Subsidiaries), to execute and deliver the documents and complete the tasks described on Schedule 5.14, in each case, within the time limits specified on such Schedule (or such longer period of time as the Administrative Agent may agree in its reasonable discretion).

Section 5.15               Account Control Agreements.  During a Collateral Trigger Period, each Loan Party will cause each of their respective deposit accounts, commodity accounts or securities accounts (in each case, other than Excluded Accounts) (i) in the case of any deposit accounts, commodity accounts or securities accounts in existence on the Second Amendment Effective Date, within 60 days after the Second Amendment Effective Date (or such later date as the Administrative Agent may agree), to be subject to an Account Control Agreement, (ii) in the case of any deposit accounts, commodity accounts or securities accounts created or acquired after the Second Amendment Effective Date, substantially contemporaneously with the creation or acquisition of such deposit account, commodity account or securities account (or at such later time as the Administrative Agent may agree), to be subject to an Account Control Agreement; provided that notwithstanding anything to the contrary herein, in connection with the acquisition of Equity Interests of a Person that becomes a Subsidiary from a Person that is not an Affiliate of the Borrower, any deposit account, commodity account or securities account of such acquired Subsidiary in existence on the date of such acquisition shall be subject to an Account Control Agreement within 30 days (or such longer period as the Administrative Agent may agree) following such date of such acquisition, and (iii) in the case of any new Collateral Trigger Date occurring after the Second Amendment Effective Date, within 60 days of such Collateral Trigger Date (or such later date as the Administrative Agent may agree), to be subject to a an Account Control Agreement.

ARTICLE VI

NEGATIVE COVENANTS

From and after the Closing Date and until the Aggregate Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower, solely with respect to itself, and to the extent set forth below, its Subsidiaries, covenants and agrees with the Lenders that:

Section 6.01               Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than the following:

(a)                               Indebtedness owed by (i) a Subsidiary to the Borrower or to another Subsidiary or (ii) the Borrower to any Subsidiary that is a Guarantor;

(b)                              Indebtedness existing on the Second Amendment Effective Date and listed on Schedule 6.01;

(c)                               Indebtedness incurred by the Borrower or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from Governmental Authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(d)                             Indebtedness arising from agreements of the Borrower or any of its Subsidiaries providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred in connection with any acquisition or disposition of any business, assets or a Subsidiary in accordance with the terms of this Agreement, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purposes of financing such acquisition;

(e)                               Indebtedness consisting of endorsements of negotiable instruments for collection, deposit or negotiation and warranties of products or services;

(f)                                Indebtedness with respect to any obligations of the Borrower or any of its Subsidiaries owed to any Lender or Affiliate of any Lender in respect of treasury management arrangements, depositary or other cash management services, including any treasury management line of credit or Specified Escrow Arrangements;

(g)                              Indebtedness with respect to Hedging Agreements that is not incurred for speculative purposes, including, for the avoidance of doubt (i) any Hedging Agreements for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding; (ii) any Hedging Agreements  for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (iii) any Hedging Agreements  for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales (including, without limitation, any commodity Hedging Agreements that is intended in good faith, at inception of execution, to hedge or manage any of the risks related to existing and/or forecasted Hydrocarbon production (whether or not contracted)) and, in each case, extensions or replacements thereof;

(h)                              Indebtedness in respect of self-insurance, performance, bid, appeal and surety bonds and completion guarantees or obligations in respect of letters of credit, bank guarantees or similar instruments relating thereto provided by the Borrower or any Subsidiary in the ordinary course of business or consistent with past practice or industry practice, including letters of credit in respect of plugging and abandonment obligations;

(i)                                  Indebtedness of a Person that becomes, by acquisition or merger, a Subsidiary which Indebtedness existed prior to the time of such acquisition or merger and was not incurred or created in contemplation of such acquisition or merger;

(j)                                  Indebtedness attributable to production payments, forward sales and similar arrangements; provided that the amount of Indebtedness attributable thereto does not exceed $50,000,000 on the date of incurrence of such production payment, forward sale or similar arrangement is entered into;

(k)                              Indebtedness under Capital Leases and Purchase Money Indebtedness; provided that such Indebtedness does not exceed $50,000,000 in the aggregate at any one time outstanding;

(l)                                  Indebtedness incurred pursuant to any Loan Document;

(m)                          Indebtedness owing with respect to the 2020 Senior Notes, the 2022 Senior Notes, the 2023 Senior Notes and the 2024 Senior Notes;

(n)                              Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements;

(o)                              Indebtedness of the Borrower and guarantees thereof by any Subsidiary issued or incurred after the Second Amendment Effective Date; provided that (i) such Indebtedness shall solely be comprised of unsecured senior or unsecured senior subordinated Indebtedness, (ii) such Indebtedness shall not provide for any amortization of principal or any scheduled prepayments of principal, or any mandatory prepayments or redemptions (other than pursuant to customary change of control or asset sale provisions (so long as such asset sale mandatory prepayment provisions provide that the Loans will be repaid to the extent required hereunder prior to any redemption of such other Indebtedness)) on any date prior to 180 days after the Maturity Date, (iii) such Indebtedness shall not contain a scheduled maturity date that is earlier than 180 days after the Maturity Date, (iv) such Indebtedness (or the documents governing such Indebtedness) shall not contain financial maintenance covenants that are more onerous with respect to the Borrower and its Subsidiaries than the financial maintenance covenants in this Agreement or other covenants (other than financial maintenance or other covenants added for the benefit of the Lenders or which apply only after the Maturity Date) or events of default that, taken as a whole and as reasonably determined by the Borrower in good faith, are materially more onerous on the Borrower and its Subsidiaries than the terms and conditions of this Agreement (excluding as to interest rates, fees, floors, funding discounts and redemption or prepayment premiums), (v) during any Collateral Trigger Period, immediately after giving effect to the incurrence of such Indebtedness, the application of the proceeds thereof, and any automatic reduction of the Borrowing Base pursuant to Section 2.10(g) on account thereof, the Borrower shall be in pro forma compliance with Section 6.08(c), and (vi) the Borrowing Base shall automatically be reduced on the date of the incurrence of such Indebtedness in accordance with Section 2.10(g);

(p)                              Indebtedness constituting Midstream Debt; provided that such Indebtedness does not provide for recourse against the Borrower or any Guarantor or any property or asset of the Borrower or any Guarantor (other than the Equity Interests in, or the property or assets of, a Midstream Subsidiary);

(q)                              other Indebtedness not to exceed the greater of (i) $350,000,000 and (ii) 5% of Consolidated Net Tangible Assets in aggregate principal amount at any one time outstanding; and

(r)                                 (i) any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clauses (a) through (q) of this Section 6.01 and (ii) any subsequent Permitted

Refinancing Indebtedness which relates to the Permitted Refinancing Indebtedness otherwise permitted by this subsection;

provided, however, that the Borrower and its Subsidiaries shall not create, incur, assume or suffer to exist any Indebtedness pursuant to this Section 6.01 if the incurrence or maintenance of such Indebtedness would cause a Default or an Event of Default under any other provisions of this Agreement.

Section 6.02               Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or permit to exist any Lien on any of its assets or property or upon any Equity Interests of any such Subsidiary which Equity Interests are now owned or hereafter acquired by the Borrower or such Subsidiary, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except Permitted Liens.

Section 6.03               Fundamental Changes. The Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), or liquidate or dissolve, except that (x) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation and (y) the Borrower may sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets to a Subsidiary so long as such Subsidiary becomes a Guarantor hereunder or otherwise assumes the obligations of the Borrower.

Section 6.04               Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment except:

(a)                               the Borrower and each Subsidiary may declare and pay distributions with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock);

(b)                              the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(c)                               the Borrower and each Subsidiary may declare and make Restricted Payments to the Borrower or another Subsidiary, and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(d)                             the Borrower and each Subsidiary may declare and make Restricted Payments to pay for the repurchase, redemption, retirement or other acquisition or retirement for value of Equity Interests of the Borrower or any Subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate thereof) of the Borrower or any Subsidiary in an aggregate amount not to exceed $1,000,000 in any fiscal year;

(e)                               the Borrower and each Subsidiary may make Restricted Payments to repurchase Equity Interests upon the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests if such Equity Interests represent all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Equity Interests as part of a “cashless” exercise; and

(f)                                the Borrower and each Subsidiary may declare and make other Restricted Payments (i) with net proceeds of an offering of Equity Interests (other than (x) Disqualified Capital Stock and (y) such net proceeds otherwise used in connection with any investments, loans, advances or guarantees permitted under Section 6.09(u)(i) or Redemptions permitted under Section 6.12(b)) in the Borrower, to the extent that (A) no Event of Default has occurred and is continuing both before and after giving effect to such Restricted Payment and (B) such Restricted Payment occurs within sixty (60) days after the receipt of such equity net proceeds or (ii) with cash on hand or otherwise, to the extent that (A) no Event of Default has occurred and is continuing or would result therefrom, (B) at the time of and immediately after giving effect to such Restricted Payment, the Consolidated Net Leverage Ratio on a pro forma basis is less than or equal to 3.25 to 1.00 and (C) at the time of and immediately after giving effect to such Restricted Payment, the unused amount of the Aggregate Commitments shall not be less than twenty percent (20%) of the Aggregate Commitments.

Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 6.04 will not prohibit any Restricted Payment within 60 days after the date of declaration of such Restricted Payment (other than any Restricted Payment made with equity proceeds in reliance on Section 6.04(f)(i)) if at the date of declaration such payment would have complied with the provisions of this Agreement.

Section 6.05               Restrictive Agreements. The Borrower will not permit any of its Material Subsidiaries to, directly or indirectly, enter into or permit to exist any agreement or other arrangement with any Person, other than the Lenders pursuant hereto, which expressly prohibits or restricts or imposes any conditions upon the ability of any Material Subsidiary of the Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, or (b) make subordinate loans or advances to or make other investments in the Borrower or any Subsidiary of the Borrower, in each case, other than restrictions or conditions contained in, or existing by reasons of, any agreement or instrument (i) relating to any Indebtedness of any Subsidiary of the Borrower, (ii) relating to property existing at the time of the acquisition thereof, so long as the restriction or condition relates only to the property so acquired, (iii) relating to any Subsidiary of the Borrower, at the time such Subsidiary was merged or consolidated with or into, or acquired by, the Borrower or a Subsidiary of the Borrower or became a Subsidiary of the Borrower and not created in contemplation thereof, (iv) effecting a renewal, extension, refinancing, refund or replacement (or successive extensions, renewals, refinancings, refunds or replacements) of Indebtedness issued under an agreement referred to in clauses (i) through (iii) above, so long as the restrictions and conditions contained in any such renewal, extension, refinancing, refund or replacement agreement, taken as a whole, are not materially more restrictive than the restrictions and conditions contained in the original agreement, as determined in good faith by the board of directors of the Borrower or the applicable Subsidiary, (v) constituting customary provisions restricting subletting or assignment of any leases of the Borrower or any Subsidiary of the Borrower or provisions in agreements that restrict the assignment of such agreement or any rights thereunder, (vi) related to Permitted Liens, (vii) constituting any temporary encumbrance or restriction with respect to a Subsidiary of the Borrower under an agreement that has been entered into for the disposition of all or substantially all of the outstanding Equity Interests of or assets of such Subsidiary, provided that such disposition is otherwise permitted hereunder, (viii) constituting customary restrictions on cash, other deposits or assets imposed by customers and other persons under contracts entered into in the ordinary course of business, (ix) constituting provisions contained in agreements or instruments relating to Indebtedness that prohibit the transfer of all or substantially all of the assets of the obligor under that agreement or instrument unless the transferee assumes the obligations of the obligor under such agreement or instrument or such assets may be transferred subject to such prohibition, (x) constituting a requirement that a certain amount of Indebtedness be maintained between a Subsidiary of the Borrower and the Borrower or another of its Subsidiaries, (xi) constituting any restriction or condition with respect to property under an agreement that has been entered into for the disposition of such property, provided that such disposition is otherwise permitted hereunder, (xii) constituting any restriction or condition with respect to property under a charter, lease or other agreement that has been entered into for the employment of such property, (xiii) constituting a Hybrid Security or an indenture, document, agreement or security entered into or issued in connection with a Hybrid Security or otherwise constituting a restriction or condition on the payment of dividends or distributions by an issuer of a Hybrid Security; (xiv) entered into in the ordinary course of business; (xv) existing under or by reason of applicable law; (xvi) relating to a joint venture or similar arrangement, so long as the restriction or condition relates only to the property that is subject to such joint venture or similar arrangement; (xvii) existing on the Closing Date and set forth in Schedule 6.05; and (xviii) relating to financial performance covenants.

Section 6.06               Affiliate Transactions. The Borrower will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any officer, director, employee or Affiliate (other than the Borrower or any of its Subsidiaries) unless as a whole such transactions between the Borrower and its Subsidiaries on the one hand and any officer, director, employee or Affiliate (other than the Borrower or any of its Subsidiaries not involving any other Affiliate) on the other hand, are on terms and conditions fair and reasonable to the Borrower or such Material Subsidiary as determined by the Borrower; provided, that the foregoing provisions of this Section shall not prohibit (a) the Borrower or any of its Subsidiaries from declaring or paying any lawful dividend or distribution otherwise permitted hereunder, (b) the Borrower or any of its Subsidiaries from providing credit support for its Subsidiaries as it deems appropriate in the ordinary course of business, (c) the Borrower or any of its Subsidiaries from engaging in a transaction or transactions that occur within a related series of transactions, which, in the aggregate, are on terms and conditions that are fair and reasonable as determined by the Borrower, (d) the Borrower or any of its Subsidiaries from engaging in non-material transactions with any officer, director, employee or Affiliate of the Borrower or any of its Subsidiaries that are not on an arms-length basis or are not on terms as favorable as could have been obtained from a third party but are in the ordinary course of the Borrower’s or such Subsidiary’s business, so long as, in each case, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (e) the Borrower or any of its Subsidiaries from engaging in a transaction with an Affiliate if such transaction has been approved by the Borrower’s Board of Directors, (f) any arrangement in place on the Closing Date or any amendment thereto or replacement thereof or any transaction contemplated thereby so long as such amendment or replacement is not more disadvantageous in any material respect than the arrangement so amended or replaced, (g) any corporate sharing agreements with respect to Tax sharing and general overhead and administrative matters (provided that in the case of any Tax sharing or similar agreements, a copy of such agreement shall be provided to the Administrative Agent), (h) any agreements with respect to employee matters and (i) any direct or indirect transfer of Equity Interests to the Borrower or any of its Subsidiaries in one or a series of transactions.

Section 6.07               Change in Nature of Businesses. Neither the Borrower nor any Subsidiary of the Borrower will materially alter their primary business from the exploration, acquisition, production and development of oil, natural gas and other liquid and gaseous Hydrocarbons and the gathering, processing, transmission and marketing of Hydrocarbons and activities related or ancillary thereto.

Section 6.08               Financial Condition Covenants.

(a)                               Current Ratio.  During any Collateral Trigger Period, the Borrower shall not permit the ratio of (i) consolidated current assets of the Borrower and its consolidated Subsidiaries (including the unused amount of the Aggregate Commitments, but excluding non-cash assets under ASC 815) to (ii) consolidated current liabilities of the Borrower and its consolidated Subsidiaries (excluding current maturities under this Agreement and non-cash obligations under ASC 815), as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2018, to be less than 1.0 to 1.0.

(b)                              Ratio of Consolidated Indebtedness to Consolidated Total Capitalization.  Other than during a Collateral Trigger Period, the Borrower shall not permit the ratio of (i) Consolidated Indebtedness of the Borrower as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2018, for which financial statements have been delivered or were required to be delivered pursuant to Section 5.01 to (ii) the Consolidated Total Capitalization as of such date to exceed 60%.

(c)                               Consolidated Net Leverage Ratio.  During any Collateral Trigger Period, the Borrower shall not permit, as of the last day of any Rolling Period, commencing with the Rolling Period ending on March 31, 2018, the Consolidated Net Leverage Ratio to exceed 4.25 to 1.00.

(d)                             Consolidated Interest Charges Ratio.  Other than during a Collateral Trigger Period, the Borrower shall not permit, as of the last day of any Rolling Period, commencing with the Rolling Period ending March 31, 2018, the Consolidated Interest Charges Ratio to be less than 2.50 to 1.00.

Section 6.09               Investments, Loans, Advances and Guarantees. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to remain any loans or advances to, guarantee any obligations of, or make any investment or any other interest in, any Person, except that the foregoing limitation shall not apply to:

(a)                               any investments, loans, advances or guarantees made prior to the Second Amendment Effective Date that are disclosed in Schedule 6.09; provided that the amount of any such investment, loan, advance or guarantee may be increased (i) as required by the terms of such investments, loan, advance or guaranty as in existence on the Second Amendment Effective Date or (ii) as otherwise permitted under this Agreement;

(b)                              any investments, loans, advances or guarantees made by the Borrower in or to any Guarantor (including any newly formed Subsidiary that becomes a Guarantor in accordance with this Agreement) or made by any Subsidiary in or to the Borrower or any Guarantor (including any newly formed Subsidiary that becomes a Guarantor in accordance with this Agreement);

(c)                               accounts receivable in the ordinary course of business;

(d)                             direct obligations of the United States or any agency thereof, or obligations fully guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

(e)                               commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s;

(f)                                deposits maturing within one year from the date of creation thereof with, including certificates issued by, any bank or any office located in the United States or any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively;

(g)                              deposits in money market funds investing not less than 90% of their assets in investments described in clauses (d), (e) or (f) above (Investments of the type described in clauses (d) through (g), “Cash Equivalents”);

(h)                              investments, loans, advances or guarantees in securities or other assets not constituting Cash Equivalents and received in connection with any disposition of assets;

(i)                                  advances made by the Borrower or any Subsidiary to any employees in an aggregate amount not to exceed $2,000,000 at any time outstanding;

(j)                                  any investment, loan, advance or guaranty acquired by the Borrower or any Subsidiary in exchange for any other investment, loan, advance or guaranty or accounts receivable held by the Borrower or such Subsidiary (i) in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issue of such other investment, loan, advance or guaranty or accounts receivable, or (ii) as a result of a foreclosure by the Borrower or any Subsidiary with respect to any secured investment, loan, advance or guaranty or other transfer of title with respect to any secured investment, loan, advance or guaranty in default;

(k)                              Hedging Obligations permitted under Section 6.10;

(l)                                  loans and advances to officers, directors or employees for business-related travel expenses, moving expenses or similar expenses;

(m)                          (i) guarantees of Indebtedness permitted under Section 6.01 and (ii) any guaranty of obligations (other than Indebtedness) arising in the ordinary course of the business, including obligations under Hydrocarbon exploration, development, joint operating and related agreements and licenses, concessions or operating leases related to the Borrower’s business;

(n)                              investments (including capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by any Loan Party with others; provided that (i) any such venture is engaged primarily in oil and gas exploration, development, production, processing and related activities, including transportation and (ii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding, an amount equal to $50,000,000;

(o)                              investments in direct ownership interests in additional Hydrocarbon Interests and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States;

(p)                              entry into joint operating agreements, joint development agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and investments, loans, advance, guarantees and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business, excluding, however, investments in other Persons (other than any ‘tax partnership,’ as defined in the Code, that is deemed to be entered into by any Loan Party arising under any joint operating agreements, joint development agreements or other similar or customary agreements made or entered into in the ordinary course of the oil and gas business);

(q)                              investments, loans, advances or guarantees in connection with intercompany cash management arrangements or related activities;

(r)                                 investments, loans, advances or guarantees in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(s)                                advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case, in the ordinary course of business;

(t)                                 other investments, loans, advances or guarantees made by the Borrower or any Subsidiary in an aggregate amount not to exceed $50,000,000 at any time outstanding; and

(u)                              other investments, loans, advances or guarantees (i) with net proceeds of an offering of Equity Interests (other than (x) Disqualified Capital Stock and (y) such net proceeds otherwise used in connection with any Restricted Payments permitted under Section 6.04(f)(i) or Redemptions permitted under Section 6.12(b)) in the Borrower, to the extent that (A) no Event of Default has occurred and is continuing both before and after giving effect to such investment, loan, advance or guarantee and (B) such investment, loan, advance or guarantee occurs within sixty (60) days after the receipt of such equity net proceeds or (ii) with cash on hand or otherwise, to the extent that (A) no Event of Default has occurred and is continuing our would result immediately after giving effect to such investment, loan, advance or guarantee, (B) the Borrower is in pro forma compliance with the financial covenants in effect on such date set forth in Section 6.08 at the time of and immediately after giving effect to such investment, loan, advance or guarantee, and (C) at the time of and immediately after giving effect to such investment, loan, advance or guarantee (and any Borrowings incurred in connection therewith), the unused amount of the Aggregate Commitments shall not be less than twenty-five percent (25%) of the Aggregate Commitments.

Section 6.10               Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual or projected exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary and (c) other Hedging Agreements permitted under the risk management policies approved by the Borrower’s Board of Directors from time to time and not subjecting the Borrower and its Subsidiaries to material speculative risks.

Section 6.11               Sanctions. The Borrower will not, and will not permit any of its Subsidiaries to, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any Sanctioned Person, or in any Sanctioned Country or in any other manner that will result in a violation by Borrower or its Subsidiaries or, to the knowledge of Borrower, by any Lender, any Joint Lead Arranger, the Administrative Agent, or any Issuing Bank, of any Sanctions.

Section 6.12               Redemptions of Senior Notes and Permitted Additional Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any of the Senior Notes or Permitted Additional Indebtedness, provided, that the Borrower or its Subsidiaries may voluntarily Redeem the Senior Notes or Permitted Additional Indebtedness (a) with net proceeds from the incurrence of Permitted Refinancing Indebtedness in respect thereof so long as such Redemption occurs substantially contemporaneously with the receipt of such net proceeds and in an amount no greater than the amount of the net proceeds of such incurrence of Permitted Refinancing Indebtedness that remain after giving effect to any mandatory prepayments hereunder with such proceeds, (b) with net proceeds of an offering of Equity Interests (other than (x) Disqualified Capital Stock and (y) such net proceeds otherwise used in connection with any investments, loans, advances or guarantees permitted under Section 6.09(u)(i) or Restricted Payments permitted under Section 6.04(f)(i)) in the Borrower, so long, in the case of this clause (b) no Event of Default has occurred and is continuing both before and after, and no Borrowing Base Deficiency would occur after, giving effect to such Redemption and such

Redemption occurs within sixty (60) days after receipt of such equity net proceeds, and (c) otherwise, so long as in the case of this clause (c), (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) the Consolidated Net Leverage Ratio is less than or equal to 3.50 to 1.00 at the time of and immediately after giving effect to such Redemption and (iii) at the time of and immediately after giving effect thereto, the unused amount of the Aggregate Commitments shall not be less than twenty percent (20%) of the Aggregate Commitments.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (each an “Event of Default”) shall occur and be continuing:

(a)                               the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                              the Borrower shall fail to pay (i) any interest on any Loan payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) days or (ii) any fee or any other amount (other than an amount referred to in clause (a) or (b)(i) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of ten (10) days;

(c)                               any representation or warranty (other than Added L/C Representations) made by the Borrower (or by any Responsible Officer of the Borrower) in writing under or in connection with this Agreement or any other Loan Document or any instrument executed in connection herewith (including representations and warranties deemed made pursuant to Section 4.02) shall prove to have been incorrect in any material respect when made or deemed made and such materiality is continuing;

(d)                             the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.10 or Article VI;

(e)                               the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Required Lenders) or (ii) a Responsible Officer of the Borrower shall have knowledge of such failure;

(f)                                the Borrower or any Material Subsidiary of the Borrower shall (i) fail to pay (A) any principal of or premium or interest on any Material Indebtedness of the Borrower or such Material Subsidiary (as the case may be), or (B) aggregate net obligations under one or more Hedging Agreements (excluding amounts the validity of which are being contested in good faith by appropriate proceedings, if necessary, and for which adequate reserves with respect thereto are maintained on the books of the Borrower or such Material Subsidiary (as the case may be)) in excess of $100,000,000, in each case when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness or such Hedging Agreements; or (ii) default in the observance or performance of any covenant or obligation contained in any agreement of such Material Indebtedness that is a default (in each case, other than a failure to pay specified in clause (i) of this subsection (f)) and such default shall continue after the applicable grace period, if any, specified in such agreement or instrument, if (x) the effect thereof is to accelerate the maturity of such Material Indebtedness or require such Material Indebtedness to be prepaid prior to the stated maturity thereof or (y) during a Collateral Trigger Period, the effect thereof is to accelerate, or to permit the holder or holders thereof or any trustee or agent on its or their behalf to accelerate, the maturity of such Material Indebtedness or to require, or to permit the holder or holders thereof or any trustee or agent on its or their behalf to require, such Material Indebtedness to be prepaid prior to the stated maturity thereof; for the avoidance of doubt the parties acknowledge and agree that any payment required to be made under a guaranty of payment or collection described in clause (g) of the definition of Indebtedness shall be due and payable at the time such payment is due and payable under the terms of such guaranty (taking into account any applicable grace period) and such payment shall be deemed not to have been accelerated or required to be prepaid prior to its stated maturity as a result of the obligation guaranteed having become due;

(g)                              an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary of the Borrower or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary of the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)                              the Borrower or any Material Subsidiary of the Borrower shall voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary of the Borrower or for a substantial part of its assets, (iv) make a general assignment for the benefit of creditors or (v) take any action for the purpose of effecting any of the foregoing;

(i)                                  the Borrower or any Material Subsidiary of the Borrower shall admit in writing its inability to pay its debts generally;

(j)                                  one or more judgments for the payment of money in an aggregate uninsured amount equal to or greater than $100,000,000 shall be rendered against the Borrower or any Material Subsidiary of the Borrower or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any such Material Subsidiary of the Borrower to enforce any such judgment;

(k)                              an ERISA Event shall have occurred and, thirty (30) days after notice thereof shall have been given to the Borrower by the Administrative Agent, such ERISA Event shall still exist, and such ERISA Event, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(l)                                  the Borrower or any Material Subsidiary or ERISA Affiliate of the Borrower shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), would reasonably be expected to result in a Material Adverse Effect;

(m)                          the Borrower or any Material Subsidiary or ERISA Affiliate of the Borrower shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the Closing Date by an amount that would reasonably be expected to result in a Material Adverse Effect;

(n)                              a Change in Control shall occur;

(o)                              if any Guaranty of a Subsidiary is required to be in effect pursuant to Section 5.09 or Section 5.10 and prior to the release of such Guaranty pursuant to Section 9.19, (i) such Guaranty for any reason is not a legal, valid, binding and enforceable obligation of such Guarantor party thereto for more than five (5) days or (ii) such Guarantor shall so state in writing that such Guaranty for any reason is not a legal, valid, binding and enforceable obligation of such Guarantor; or

(p)                              during any Secured Period, the Collateral Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against any Loan Party party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or any Loan Party shall so state in writing;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent at the request of the Required Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate the Aggregate Commitments and Letter of Credit Commitments, and thereupon the Aggregate Commitments and the Letter of Credit Commitments shall terminate immediately, (ii) declare the Loans owed by the Borrower as to which an Event of Default has occurred and is continuing to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (g) or (h) of this Article, the obligations of each Lender to make Loans to the Borrower, and of each Issuing Bank to issue a Letter of Credit for or on behalf of the Borrower shall be automatically terminated and the principal of the Loans of then outstanding, together with accrued interest thereon and all fees and other obligations owed by the Borrower shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents, including the rights under Section 2.06(k)(i).

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.01               Appointment and Authority. Each Lender Party hereby irrevocably appoints Wells Fargo Bank, National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lender Parties, and neither the Borrower nor any Guarantor shall have any rights as a third party beneficiary of any of such provisions.

Section 8.02               Administrative Agent Individually.

(a)                               The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender Party as any other Lender Party and may exercise the same as though it were not the Administrative Agent and the term “Lender Party” or “Lender Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lender Parties.

(b)                              Each Lender Party understands that the Person serving as Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Article VIII as “Activities”) and may engage in the Activities with or on behalf of one or more of the Borrower or its respective Affiliates. Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Borrower and its Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower or its respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Borrower or its Affiliates. Each Lender Party understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Borrower or its Affiliates (including information concerning the ability of the Borrower to perform its obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lender Parties that are not members of the Agent’s Group. None of the Administrative Agent nor any member of the Agent’s Group shall have any duty to disclose to any Lender Party or use on behalf of the Lender Parties, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any Affiliate thereof) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender Party such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lender Parties.

(c)                               Each Lender Party further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Borrower and its Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lender Parties (including the interests of the Lender Parties hereunder and under the other Loan Documents). Each Lender Party agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Administrative Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Lender Party. None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the Agent’s Group of information (including Information) concerning the Borrower or its Affiliates (including information concerning the ability of the Borrower to perform its obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Administrative Agent or any member of the Agent’s Group to any Lender Party including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Borrower or its Affiliates) or for its own account.

Section 8.03               Duties of Administrative Agent; Exculpatory Provisions.

(a)                               The Administrative Agent’s duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and the Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or any of its Affiliates to liability or that is contrary to any Loan Document or applicable law.

(b)                              The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.03 or Article VII) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or the event or events that give or may give rise to any Default unless and until the Borrower or any Lender Party shall have given notice to the Administrative Agent describing such Default and such event or events.

(c)                               Neither the Administrative Agent nor any member of the Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)                             Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender Party and each Lender Party confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.

Section 8.04               Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender Party, the Administrative Agent may presume that such condition is satisfactory to such Lender Party unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender Party prior to the making of such Loan or the issuance of such Letter of Credit, and in the case of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party’s ratable portion of such

Borrowing. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05               Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Each such sub agent and the Related Parties of the Administrative Agent and each such sub agent shall be entitled to the benefits of all provisions of this Article VIII and Section 9.04 (as though such sub-agents were the “Administrative Agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 8.06               Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lender Parties and the Borrower (such notice not to be effective until 30 days have lapsed). Upon receipt of any such notice of resignation, the Required Lenders shall have the right, unless an Event of Default under subsection (a), (g) or (h) of Article VIII has occurred and is continuing, with the consent of the Borrower, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (such 30-day period, the “Lender Party Appointment Period”), then the retiring Administrative Agent may on behalf of the Lender Parties, appoint a successor Administrative Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Administrative Agent to appoint, on behalf of the Lender Parties, a successor Administrative Agent, the retiring Administrative Agent may at any time upon or after the end of the Lender Party Appointment Period notify the Borrower and the Lender Parties that no qualifying Person has accepted appointment as successor Administrative Agent and the effective date of such retiring Administrative Agent’s resignation which effective date shall be no earlier than three business days after the date of such notice. Upon the resignation effective date established in such notice and regardless of whether a successor Administrative Agent has been appointed and accepted such appointment, the retiring Administrative Agent’s resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender Party directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Administrative Agent of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations as Administrative Agent hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. Anything herein to the contrary notwithstanding, if at any time the Required Lenders determine that the Person serving as Administrative Agent is (without taking into account any provision in the definition of “Defaulting Lender” requiring notice from the Administrative Agent or any other party) a Defaulting Lender, the Required Lenders (determined after giving effect to Section 9.03) may by notice to the Borrower and such Person remove such Person as Administrative Agent and, in with the consent of the Borrower, appoint a replacement Administrative Agent hereunder. Such removal will, to the fullest extent permitted by applicable law, be effective on the earlier of (i) the date a replacement Administrative Agent is appointed and (ii) the date 30 days after the giving of such notice by the Required Lenders (regardless of whether a replacement Administrative Agent has been appointed).

Section 8.07               Non-Reliance on Administrative Agent and Other Lender Parties.

(a)                               Each Lender Party confirms to the Administrative Agent, each other Lender Party and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, any other Lender Party or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Loans and other extensions of credit hereunder and under the other Loan Documents and (z) taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Loans and other extensions of credit hereunder and under the other Loan Documents is suitable and appropriate for it.

(b)                              Each Lender Party acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documents, (ii) it has, independently and without reliance upon the Administrative Agent, any other Lender Party or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, any other Lender Party or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i)                                  the financial condition, status and capitalization of the Borrower;

(ii)                              the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

(iii)       determining compliance or non-compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition;

(iv)       the adequacy, accuracy and/or completeness of any information delivered by the Administrative Agent, any other Lender Party or by any of their respective Related Parties under or in connection with this Agreement or any other Loan Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document.

Section 8.08    No Other Duties, etc.. Anything herein to the contrary notwithstanding, none of the Persons acting as Joint Book Managers, Joint Lead Arrangers, Syndication Agent or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or as a Lender Party hereunder.

Section 8.09    Trust Indenture Act. In the event that Wells Fargo Bank, National Association or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by the Borrower or any Guarantor, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any obligation of the Borrower or such Guarantor hereunder or under any other Loan Document by or on behalf of Wells Fargo Bank, National Association in its capacity as the Administrative Agent for the benefit of any Lender under any Loan Document (other than Wells Fargo Bank, National Association or an Affiliate of Wells Fargo Bank, National Association) and which is applied in accordance with the Loan Documents shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

Section 8.10    Resignation of an Issuing Bank. If a Lender becomes, and during the period it remains, a Defaulting Lender, and Commitments have not been fully reallocated pursuant to Section 2.06(l), an Issuing Bank may, upon prior written notice to the Borrower and the Administrative Agent, resign as an Issuing Bank effective at the close of business New York time on a date specified in such notice; provided, that such resignation by an Issuing Bank will have no effect on the validity or enforceability of any Letter of Credit then outstanding or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Letter of Credit or otherwise to such Issuing Bank.

Section 8.11    Secured Hedging Agreements and Secured Treasury Management Agreements. No Secured Treasury Management Counterparty or Secured Hedging Counterparty that obtains the benefits of any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Treasury Management Agreements and Secured Hedging Agreements, unless a Collateral Trigger

Period is in effect and the Administrative Agent has received written notice of such Secured Treasury Management Agreements and Secured Hedging Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Treasury Management Counterparty or Secured Hedging Counterparty, as the case may be, and then only to the extent provided in Section 7.09 of the Guaranty and Collateral Agreement. No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Secured Hedging Agreements or Secured Treasury Management Agreements. Each Lender, on behalf of itself and its Affiliates who are Secured Hedging Counterparties, and each Secured Hedging Counterparty, by accepting the benefits of the Collateral, hereby agrees that the Loan Parties may grant security interests, covering all rights of the Loan Parties in Hedging Agreements with any Lender or Secured Hedging Counterparty, to the Administrative Agent under the Collateral Documents to secure the General Secured Obligations, notwithstanding any restriction on such security interests under any Hedging Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.01    Notices.

(a)        Except in the case of notices and other communications expressly permitted to be given by telephone, all notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

(i)         if to the Borrower or any other Borrower, to it at WPX Energy, Inc., 3500 One Williams Center, Tulsa, Oklahoma 74172, Attention of Chief Financial Officer (fax number (539) 573-0026);

(ii)        if to the Administrative Agent, to Wells Fargo Bank, National Association, 1525 W WT Harris Blvd., Charlotte, NC 28262 (fax number: 704-715-0017; email address: agencyservices.requests@wellsfargo.com), Attention: WPX Energy, Inc. Portfolio Manager with a copy to Wells Fargo Bank, National Association, 1445 Ross Avenue, Suite 4500, Dallas, TX 75202 (fax number 214-721-8215), Attention: Matthew W. Coleman;

(iii)       if to the Swingline Lender, to Wells Fargo Bank, National Association, 1525 W WT Harris Blvd., Charlotte, NC 28262 (fax number: 704-715-0017; email address: agencyservices.requests@wellsfargo.com), Attention: WPX Energy, Inc. Portfolio Manager;

(iv)       if to any Issuing Bank, to it at its address (or fax number) set forth in Schedule 2.01; and

(v)        if to any other Lender Party, to it at its address (or fax number) set forth in its Administrative Questionnaire;

(vi)       or at such other address as shall be notified in writing (x) in the case of the Borrower and the Administrative Agent, to the other parties and (y) in the case of all other parties, to the Borrower and the Administrative Agent.

(b)        All notices, demands, requests, consents and other communications described in clause (a) shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 9.02 to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to the Approved Electronic Platform and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a) so long as actually transmitted during the recipient’s normal business hours (and on the next subsequent Business Day if transmitted after such recipient’s normal business hours); provided, however, that notices and communications to the Administrative Agent pursuant to Article II or Article VIII) shall not be effective until received by the Administrative Agent.

(c)        Notwithstanding clauses (a) and (b) (unless the Administrative Agent requests that the provisions of clause (a) and (b) be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means, the Borrower shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to agencyservices.requests@wellsfargo.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify to the Borrower. Nothing in this clause (c) shall prejudice the right of the Administrative Agent or any Lender Party to deliver any Approved Electronic Communication to the Borrower in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner.

Section 9.02    Posting of Approved Electronic Communications.

(a)        Each of the Lender Parties and the Borrower agree that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lender Parties by posting such Approved Electronic Communications on IntraLinksTM or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)        Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lender Parties and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which are hereby acknowledged, each of the Lender Parties and the Borrower hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)        THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT NOR ANY OTHER MEMBER OF THE AGENT’S GROUP WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

(d)       Each of the Lender Parties and the Borrower agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

Section 9.03    Waivers; Amendments.

(a)        No failure or delay by the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the

Administrative Agent, any Lender, the Swingline Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)        None of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase or extend the Commitment, Elected Commitment or the Maximum Credit Amount of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change any provision in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change Section 7.09 of the Guaranty and Collateral Agreement, without the written consent of each Lender adversely affected thereby, (vi) change Section 2.10(d)(iii) in any manner that would decrease the number or percentage of Lenders required for any approval thereunder, without the written consent of each Lender, (vii) change any of the provisions of this Section or the definition of “Required Lenders” or “Supermajority Lenders” or any other provision hereof (other than Section 2.10(d)(iii)) specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (viii) release all or substantially all of the Collateral (other than as authorized by Section 9.19(b)(i)-(iii)) or reduce the percentage set forth in Section 5.10 to less than 85%, without the written consent of each Lender, or (ix) release all or substantially all of the value of the Guaranties of the Guarantors (other than as authorized by Section 9.19(a)), without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be. Except as provided herein, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” and “Supermajority Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver referred to in clauses (i) through (ix) or the proviso above or that would alter the terms of this proviso shall require the consent of such Defaulting Lender to the extent such Defaulting Lender is affected thereby.

Section 9.04    Expenses; Indemnity; Damage Waiver.

(a)        (i) The Borrower agrees to pay, within 30 days of receipt by the Borrower of request therefor, all reasonable out-of-pocket costs and expenses of the Joint Lead Arrangers, the Administrative Agent and the Issuing Banks in connection with the syndication, preparation, execution, delivery, administration, modification and amendment of this Agreement, the Letters of Credit, the Notes, or any other Loan Document and the other documents to be delivered under this Agreement, including the reasonable fees and out-of-pocket expenses of Vinson & Elkins L.L.P., counsel for the Administrative Agent, with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, the Notes and any other Loan Document and the reasonable costs and expenses of the Issuing Banks in connection with any Letter of Credit, and (ii) the Borrower agrees to pay, on demand all costs and expenses, if any (including reasonable counsel fees and out-of-pocket expenses), of the Administrative Agent, the Issuing Banks, the Swingline Lender and each Lender in connection with the enforcement (after the occurrence and during the continuance of an Event of Default and whether through negotiations (including formal workouts or restructurings), legal proceedings or otherwise) against the Borrower of any Loan Document.

(b)        The Borrower agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Administrative Agent, the Issuing Banks, the Swingline Lender, the Joint Lead Arrangers, each Lender (other than any Defaulting Lender) and each Related Party of any of the foregoing Persons (the “Indemnified Parties”) from and against any and all claims, damages, losses, liabilities, costs, penalties, fees and expenses (including reasonable fees and disbursements of counsel) of any kind or nature whatsoever for which any of them may become liable or which may be incurred by or asserted against any of the Indemnified Parties (other than claims and related damages, losses, liabilities, costs, penalties, fees and expenses made by one Lender (or its successors or assignees) against another Lender) arising out of, related to or in connection with (i) any Loan Document or any other document or instrument delivered in connection herewith, (ii) any violation by the Borrower or any Subsidiary thereof of any Environmental Law or any other law, rule, regulation or order, (iii) any Loan, any Letter of Credit or the use or proposed use of the proceeds of any Loan or Letter of Credit, (iv) any of the Aggregate Commitments, (v) any transaction in which any proceeds of any Letter of Credit or Loan are applied or (vi) any investigation, litigation or proceeding, whether or not any of the Indemnified Parties is a party thereto, related to or in connection with any of the foregoing or any Loan Document (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, PENALTY, FEE OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, PENALTY, FEE OR EXPENSE SOUGHT TO BE RECOVERED BY ANY INDEMNIFIED PARTY TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, PENALTY, FEE OR EXPENSE IS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY). IT IS THE INTENT OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 9.04(b), BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE.

(c)        To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank, the Swingline Lender or the Joint Lead Arrangers under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Joint Lead Arrangers, the applicable Issuing Bank or the Swingline

Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability, cost, penalty, fee or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Joint Lead Arrangers, such Issuing Bank or the Swingline Lender in its capacity as such.

(d)       To the fullest extent permitted by applicable law, no party shall assert, and each party hereby waives, any claim against any other party or any Indemnified Party, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided, however, that the foregoing limitation shall not be deemed to impair or affect the indemnification obligations of the Borrower under the Loan Documents. No Indemnified Party referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)        All amounts due under this Section shall be payable not later than 30 days after written demand therefor, such demand to be in reasonable detail setting forth the basis for and method of calculation of such amounts.

Section 9.05    Successors and Assigns.

(a)        Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)         Minimum Amounts.

(A)       in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)       in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 and shall be an integral multiple of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)        Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii)       Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)       the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B)       the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)       the consent of the Issuing Banks (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv)       Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)        No Assignment to Borrower. No such assignment shall be made to the Borrower or the Borrower’s Affiliates or Subsidiaries.

(vi)       No Assignment to Natural Persons or a Defaulting Lender. No such assignment shall be made to a natural person or a Defaulting Lender.

(vii)      Applicable Percentage.  The percentage of the Maximum Credit Amount and of the Elected Commitment assigned are equal.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.16, 2.18 and 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)        Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, the Maximum Credit Amount and Elected Commitments of, and principal amounts of the Loans owing to (and stated interest on), each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender Party as to its own Commitments and amounts owing to it, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an executed Assignment and Acceptance, together with any Note subject to such assignment, and the payment of any processing and registration fee, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

(d)       Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Banks shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.03(b) that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section (it being understood the Tax documentation required under Section 2.18(f) shall be delivered to the participating Lender). To the fullest extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19(c) as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                               Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.16 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.18 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.18(f) as though it were a Lender.

(f)                                Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.06               Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Aggregate Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18 and 9.04 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Aggregate Commitments or the termination of this Agreement or any provision hereof.

Section 9.07               Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective on the Closing Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or pdf shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08               Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09               Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender Party is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender Party to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower or any Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Lender Party, irrespective of whether or not such obligations of the Borrower or any Guarantor may be owed to a branch or office of such Lender Party different from the branch or office holding such deposit or obligated on such indebtedness, provided that demand has been made to the Borrower for payment of such obligations. The rights of each Lender Party under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender Party may have. Each Lender Party agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.10               Governing Law; Jurisdiction; Consent to Service of Process.

(a)                               This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)                              The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the fullest extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its respective properties in the courts of any jurisdiction.

(c)                               The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                             The Borrower hereby irrevocably consents to service of process by certified mail to its registered agent for service of process as listed on the website for the Delaware Secretary of State or, if such information is not available on such website, the Borrower irrevocably consents to service of process in the manner provided for notices in Section 9.01. Subject to the immediately preceding sentence in the case of the Borrower, each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.11               WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.12               Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13               Confidentiality. Each of the Administrative Agent and the Lender Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) to the extent used in connection with the administration of this Agreement, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) during the existence of an Event of Default, in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap, derivative or other similar transaction under which payments are to be made by reference to the Borrower and its respective obligations, this Agreement or payments hereunder, (iii) any rating agency, (iv) the CUSIP Service Bureau or any similar organization or (v) any assignee in connection with any pledges permitted by Section 9.05(f), (g) with the consent of the Borrower, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender Party or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender Party on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.14               Treatment of Information.

(a)                               Certain of the Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that may contain material non-public information with respect to the Borrower or its securities (such material non-public information, “Restricting Information”). Other Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that does not contain Restricting Information. Each Lender Party acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning such issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other Person. Neither the Administrative Agent nor any of its Related Parties nor the Borrower nor any of its Related Parties, shall, by making any Communications (including Restricting Information) available to a Lender Party, by participating in any conversations or other interactions with a Lender Party or otherwise, make or be deemed to make any statement with regard to or otherwise warrant that any such information or Communication does or does not contain Restricting Information (except with respect to the Borrower and its Related Parties, pursuant to Section 9.14(b)), nor shall the Administrative Agent or any of its Related Parties nor the Borrower nor any of its Related Parties be responsible or liable in any way for any decision a Lender Party may make to limit or to not limit its access to Restricting Information. In particular, none of the Administrative Agent nor any of its Related Parties nor the Borrower nor any of its Related Parties (i) shall have, and the Administrative Agent, on behalf of itself and each of its Related Parties, hereby disclaims, any duty to ascertain or inquire as to whether or not a Lender Party has or has not limited its access to Restricting Information, such Lender Party’s policies or procedures regarding the safeguarding of material, nonpublic information or such Lender Party’s compliance with applicable laws related thereto or (ii) shall have, or incur, any liability to the Borrower or Lender Party or any of their respective Related Parties arising out of or relating to the Administrative Agent or any of its Related Parties providing or not providing Restricting Information to any Lender Party.

(b)                              The Borrower agrees that (i) all Communications it provides to the Administrative Agent intended for delivery to the Lender Parties whether by posting to the Approved Electronic Platform or otherwise shall be clearly and conspicuously marked “PUBLIC” if such Communications do not contain Restricting Information which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Communications “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lender Parties to treat such Communications as either publicly available information or not material information (although, in this latter case, such Communications may contain sensitive business information and, therefore, remain subject to the confidentiality undertakings of Section 9.14) with respect to the Borrower or its securities for purposes of United States federal and state securities laws, (iii) all Communications marked “PUBLIC” may be delivered to all Lender Parties and may be made available through a portion of the Approved Electronic Platform designated “Public Side Information,” and (iv) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as Restricting Information and may post such Communications to a portion of the Approved Electronic Platform not designated “Public Side Information.” Neither the Administrative Agent nor any of its Affiliates shall be responsible for any statement or other designation by the Borrower regarding whether a Communication contains or does not contain material non-public information with respect to the Borrower or its securities nor shall the Administrative Agent or any of its Affiliates incur any liability to the Borrower, any Lender Party or any other Person for any action taken by the Administrative Agent or any of its Affiliates based upon such statement or designation, including any action as a result of which Restricting Information is provided to a Lender Party that may decide not to take access to Restricting Information. Nothing in this Section 9.14 shall modify or limit a Lender Party’s obligations under Section 9.13 with regard to Communications and the maintenance of the confidentiality of or other treatment of Information.

(c)                               Each Lender Party acknowledges that circumstances may arise that require it to refer to Communications that might contain Restricting Information. Accordingly, each Lender Party agrees that it will nominate at least one designee to receive Communications (including Restricting Information) on its behalf and identify such designee (including such designee’s contact information) on such Lender Party’s Administrative Questionnaire. Each Lender Party agrees to notify the Administrative Agent from time to time of such Lender Party’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission.

(d)                             Each Lender Party acknowledges that Communications delivered hereunder and under the other Loan Documents may contain Restricting Information and that such Communications are available to all Lender Parties generally. Each Lender Party that elects not to take access to Restricting Information does so voluntarily and, by such election, acknowledges and agrees that the Administrative Agent and other Lender Parties may have access to Restricting Information that is not available to such electing Lender Party. None of the Administrative Agent nor any Lender Party with access to Restricting Information shall have any duty to disclose such Restricting Information to such electing Lender Party or to use such Restricting Information on behalf of such electing Lender Party, and shall not be liable for the failure to so disclose or use, such Restricting Information.

(e)                               The provisions of the foregoing clauses of this Section 9.14 are designed to assist the Administrative Agent, the Lender Parties and the Borrower, in complying with their respective contractual obligations and applicable law in circumstances where certain Lender Parties express a desire not to receive Restricting Information notwithstanding that certain Communications hereunder or under the other Loan Documents or other information provided to the Lender Parties hereunder or thereunder may contain Restricting Information. Neither the Administrative Agent nor any of its Related Parties warrants or makes any other statement with respect to the adequacy of such provisions to achieve such purpose nor does the Administrative Agent or any of its Related Parties warrant or make any other statement to the effect that the Borrower’s or Lender Party’s adherence to such provisions will be sufficient to ensure compliance by the Borrower or Lender Party with its contractual obligations or its duties under applicable law in respect of Restricting Information and each of the Lender Parties and the Borrower assumes the risks associated therewith.

Section 9.15               Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together (to the extent lawful) with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.16               No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

Section 9.17               USA Patriot Act Notice. Each Lender Party and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender Party or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall, following a request by the Administrative Agent or any Lender Party, provide all documentation and other information that the Administrative Agent or such Lender Party reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

Section 9.18               No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and the Lenders are and have been acting solely as principals and are not the financial advisors, agents or fiduciaries, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) the Administrative Agent and the Lenders have not assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Lender advised or is currently advising the Borrower or any of its Affiliates on other matters) and the Administrative Agent and the Lenders have no obligation to the Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and the Administrative Agent and the Lenders have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent or the Lenders with respect to any breach or alleged breach of agency (other than against the Administrative Agent acting in its administrative capacity) or fiduciary duty; provided, however that it being understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.19               Release of Guarantees and Liens.

(a)                               The Guaranty of a Guarantor shall be released (i) in connection with any sale or other disposition not prohibited by this Agreement of all of the properties or assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Loan Party or a Subsidiary thereof (other than an Excluded Subsidiary), (ii) in connection with any sale or other disposition not prohibited by this Agreement of all of the Equity Interests of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Loan Party or a Subsidiary thereof (other than an Excluded Subsidiary), (iii) upon termination of this Agreement, (iv) in the event such Guarantor becomes an Excluded Subsidiary, (v) unless such Guarantor otherwise guarantees Material Indebtedness, upon the occurrence of any Collateral Trigger Termination Date or (vi) other than during a Collateral Trigger Period, at such time as such Guarantor ceases to guaranty Material Indebtedness.

(b)                              The Lien on any Collateral or other property granted to or held by the Administrative Agent for the benefit of the Secured Parties under any Loan Document shall be released automatically and without further action by any party (i) upon the occurrence of the applicable Collateral Trigger Termination Date, (ii) upon the (A) termination of the Aggregate Commitments, (B) expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank) and (C) payment in full in immediately available funds of all Secured Obligations (other than (1) contingent indemnification obligations for which no claim has been made, (2) obligations and liabilities under Secured Treasury Management Agreements and (3) obligations and liabilities under Secured Hedging Agreements), (iii) in connection with any sale or other disposition (including by way of merger or consolidation) not prohibited by this Agreement of such property to a Person that is not (either before or after giving effect to such transaction) a Loan Party or a Subsidiary thereof (other than an Excluded Subsidiary), (iv) if approved, authorized or ratified in writing in accordance with Section 9.03(b) or (v) in respect of any Guarantor, upon the occurrence of any termination or release event described in Section 9.19(a) applicable to such Guarantor.

(c)                               For purposes of determining whether a Subsidiary is an Immaterial Subsidiary and Excluded Subsidiary in connection with clauses (a) and (b) above, such determination shall be made based upon the Consolidated Net Worth of the Borrower as of the most recently ended fiscal quarter and after giving pro forma effect to such sales and dispositions.

(d)                             In connection with any release pursuant to clauses (a) or (b) above, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan

Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release.

(e)                               No Secured Treasury Management Counterparty or Secured Hedging Counterparty in its respective capacity as such shall have any rights in connection with the management or release of any Collateral or Liens or of the obligations of any Loan Party under this Agreement.

Section 9.20               Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                               the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                              the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                                  a reduction in full or in part or cancellation of any such liability;

(ii)                              a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 9.21               Development Secured Obligations. Without limiting or otherwise modifying anything set forth in any Collateral Document, it is the Borrower’s intention to secure the Development Secured Obligations with only the following: (a) oil, gas, coal and other mineral or timber properties owned or leased by Loan Parties and (b) the products and proceeds (including insurance, condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, such oil, gas, coal and other mineral or timber properties. This Section 9.21 is included herein solely to memorialize such intention and shall not affect the Collateral or create any liability for any Joint Lead Arranger or any Secured Party.

Section 9.22               Amendment and Restatement. The Borrower, the Lenders, the Issuing Banks, the Swingline Lender and the Administrative Agent have agreed that this Agreement is an amendment and restatement of the Existing Credit Agreement in its entirety, and this Agreement is not a novation of the Existing Credit Agreement.

[Signature Pages to Follow]

SCHEDULE 2.01

Elected Commitments, Letter of Credit Commitment and Maximum Credit Amount

Name of Lender	Applicable Percentage	Elected Commitment	Letter of Credit Commitment	Maximum Credit Amount
Wells Fargo Bank, National Association	6.00000000%	$90,000,000.00	$70,000,000.00	$180,000,000.00
JPMorgan Chase Bank, N.A.	6.00000000%	$90,000,000.00	$70,000,000.00	$180,000,000.00
Bank of America, N.A.	6.00000000%	$90,000,000.00		$180,000,000.00
Barclays Bank PLC	6.00000000%	$90,000,000.00		$180,000,000.00
Citibank, N.A.	6.00000000%	$90,000,000.00	$15,000,000.00	$180,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	6.00000000%	$90,000,000.00		$180,000,000.00
Royal Bank of Canada	6.00000000%	$90,000,000.00		$180,000,000.00
The Toronto-Dominion Bank, New York Branch	6.00000000%	$90,000,000.00		$180,000,000.00
Compass Bank	4.46666667%	$67,000,000.00		$134,000,000.00
Credit Agricole Corporate and Investment Bank	4.46666667%	$67,000,000.00	$5,000,000.00	$134,000,000.00
The Bank of Nova Scotia, Houston Branch	4.46666667%	$67,000,000.00	$70,000,000.00	$134,000,000.00
U.S. Bank National Association	3.81666667%	$57,250,000.00		$114,500,000.00

Name of Lender	Applicable Percentage	Elected Commitment	Letter of Credit Commitment	Maximum Credit Amount
Branch Banking and Trust Company	3.81666667%	$57,250,000.00		$114,500,000.00
Credit Suisse AG, Cayman Islands Branch	3.81666667%	$57,250,000.00		$114,500,000.00
Goldman Sachs Bank USA	3.81666667%	$57,250,000.00		$114,500,000.00
BOKF, N.A. dba Bank of Oklahoma	3.33333333%	$50,000,000.00		$100,000,000.00
ABN AMRO Capital USA LLC	3.33333333%	$50,000,000.00		$100,000,000.00
Capital One, National Association	3.33333333%	$50,000,000.00		$100,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	3.33333333%	$50,000,000.00		$100,000,000.00
ING Capital LLC	3.33333333%	$50,000,000.00		$100,000,000.00
PNC Bank, National Association	3.33333333%	$50,000,000.00		$100,000,000.00
SunTrust Bank	3.33333333%	$50,000,000.00		$100,000,000.00
TOTAL	100.00%	$1,500,000,000	$230,000,000	$3,000,000,000

Issuing Bank Contact Information for Notices

Wells Fargo Bank, National Association
1525 W WT Harris Boulevard
Charlotte, NC 28262
MAC D1109-019
Tel: (704) 427-4325
Fax: (704) 715-0017

With a copy to:

Wells Fargo Bank, National Association
1445 Ross Avenue, Suite 4500
Dallas, TX 75202
MAC T9216-451
Attention:  Matthew W. Coleman
Fax:  (214) 721-8215

JPMorgan Chase Bank, N.A.
10 S. Dearborn
Chicago, IL 60603
Tel:                        (855) 609-9959
Fax:                    (214) 307-6874

The Bank of Nova Scotia, Houston Branch
1 Queen Street E
2nd Floor
Toronto, ON
Canada M5C2W1
Tel:                        (416) 866-4225
Email: linda.holmes@scotiabank.com

Citibank, N.A.
1615 Brett Road, Building III
New Castle, DE 19720
Attn: GL Origination Ops
Tel:                        (302) 894-6010
Fax:                    (212) 994-0961
Email: global.loans.support@citi.com

Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attention:  Tommaso Puglisi; George Krol

Tel:                        Tommaso Puglisi ((212) 261-7623);

George Krol ((212) 261-3255)

Email:       tommaso.puglisi@ca-cib.com;

george.krol@ca-cib.com

SCHEDULE 6.01

Existing Indebtedness

1.            None.

SCHEDULE 6.09

Investments, Loans, Advances and Guarantees

1.            Investments, loans, advances or guarantees consisting of, or made into, joint ventures and Subsidiaries of the Borrower (whether directly or indirectly owned).

2.            Performance guarantees in favor of the following parties:

ANADARKO ENERGY SERVICES COMPANY

ANAHAU ENERGY LLC

ARIZONA PUBLIC SERVICE COMPANY

ATMOS ENERGY MARKETING LLC

BANK OF AMERICA NA

BP CORPORATION NORTH AMERICA INC

CALPINE ENERGY SERVICES, LP

CARGILL INCORPORATED

CASTLETON COMMODITIES MERCHANT TRADING LP

CDM RESOURCE MANAGEMENT LLC

CHEVRON USA INC

CIMA ENERGY, LTD

CITIGROUP ENERGY INC

CONCORD ENERGY, LLC

CONOCOPHILLIPS COMPANY

DCP MIDSTREAM MARKETING LLC

DEVON GAS SERVICES LP

EDF TRADING NORTH AMERICA, LLC

ENBRIDGE MARKETING (U.S.) L.P.

ENCANA MARKETING (USA) INC

ENERGY AMERICA LLC

ENSTOR ENERGY SERVICES LLC

ETC MARKETING LTD

J ARON & COMPANY

JP MORGAN CHASE BANK, N.A.

MACQUARIE ENERGY LLC

MARATHON OIL COMPANY

MERRILL LYNCH COMMODITIES, INC.

MIECO INC

MITSUI & CO. ENERGY MARKETING AND SERVICES (USA), INC.

MORGAN STANLEY CAPITAL GROUP INC

MORGAN STANLEY CAPITAL GROUP INC

NGL CRUDE LOGISTICS LLC

NJR ENERGY SERVICES COMPANY

NOBLE AMERICAS GAS & POWER CORP.

NOBLE ENERGY, INC.

OCCIDENTAL ENERGY MARKETING INC

PACIFIC GAS AND ELECTRIC COMPANY

PACIFIC SUMMIT ENERGY, LLC

QEP ENERGY COMPANY

QUESTAR OVERTHRUST PIPELINE COMPANY

RUBY PIPELINE LLC

SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER
DISTRICT

SHELL ENERGY NORTH AMERICA (US) LP

SOUTHERN CALIFORNIA GAS COMPANY

TARGA BADLANDS LLC

TENASKA GAS STORAGE, LLC

TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC

TRANSWESTERN PIPELINE COMPANY INC

TWIN EAGLE RESOURCE MANAGEMENT, LLC

UNITED ENERGY TRADING, LLC

WELLS FARGO SECURITIES LLC

WGR OPERATING LP

WHITE RIVER HUB LLC

WILLIAMS ENERGY RESOURCES LLC

WYOMING INTERSTATE COMPANY LLC

KOCH ENERGY SERVICES, LLC

SACAGAWEA PIPELINE COMPANY, LLC

UNIPER GLOBAL COMMODITIES NORTH AMERICA LLC

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

The undersigned hereby certifies that [he/she] is the __________________  of WPX Energy, Inc. (the “Borrower”), and that as such [he/she] is authorized to execute this certificate on behalf of the Borrower, in [his/her capacity] as an officer of the Borrower and not in an individual capacity. With reference to the Second Amended and Restated Credit Agreement dated as of March 18, 2016 (as restated, amended, amended and restated, modified, supplemented and in effect from time to time, the “Agreement”), among the Borrower, Wells Fargo Bank, National Association, as Administrative Agent (the “Agent”), for the lenders (the “Lenders”), which are or become a party thereto, and such Lenders, the undersigned, in [his/her capacity] as an officer of the Borrower and not in an individual capacity, hereby certifies as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified);

(a)        [As of the date hereof, no Default exists and is continuing.] [Attached hereto is a schedule specifying the details of [a] certain Default[s] which exist[s] under the Agreement and the action taken or proposed to be taken with respect thereto.]

(b)        Attached hereto as Schedule 1 are the reasonably detailed computations necessary to determine whether the Borrower is in compliance with Section 6.08 of the Agreement as of the end of the [fiscal quarter][fiscal year] ending _________________________.

EXECUTED AND DELIVERED this ____ day of ___________________, 20__.

WPX ENERGY, INC.

By:
Name:
Title:

Exhibit D – Form of Compliance Certificate

Schedule 1
to Compliance Certificate

Exhibit D – Form of Compliance Certificate

I. Current Ratio[1]

A.                      Consolidated current assets of the Borrower and its consolidated Subsidiaries (including the unused amount of the Aggregate Commitments, but excluding non-cash assets under ASC 815) as of the last day of any fiscal quarter

$_____

B.                      Consolidated current liabilities of the Borrower and its consolidated Subsidiaries (excluding current maturities under this Agreement and non-cash obligations under ASC 815) as of the last day of any fiscal quarter

$_____

Minimum Allowed	1.0 to 1.0

Compliance	[Yes][No]

Not Applicable[2]	[Yes][No]

1  Current Ratio applies during a Collateral Trigger Period.

2  See footnote 1.

Exhibit D – Form of Compliance Certificate

II. Ratio of Consolidated Indebtedness to Consolidated Total Capitalization[3]

A. Consolidated Indebtedness of the Borrower as of the last day of the fiscal quarter ended ______, 20__ (the “Test Date”)	$_____

B. Consolidated Total Capitalization of the Borrower as of the Test Date	$_____

(1) Consolidated Indebtedness	$_____

(2) plus Consolidated Net Worth	$_____

Ratio of Consolidated Indebtedness to Consolidated Total Capitalization (Line A divided by Line B)	__%

Maximum Allowed	60%

Compliance	[Yes] [No]

Not Applicable[4]	[Yes][No]

3  Ratio of Consolidated Indebtedness to Consolidated Total Capitalization applies at all times other than during a Collateral Trigger Period.

4  See footnote 3.

Exhibit D – Form of Compliance Certificate

III. Consolidated Net Leverage Ratio[5]

A. Consolidated Net Indebtedness of the Borrower as of the last day of the Rolling Period ended ______, 20__ (the “Test Date”)	$_____

B.                      Consolidated EBITDAX (or in the case of the Rolling Periods ending on March 31, 2018, June 30, 2018 and September 30, 2018, Annualized Consolidated EBITDAX) of the Borrower for the Rolling Period ending on the Test Date, calculated in accordance with the Agreement and set forth in reasonable detail as follows:[67]

$_____

(1) consolidated net income for the Rolling Period ended as of the Test Date	$_____

(2) plus, without duplication and to the extent deducted in the calculation of consolidated net income for such period:
i. taxes imposed on or measured by income and franchise taxes paid or accrued	$_____

ii. consolidated interest expense	$_____

iii. amortization, depletion and depreciation expense	$_____

iv. any non-cash losses or charges on any Hedging Agreement resulting from the requirements of FASB ASC 815 for that period	$_____

v. oil and gas exploration expenses (including all drilling, completion, geological and geophysical costs) for such period	$_____

vi. losses from sales or other dispositions of assets (other than Hydrocarbons produced in the ordinary course of business) and other extraordinary or non-recurring losses	$_____

vii.                  other non-cash charges for such period ((i) including non-cash accretion of asset retirement obligations in accordance with FASB ASC 410, Accounting for Asset Retirement and Environmental Obligations and (ii) including non-cash deferred stock compensation expenses, but (iii) excluding accruals for cash expenses in the ordinary course of business)

$_____

viii.               any net equity losses of the Borrower and its consolidated Subsidiaries attributable to Equity Interests held by the Borrower and its consolidated Subsidiaries in Persons that are not consolidated Subsidiaries

$_____

5  Consolidated Net Leverage Ratio applies during a Collateral Trigger Period.

6  For purposes of calculating the Consolidated Net Leverage Ratio, Consolidated EBITDAX shall be calculated without giving effect to any Consolidated EBITDAX of the Midstream Subsidiaries (except as described in III.B.(3)(iii)) in the event, and only to the extent, that the Midstream Debt is excluded from the calculation of Consolidated Indebtedness.

7  Consolidated EBITDAX shall be calculated on a pro forma basis acceptable to the Agent to give effect to any acquisitions or dispositions (in a single transaction or a series of related transactions) after the Closing Date by the Borrower or any consolidated Subsidiary of the Borrower of Oil and Gas Properties having an aggregate fair market value equal to or exceeding $100,000,000 made during the period beginning on the first day of the relevant Rolling Period and through the date of calculation as if such acquisition or disposition had occurred on the first day of such Rolling Period.

Exhibit D – Form of Compliance Certificate

(3)                     plus, without duplication and to the extent not otherwise included in Consolidated Net Income for such period, the amount of cash distributions actually received during such period by the Borrower and its consolidated Subsidiaries (i) in respect of incentive distribution rights or other Equity Interests held in entities that are not consolidated Subsidiaries, (ii) from Foreign Subsidiaries and (iii) from the net income of Midstream Subsidiaries that are otherwise excluded from the calculation of Consolidated EBITDAX

$_____

(4) minus without duplication and to the extent included in the calculation of consolidated net income for such period:
i. any non-cash gains on any Hedging Agreements resulting from the requirements of FASB ASC 815 for that period	$_____

ii. extraordinary or non-recurring gains	$_____

iii. gains from sales or other dispositions of assets (other than Hydrocarbons produced in the ordinary course of business)	$_____

iv. other non-cash gains increasing consolidated net income for such period (excluding accruals for cash revenues in the ordinary course of business)	$_____

v.                        any net equity earnings of the Borrower and its consolidated Subsidiaries attributable to Equity Interests held by the Borrower and its consolidated Subsidiaries in Persons that are not consolidated Subsidiaries

$_____

Consolidated Net Leverage Ratio (Line A to Line B)	____ to ____

Maximum Allowed	[4.25 to 1.00]

Compliance	[Yes] [No]

Not Applicable[8]	[Yes] [No]

8  See footnote 5.

Exhibit D – Form of Compliance Certificate

IV. Consolidated Interest Charges Ratio[9]	$_____

A. Consolidated EBITDAX of the Borrower for the Rolling Period ended ______, 20__ (the “Test Date”)[10]	$_____

B. Consolidated Interest Charges[11] of the Borrower as of the Test Date calculated in accordance with the Agreement and set forth in reasonable detail as follows:[12]	$_____

(1) the sum of:

i.                            all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries for such period in connection with borrowed money or letters of credit, obligations evidenced by notes, bonds, debentures or similar instruments (other than surety performance and guaranty bonds), or the deferred purchase price of assets (which deferred purchase obligation is, individually, in excess of $100,000,000), in each case, to the extent paid or to be paid in cash and treated as interest in accordance with GAAP (but excluding, in any event, (x) transaction costs and any annual administrative or agency fees, (y) fees and expenses associated with permitted dispositions, acquisitions, investments or equity issuances (whether or not consummated) and (z) amortization of deferred financing costs)

$_____

ii. the portion of any payments of the Borrower and its Subsidiaries with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP	$_____

sum of (i) and (ii)	$_____

(2) less cash interest income for such period	$_____

Consolidated Interest Charges Ratio (Line A to Line B)	____ to ____

Minimum Required	2.50 to 1.00
Compliance	[Yes] [No]
Not Applicable [12]	[Yes] [No]

9  Consolidated Interest Charges Ratio applies other than during a Collateral Trigger Period.

10  Insert number set forth in III.B.

11  Consolidated Interest Charges shall be calculated on a pro forma basis acceptable to the Administrative Agent to give effect to any acquisitions or dispositions (in a single transaction or a series of related transactions) after the First Amendment Effective Date by the Borrower or any consolidated Subsidiary of the Borrower of Oil and Gas Properties having an aggregate fair market value equal to or exceeding $100,000,000, and any related incurrence or repayment of Indebtedness made, in each case, during the period beginning on the first day of the relevant Rolling Period and through the date of calculation as if such acquisition or disposition and any related incurrence or repayment of Indebtedness had occurred on the first day of such Rolling Period.

12  See footnote 9.

Exhibit D – Form of Compliance Certificate

EXHIBIT E

FORM OF NOTE

$________________	_______________, 20__

WPX Energy, Inc., a Delaware corporation (the “Borrower”), for value received, promises and agrees to pay to          (the “Lender”), at the payment office of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, at 1525 W WT Harris Blvd., Charlotte, North Carolina 28262, the principal sum of _____________ AND NO/100 DOLLARS ($____________________), or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans owed to the Lender under the Credit Agreement, as hereafter defined, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount as provided in the Credit Agreement for such Loans, at such office, in like money and funds, for the period commencing on the date of each such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

This Note evidences the Loans owed to the Lender under that certain Second Amended and Restated Credit Agreement dated as of March 18, 2016, by and among the Borrower, Wells Fargo Bank, National Association, individually, as Administrative Agent, Swingline Lender and an Issuing Bank, and the other financial institutions parties thereto (including the Lender) (as restated, amended, amended and restated, modified, supplemented and in effect from time to time, being the “Credit Agreement”), and shall be governed by the Credit Agreement. Capitalized terms used in this Note and not defined in this Note, but which are defined in the Credit Agreement, have the respective meanings herein as are assigned to them in the Credit Agreement.

The Lender is hereby authorized by the Borrower to endorse on Schedule A (or a continuation thereof) attached to this Note, the Type of each Loan owed to the Lender, the amount and date of each payment or prepayment of principal of each such Loan received by the Lender and the Interest Periods and interest rates applicable to each Loan, provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the Borrower under the Credit Agreement or under this Note in respect of such Loans.

This Note may be held by the Lender for the account of its applicable lending office and, except as otherwise provided in the Credit Agreement, may be transferred from one lending office of the Lender to another lending office of the Lender from time to time as the Lender may determine.

Except only for any notices which are specifically required by the Credit Agreement, the Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including but not limited to notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that its liability on or with respect to this Note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain

Exhibit E – Form of Note

perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayment of Loans upon the terms and conditions specified therein. Reference is made to the Credit Agreement for all other pertinent purposes.

This Note and the Lender’s rights and obligations hereunder may not be assigned or otherwise transferred except in accordance with the terms of the Credit Agreement.

This Note is issued pursuant to and is entitled to the benefits of the Credit Agreement.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

[signature page to follow]

Exhibit E – Form of Note

WPX ENERGY, INC.

By:
Name:
Title:

Exhibit E – Form of Note

SCHEDULE A
TO
NOTE

This Note evidences the Loans owed to the Lender under the Credit Agreement, in the principal amount set forth below and the applicable Interest Periods and rates for each such Loan, subject to the payments of principal set forth below:

SCHEDULE
OF
LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

Date	Interest Period	Rate	Principal Amount of Loan	Amount of Principal Paid or Prepaid	Interest Paid	Balance of Loans	Notation Made by

Exhibit E – Form of Note

Schedule 3
Guaranty and Collateral Agreement

LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION, ORGANIZATIONAL IDENTIFICATION NUMBER, TAXPAYER IDENTIFICATION NUMBER AND CHIEF EXECUTIVE OFFICE

Grantor	State ID#	Taxpayer ID#	Jurisdiction of Organization	Location of Chief Executive Office
WPX Energy, Inc.	4960645	45-1836028	Delaware	3500 One Williams Center Tulsa, Oklahoma 74172
Betterit Land & Title Holding Company, LLC	4613201	45-1836028	New Mexico	3500 One Williams Center Tulsa, Oklahoma 74172
WPX Energy Permian, LLC (formerly known as RKI Exploration & Production, LLC)	3988470	20-3176229	Delaware	3500 One Williams Center Tulsa, Oklahoma 74172
WPX Energy Gulf Coast, LP	2679021	76-0524284	Delaware	3500 One Williams Center Tulsa, Oklahoma 74172
WPX Energy Holdings, LLC	3553015	45-1836028	Delaware	3500 One Williams Center Tulsa, Oklahoma 74172

Grantor	State ID#	Taxpayer ID#	Jurisdiction of Organization	Location of Chief Executive Office
WPX Energy Keystone, LLC	4821412	27-2554417	Delaware	3500 One Williams Center Tulsa, Oklahoma 74172
WPX Energy Marketing, LLC	2331526	73-1423657	Delaware	3500 One Williams Center Tulsa, Oklahoma 74172
WPX Energy Mid-Continent Company	1900559177	73-1483657	Oklahoma	3500 One Williams Center Tulsa, Oklahoma 74172
WPX Energy Production, LLC	2242390	87-0480555	Delaware	3500 One Williams Center Tulsa, Oklahoma 74172
WPX Energy RM Company	2959657	38-3438897	Delaware	3500 One Williams Center Tulsa, Oklahoma 74172
WPX Energy Williston, LLC	4223998	26-1237038	Delaware	3500 One Williams Center Tulsa, Oklahoma 74172

SCHEDULE 6.03(f) TO SECOND AMENDMENT

DEPOSIT ACCOUNTS, COMMODITY ACCOUNTS AND SECURITIES ACCOUNTS

[On file with the Administrative Agent]